Back to Form 8-K
Exhibit 10.1

STATE OF FLORIDA
DEPARTMENT OF ELDER AFFAIRS
STANDARD CONTRACT
LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT

THIS CONTRACT is entered into between the State of Florida, Department of Elder Affairs, hereinafter referred to as the "department", and Wellcare, hereinafter referred to as the "contractor".

I.THE Contractor AGREES:

A.To provide services according to the conditions specified in Attachment(s) I.

B.Federal Laws and Regulations
1.If this contract contains federal funds, the contractor shall comply with the provisions of 45 CFR, Part 74, and/or 45 CFR, Part 92, and other applicable regulations as specified in Attachment I.

2. If this contract contains federal funding in excess of $100,000, the contractor shall comply with all applicable standards, orders, or regulations issued under Section 306 of the Clean Air Act, as amended (42 U.S.C. 1857(h) et seq.), Section 508 of the Clean Water Act, as amended (33 U.S.C. 1368 et seq.), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15).  The contractor shall report any violations of the above to the department within ten (10) days of the discovery of any such violation.

3.If this contract contains federal funding the contractor must, prior to contract execution, complete the Certification Regarding Lobbying form, Attachment II.  If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the contract manager.  All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the contract manager no more than 10 days after contract execution.

4.The contractor shall comply with the provisions of the U.S. Department of Labor, Occupational Safety and Health Administration (OSHA) code, 29 CFR, Part 1910.1030.

5.If this contract contains federal funding in excess of $100,000, the contractor or vendor must, prior to contract execution, complete the Debarment, Suspension, Ineligibility and Voluntary Exclusion Certification form, Attachment III.

6.Health Insurance Portability and Accountability Act of 1996 (HIPAA) Compliance: If the recipient will receive consumer’s protected health information as a result of this agreement, then the department recognizes that the department and recipient are "Business Associates" of each other under the terms of HIPAA and, as such, the department and recipient will enter into a Business Associate agreement separate from this agreement.

C.Civil Rights Certification

1.The contractor gives this assurance in consideration of and for the purpose of obtaining federal grants, loans, contracts (except contracts of insurance or guaranty), property, discounts, or other federal financial assistance to programs or activities receiving or benefiting from federal financial assistance.  The contractor agrees to complete the Civil Rights Compliance Questionnaire, DOEA Form 101 A and B, if services are provided to consumers and if fifteen (15) or more persons are employed. For contractors employing less than 15 persons, the department requests completion of the Civil Rights Compliance Questionnaire, in accordance with the Governor's One Florida Initiative, Executive Order 99-281.

2.The contractor assures that it will comply with:

a.Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin in programs and activities receiving or benefiting from federal financial assistance.

b.Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap in programs and activities receiving or benefiting from federal financial assistance.

c.Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex in education programs and activities receiving or benefiting from federal financial assistance.

d.The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age in programs or activities receiving or benefiting from federal financial assistance.

e.Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs in programs and activities receiving or benefiting from federal financial assistance.

f.The Americans with Disabilities Act of 1990, 42 USC 12101, et seq., which prohibits discrimination against, and provides equal opportunities for individuals with disabilities, in employment, public  services, and public accommodations.

g.All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

3.The contractor shall establish procedures to handle complaints of discrimination involving services or benefits through this contract.  The contractor shall advise consumers, employees, and participants of the right to file a complaint, the right to appeal a denial or exclusion from the services or benefits from this contract, and their right to a fair hearing.  Complaints of discrimination involving services or benefits through this contract may also be filed with the Secretary of the department or the appropriate federal or state agency.

4.The contractor agrees that compliance with this assurance is a condition of continued receipt of or benefit from federal financial assistance, and that it is binding upon the contractor, its successors, transferees, and assignees for the period during which such assistance is provided. The contractor further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards.  In the event of failure to comply, the contractor understands that the department may, at its discretion, seek a court order requiring compliance with the terms of this assurance or seek other appropriate judicial or administrative relief, including but not limited to, termination of and denial of further assistance.

D.Requirements of Chapter 287, Florida Statutes
1.To provide all reports set forth in Attachment I to be received and accepted by the contract manager.

2.To comply with the criteria and final date by which such criteria must be met for completion of this contract as specified in Section I, Paragraph V, of this contract.

3.To allow public access to all documents, papers, letters, or other materials subject to the provisions of Chapter 119, Florida Statutes, and made or received by the contractor in conjunction with this contract. It is expressly understood that substantial evidence of the contractor's refusal to comply with this provision shall constitute a breach of contract.

4.To develop procurement procedures for all services purchased pursuant to this contract and subcontracts subject to this agreement in accordance with state and federal regulations that encourages competition and promotes a diversity of contractors for services for the elder consumers.

E.Withholdings and Other Benefits
1.The contractor is responsible for Social Security and Income Tax withholdings of its employees.

2.The contractor is not entitled to state retirement or leave benefits except where the contractor is a state agency.

3.Unless justified by the contractor and agreed to by the department in Attachment I, the department will not furnish services of support (e.g., office space, office supplies, telephone service, secretarial, or clerical support) normally available to career service employees.

F.Indemnification
If the contractor is a state or local governmental entity, pursuant to subsection 768.28(18) Florida Statutes, the provisions of this section do not apply.

1.Contractor and all subcontractors agree to indemnify, defend, and hold harmless the department and all of the department's officers, agents, and employees from any claim, loss, damage, cost, charge, or expense arising out of any acts, actions, neglect or omission, action in bad faith, or violation of federal or state law by the contractor, its agents, employees, or subcontractors during the performance of this agreement and all contracts incorporating this agreement by reference, whether direct or indirect, and whether to any person or property to which the department or said parties may be subject, except neither contractor nor any of its subcontractors will be liable under this section for damages arising out of injury or damage to persons or property directly caused or resulting from the sole negligence of the department or any of its officers, agents, or employees.

2.Contractor's and subcontractor’s obligation to indemnify, defend, and pay for the defense or, at the department's option, to participate and associate with the department in the defense and trial of any claim and any related settlement negotiations, shall be triggered by the department's notice of claim for indemnification to contractor.  Contractor's and subcontractor’s inability to evaluate liability or its evaluation of liability shall not excuse contractor's or subcontractor’s duty to defend and indemnify the department, upon notice by the department.  Notice shall be given by registered or certified mail, return receipt requested.  Only an adjudication or judgment after the highest appeal is exhausted specifically finding the department solely negligent shall excuse performance of this provision by contractors and subcontractors. The contractor shall pay all costs and fees related to this obligation and its enforcement by the department.  The department's failure to notify contractor of a claim shall not release contractor of the above duty to defend.

3.It is the intent and understanding of the parties that the contractor is NOT an agent of the department for purposes of application of Chapter 768.28, F.S., and is NOT entitled or subject to any of the benefits and limitations therein.  Contractor expressly agrees to and does hereby waive any and all claims or entitlement to any and all application of Chapter 768.28, F.S., contractor may have or may hereafter acquire by reason of this agreement or by any interpretation of this agreement and applicable law by any court of law equity, or by or through any other dispute resolution method or forum, regarding any and all claims that may directly or indirectly arise from or otherwise involve contractor’s direct or indirect involvement, obligations, or benefits under this agreement.  Not withstanding the foregoing provisions, nothing in this agreement shall serve as a waiver of sovereign immunity, or any other defense, by the department.  Neither the contractor nor any of its subcontractors are employees of the department and shall not hold themselves out as employees or agents of the department without specific authorization from the department.  It is the further intent and understanding of the parties that the department does not control the employment practices of the contractor and shall not be liable for any wage and hour, employment discrimination, or other labor and employment claims, which arise against the contractor.

G.Insurance and Bonding

1.To provide adequate liability insurance coverage on a comprehensive basis and to hold such liability insurance at all times during the existence of this contract. The contractor accepts full responsibility for identifying and determining the type(s) and extent of liability insurance necessary to provide reasonable financial protections for the contractor and the consumers to be served under this contract.  Upon the execution of this contract, the contractor shall furnish the department written verification supporting both the determination and existence of such insurance coverage.  Such coverage may be provided by a self-insurance program established and operating under the laws of the State of Florida.  The department reserves the right to require additional insurance where appropriate.

2.To furnish an insurance bond from a responsible commercial insurance company covering all officers, directors, employees and agents of the contractor authorized to handle funds received or disbursed under this contract in an amount commensurate with the funds handled, the degree of risk as determined by the insurance company and consistent with good business practices.

3.If the contractor is a state agency or subdivision as defined by Chapter 768.28, Florida Statutes, the contractor shall furnish the department, upon request, written verification of liability protection in accordance with Chapter 768.28, Florida Statutes.  Nothing herein shall be construed to extend any party's liability beyond that provided in Chapter 768.28, Florida Statutes. (See also Paragraph F above.)

H.Abuse, Neglect and Exploitation Reporting
In compliance with Chapter 415, Florida Statutes, an employee of the contractor who knows, or has reasonable cause to suspect, that a child, aged person or disabled adult is or has been abused, neglected, or exploited, shall immediately report such knowledge or suspicion to the State of Florida central abuse registry and tracking system on the statewide toll-free telephone number (1-800-96ABUSE).

I.Transportation Disadvantaged
If consumers are to be transported under this contract, the contractor will comply with the provisions of Chapter 427, Florida Statutes, and Rule Chapter 41-2, Florida Administrative Code.

J.Purchasing
1.PRIDE
It is expressly understood and agreed that any articles which are the subject of, or are required to carry out this contract shall be purchased from Prison Rehabilitative Industries and Diversified Enterprises, Inc. (PRIDE) identified under Chapter 946, Florida Statutes, in the same manner and under the procedures set forth in subsections 946.515(2) and (4), Florida Statutes. For purposes of this contract, the person, firm, or other business entity carrying out the provisions of this contract shall be deemed to be substituted for the department insofar as dealings with PRIDE. This clause is not applicable to any subcontractors, unless otherwise required by law. An abbreviated list of products/services available from PRIDE may be obtained by contacting PRIDE'S Tallahassee branch office at (850) 487-3774 or SunCom 277-3774.

2.Procurement of Products or Materials with Recycled Content
Additionally, it is expressly understood and agreed that any products or materials which are the subject of, or are required to carry out this contract shall be procured in accordance with the provisions of Chapter 403.7065 and 287.045, Florida Statutes.

3.Equity in Contracting
Pursuant to Chapter 287.09451, F.S., the department is committed to embracing diversity in the provision of services to Florida’s elders and in providing fair and equal opportunities for all qualified minority businesses in Florida.  The contractor shall report information to the department on utilization of certified, and non-certified minority contractors and vendors for all subcontractors and vendors receiving funds pursuant to all contracts covered by this contract.  This report shall be submitted quarterly to the department.

K.Publication or Statement of State Sponsorship

1.As required by Chapter 286.25, Florida Statutes, if the contractor or subcontractor is a nongovernmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through contracts executed in accordance with this agreement, it shall in publicizing, advertising or describing the sponsorship of the program, state:   "Sponsored by Wellcare, and the State of Florida, Department of Elder Affairs".  If the sponsorship reference is in written material the words "State of Florida, Department of Elder Affairs" shall appear in the same size letters and type as the name of the organization.

2.If the contractor is a governmental entity or political subdivision of the state, the department requests compliance with the conditions specified above.

3.The contractor shall not use the words “The State of Florida, Department of Elder Affairs” to indicate sponsorship of a program otherwise financed unless specific authorization has been obtained by the department prior to use.

L.Use of Funds for Lobbying Prohibited
To comply with the provisions of Chapter 216.347, Florida Statutes, which prohibit the expenditure of contract funds for the purpose of lobbying the Legislature, a judicial branch or a state agency.

M.Public Entity Crime; Denial or revocation of the right to transact business with public entities.
It is the intent of the legislature to place the following restrictions on the ability of persons convicted of public entity crimes to transact business with the department per Chapter 287.133, Florida Statutes:

A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in s. 287.017 for CATEGORY TWO for a period of 36 months from the date of being placed on the convicted vendor list.  The contractor agrees that compliance with this statute is a condition of receipt or benefit from state or federal funds and it is binding upon the contractor, and it’s successors during the period of this agreement.  The contractor further assures that the contractor, it’s officers, directors, senior management, partners, employees, or agents, have not been convicted of any public entity crimes within the last 36 months. If the contractor or any of its officers or directors are convicted, pursuant to the definition set forth in s.287.133 (1)(b), of a public entity crime during the period of this agreement, the contractor shall notify the department immediately. Non-compliance with this statute shall constitute a breach of contract.

N.Employment
If the contractor is a non-governmental organization, it is expressly understood and agreed that the contractor will not knowingly employ unauthorized alien workers.  Such employment constitutes a violation of the employment provisions as determined pursuant to section 274A(e) of the Immigration Nationality Act (INA), 8 U.S.C. s.1324 a (e) (section 274A(e). Violation of the employment provisions as determined pursuant to section 274A(e) shall be grounds for unilateral cancellation of this contract.

O.Audits and Records

1.To maintain books, records, and documents (including electronic storage media) in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures of funds provided by the department under this contract.  Contractors and subcontractors agree to maintain records including paid invoices, payroll registers, travel vouchers, copy logs, postage logs, time sheets, etc., as supporting documentation for service cost reports and for administrative expenses itemized for reimbursement.  This documentation will be made available upon request for monitoring and auditing purposes.

2.To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the department, as well as by federal personnel.

3.To maintain and file with the department such progress, fiscal and inventory reports as specified in Attachment I, and other reports as the department may require within the period of this contract.  Such reporting requirements must be reasonable given the scope and purpose of this contract.

4.To provide a financial and compliance audit to the department as specified in Attachment I and to ensure that all related party transactions are disclosed to the auditor.  Additional audit requirements are specified in Attachment I.

5.To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

6.The contractor agrees to respond to requests for consumer information and statistical data for research and evaluative purposes when requested by the department.

7.To provide to the department all fiscal information regarding services contracted to subcontractors pursuant to this agreement using the application or format required by the department.

P.Retention of Records

1.Unless otherwise expressly set forth in Attachment I of this contract, the contractor agrees to retain all consumer records, financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to this contract for a period of five (5) years after termination of this contract, or if an audit has been initiated and audit findings have not been resolved, the records shall be retained until resolution of the audit findings.  Any special provisions regarding retention of records must be in accord with applicable state or federal law or regulation.

2.Persons duly authorized by the department and federal auditors, pursuant to 45 CFR, Part 74.53(e), and 92.42(e) (1) and (2) shall have full access to and the right to examine or duplicate any of said records and documents during said retention period.

Q.Incident Reporting
1.The contractor will provide reports as specified in Attachment I. These reports will be used for monitoring progress or performance of the contractual services as specified in Attachment I.

2.The contractor will permit persons duly authorized by the department to inspect any records, papers, documents, facilities, goods and services of the contractor and subcontractor which are relevant to this agreement or the mission and statutory authority of the department, and/or interview any consumers and employees of the contractor and subcontractor to be assured of satisfactory performance of the terms and conditions of this contract.  Following such inspection the department will deliver to the contractor a list of its concerns with regard to the manner in which said goods or services are being provided.  The contractor will rectify all noted deficiencies provided by the department within the time set forth by the department, or provide the department with a reasonable and acceptable justification for the contractor's failure to correct the noted deficiencies.  The department shall determine whether such failure is reasonable and acceptable.  The contractor's failure to correct or justify within a reasonable time as specified by the department may result in the department taking any of the actions identified in the Suspension section, or the department deeming the contractor’s failure to be a breach of contract.

3.The contractor will notify the department within 48 hours of conditions related to subcontractor performance that could impair continued service delivery. Reportable conditions may include:

proposed consumer terminations
contractor or subcontractor financial concerns/difficulties
service documentation problems
contract non-compliance
service quality and consumer complaint trends

Contractors will provide the department with a brief summary of the problem(s) and proposed corrective action plans and time frames for implementation.

R.Safeguarding Information
Not to use or disclose any information concerning a contractor of services under this contract for any purpose not in conformity with applicable state and federal regulations, except upon written consent of the contractor, or the custodial parent or legal guardian of the contractor, as authorized by law.

S.Consumer Information
To submit management, program, and consumer identifiable data, as specified by the department in Attachment I.

T.Assignments and Subcontracts

1.Except as otherwise allowed in Attachment I, to neither assign the responsibility of this contract to another party nor subcontract for any of the work contemplated under this contract without prior written approval of the department.  No such approval by the department of any assignment or subcontract shall be deemed in any event or in any manner to obligate the department beyond the total dollar amount agreed upon in this contract.  All such assignments or subcontracts shall be subject to the conditions of this contract (except Section I, Paragraph J.1., Section II, Paragraph B. and Section I, Paragraph M., [unless the subcontractor is a political subdivision of the state]) and to any conditions of approval that the department shall deem necessary.

2.Unless otherwise stated in the contract between the contractor and subcontractor, payments made by the contractor to the subcontractor must be in accordance with Attachment I and other applicable state and federal regulations.

U.Financial Reports
To provide financial reports to the department as specified in Attachment I.

V.Final Invoice
Any payment that may become due under the terms of this contract may be withheld until all reports and documentation due from the contractor, and necessary adjustments thereto, have been approved by the department.

W.Return of Funds
The contractor shall return any overpayment to the agency after either discovery by the contractor, or notification by the agency, of the overpayment.  In the event that the contractor or its independent auditor discovers an overpayment has been made, the contractor shall repay said overpayment without prior notification from the agency.  In the event that the agency first discovers an overpayment has been made, the agency will notify the contractor by letter of such a finding.  Such repayment shall be made pursuant to all applicable state and federal regulations.

X.Data Integrity
Pursuant to the accounting and reporting requirements for federal grants management in OMB Circulars A-102 and A-110, which require certification of Data Integrity for any procurement document, the contractor must, prior to execution of this agreement, complete the Data Integrity Certification form, Attachment VI.

In the event a data integrity issue results in a delay of service, the contractor agrees to execute their agency disaster plan to ensure the delivery of service(s) continues.

Y.Conflict of Interest
The contractor hereby agrees that it will ensure that its employees, board members, management and subcontractors, will avoid any conflict of interest or the appearance of a conflict of interest when disbursing or using the funds described in this agreement or when contracting with another entity which will be paid by the funds described in this agreement.  A conflict of interest includes but is not limited to receiving, or agreeing to receive, a direct or indirect benefit, or anything of value from a contractor, consumer, subcontractor, or any person wishing to benefit from the use or disbursement of these funds.  To avoid a conflict of interest a contractor must ensure that all individuals make a disclosure to the department of any relationship which may be, or may be perceived to be, as a conflict of interest within thirty (30) days of an individual’s original appointment or placement on a board, or if the individual is serving as an incumbent, within thirty (30) days of the commencement of the contract.

Z.Successors and Transferees
This contract and its attachments are binding on the contractor and its successors and transferees.

Intentionally Left Blank

II.THE DEPARTMENT AGREES:

A.Contract Amount
To pay for contracted services according to the conditions of Attachment I in an amount not to exceed $60 million, subject to the availability of funds. The funds awarded to the contractor pursuant to this contract consists of the following:

Program Title	Year	Funding Source	CFDA/CSFA#	Fund Amounts
Long Term Community Diversion Pilot Project	2007-2008	General revenue-match	93.777 & 93.778	$60 Million

The State of Florida's performance and obligation to pay under this contract is contingent upon an annual appropriation by the Legislature. The costs of services paid under any other contract or from any other source are not eligible for reimbursement under this contract.

B.Contract Payment
Payment will be made pursuant to the terms and conditions of Attachment I and any applicable state and federal regulations.

C.Vendor Ombudsman
A Vendor Ombudsman has been established within the Department of Financial Services.  The duties of this individual include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a state agency.  The Vendor Ombudsman may be contacted at (850) 413-5516 or by calling the Department of Financial Services Consumer Hotline at 1(800) 343-2762.

III.The Contractor Agrees to the following special provisions:

A.Grievance and Appeal Procedures
If this contract contains funds for services to elder consumers, the contractor will abide by the grievance section in Attachment I and any applicable state and federal regulations.

B.Investigation of Allegations
Any report that implies criminal intent on the part of this contractor or any subcontractor and is referred to a governmental or investigatory agency must be sent to the department. The contractor must investigate allegations regarding falsification of client information, service records, payment requests, and other related information. If the contractor has reason to believe that the allegations will be referred to the State Attorney, a law enforcement agency, the United States Attorney’s Office, or other governmental agency, the contractor shall notify the Inspector General at the department immediately. A copy of all documents, reports, notes or other written material concerning the investigation, whether in the possession of the contractor or subcontractor, must be sent to the department’s Inspector General with a summary of the investigation and allegations.

C.Disaster
In preparation for the threat of an emergency event as defined in the State of Florida Comprehensive Emergency Management Plan, the Department of Elder Affairs may exercise authority over a service provider to implement preparedness activities to improve the safety of the elderly in the threatened area and to secure service provider facilities to minimize the potential impact of the event.  These actions will be within the existing roles and responsibilities of the service providers.

In the event the President of the United States or Governor of the State of Florida declares a disaster or state of emergency, the Department of Elder Affairs may exercise authority over the service provider to implement emergency relief measures and/or activities.

In either of these cases, only the Secretary, Deputy Secretary or his/her designee of the Department of Elder Affairs shall have such authority to order the implementation of such measures.  All actions directed by the department under this section shall be for the purpose of ensuring the health, safety and welfare of the elderly in the potential or actual disaster area.

D.Computer System Backup and Recovery
Each contractor, among other requirements, must anticipate and prepare for the loss of information processing capabilities.  The routine backing up of data and software is required to recover from losses or outages of the computer system.  Data and software essential to the continued operation of contractor functions must be backed up.  The security controls over the backup resources shall be as stringent as the protection required of the primary resources. It is recommended that a copy of the backed up data be stored in a secure, offsite location.  The contractor will submit to the department, annually or upon revision, their written policy for backing up data and software.

IV.THE CONTRACTOR AND DEPARTMENT MUTUALLY AGREE:

A.Effective Date
1.This contract shall begin on September 1, 2007, or on the date on which the contract has been signed by both parties, whichever is later.

2.This contract shall end on August 31, 2008.

B.Termination
1.Termination at Will
This contract may be terminated by either party upon no less than sixty (60) calendar days notice, without cause, unless a lesser time is mutually agreed upon by both parties. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of hand delivery. In the event the contractor terminates a contract at will the contractor agrees to submit, at the time it serves notice of intent to terminate, a plan which identifies procedures to ensure services to consumers will not be interrupted or suspended by the termination.

2.Termination Because of Lack of Funds
In the event funds to finance this contract become unavailable, the agency will notify the Contractor in writing within twenty-four (24) hours after the agency learns of such unavailability of funds.  Said notice shall be delivered by certified mail, return receipt requested, or any expedited delivery service that provides verification of receipt, or in person with proof of hand delivery.  In the event of a fiscal emergency, the department, in consultation with the agency may terminate the contract no less than twenty-four (24) hours after the contractor has received written notice.  The agency shall be the final authority as to the availability of funds.

3.Termination for Breach
The department may, by written notice to the Contractor, terminate this contract if the provider fails to cure any material breach within thirty (30) days after the Contractor receives from the department written notification explaining the nature of the material breach; provided however, the department may terminate this contract for material breach upon no less than twenty four (24) hours written notice to the Contractor if the Contractor has committed a material breach of the contract which causes an immediate danger to the public health and if the Contractor has not cured such breach within the notice period upon no less than twenty-four (24) hours notice.  Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery.  If applicable, the department may employ the default provisions in Chapter 60A─1.006(3), Florida Administrative Code.

If the Contractor does not receive all or a substantial portion of its capitation payment within (10) days after it is due, the Contractor shall furnish written notification to the department and the Contractor may terminate this contract if the agency fails to make payment within twenty (20) days after the department’s receipt of such notice.

Waiver of breach of any provisions of this contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this contract. The provisions herein do not limit the department or agency’s right to remedies or damages at law or in equity.

4.Termination after Suspension
If the department engages any of the suspension provisions contained in Section 1.21 of Attachment I to this contract, the department may, in its sole discretion, determine if termination is warranted.

C.Notice and Contact
1.The name, address and telephone number of the contract manager for the department for this contract is:
Department of Elder Affairs
ATTN: Contract Manager
4040 Esplanade Way
Tallahassee, FL 32399-7000
(850) 414-Direct Number

2.The name, address and telephone number of the representative of the contractor responsible for administration of the program under this contract is:

Nancy Gareau
Wellcare
P.O. Box 26011
Tampa, FL 33623
(813) 865-1816

3.In the event that different representatives are designated by either party after execution of this contract, notice of the name and address of the new representative will be rendered in writing to the other party and said notification attached to originals of this contract.

D.Renegotiation or Modification

1.Modifications of provisions of this contract shall only be valid when they have been reduced to writing and duly signed. The parties agree to renegotiate this contract if federal and/or state revisions of any applicable laws, or regulations make changes in this contract necessary.

2.The payment made pursuant to this contract shall be governed by the terms and conditions in Attachment I.

E.Name, Mailing and Street Address of Payee
1.The name (contractor name as shown on page 1 of this contract) and mailing address of the official payee to whom the payment shall be made:

Wellcare
P.O. Box 26011
Tampa, FL 33623

2.The name of the contractor’s contact person and street address where financial and administrative records are maintained:

Nancy Gareau
Wellcare
P.O. Box 26011
Tampa, FL 33623

F.All Terms and Conditions Included

This contract and Attachments I, II, III, IV, and Exhibits A, B, C, D, E, F, G, H, I, J, K, and L as referenced, contain all terms and conditions agreed upon by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this 110 page contract to be executed by their undersigned officials as duly authorized.

Contractor: Wellcare	STATE OF FLORIDA DEPARTMENT OF ELDER AFFAIRS
SIGNED BY: /s/ Todd S. Farha	SIGNED BY: /s/ E. D Beach
NAME: Todd Farha	NAME: E. DOUGLAS BEACH
TITLE: President & CEO	TITLE: SECRETARY
DATE: 8/23/2007	DATE: 8/29/2007
FEDERAL ID NUMBER: 592583622 (or SS Number for an individual)
FISCAL YEAR ENDING DATE:
STATE AGENCY 29 DIGIT SAMAS CODE:

ATTACHMENT I

State of Florida
Department of Elder Affairs

Long-Term Care Community Diversion Pilot Project

Contract No. 2007-2008-01

LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT Table of Contents
SECTION 1	GENERAL CONTRACT REQUIREMENTS	5
1 1	Entire Agreement; Conflict	5
1 2	Non-Renewal	5
1 3	Misuse of Symbols, Emblems, or Names in Reference to Medicaid	5
1 4	Contractor Qualifications	5
1 5	Contract Management	6
1 6	Insolvency Protection	9
1 7	Surplus Requirements	9
1 8	Bonds	9
1 9	Insurance	10
1 10	Interest and Savings	10
1 11	Third Party Resources	10
1 12	State Ownership	11
1 13	Ownership and Management Disclosure	11
1 14	Independent Provider	13
1 15	Damages from Federal Disallowances	13
1 16	Offer of Gratuities	13
1 17	Attorneys Fees	13
1 18	Venue or Court of Jurisdiction	13
1 19	Legal Action Notification	13
1 20	Force Majeure	14
1 21	Sanctions	14
1 22	Applicable Laws and Regulations	15
1 23	Inspection and Audit of Financial Records	16
1 24	Reporting	16
1 25	Fiscal Intermediary	16
1 26	Subcontracts	16
1 27	Subcontractor Terminations	20
1 28	Termination	20
1 29	Assignment	21
SECTION 2	RECIPIENT ELIGIBILITY TO PARTICIPATE IN THE PROJECT	22
2 1	Eligibility Requirements	22
2 2	Eligibility	22
2 3	Persons Not Eligible for Enrollment	22
2 4	Optional State Supplementation (OSS)	23
SECTION 3	EDUCATIONAL MATERIALS and CHOICE COUNSELING	23
3 1	Educational Materials	23
3 2	Choice Counseling	23
3 3	Prohibited Activities	23
SECTION 4	ENROLLMENT AND DISENROLLMENT	24
4 1	Enrollment Procedures	24
4 2	Effective Date of Enrollment	25
4 3	Transition Care Planning	25
4 4	Orientation	25
4 5	Plan of Care	27
4 6	Integration of Care	29
4 7	Disenrollment	30
4 8	Disputes of Appropriate Enrollments	31
4 9	Medicaid Pending	31

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SECTION 5	ENROLLEE RECORDS	32
SECTION 6	SERVICE PROVISIONS	33
6 1	General Provisions	33
6 2	Long-Term Care Services	34
6 3	Minimum Long-Term Care Service Provider Qualifications	37
6 4	Acute-Care Services	39
6 5	Acute Care Provider Qualifications	40
6 6	Optional Services	41
6 7	Expanded Services	41
6 8	Availability/Accessibility of Services	41
6 9	Staffing Requirements	41
6 10	Emergency Care Requirements	42
6 11	Out of Network Use of Non-Emergency Services	42
6 12	Adult Protective Services	43
SECTION 7	UTILIZATION MANAGEMENT	43
SECTION 8	QUALITY ASSURANCE AND IMPROVEMENT REQUIREMENTS	45
8 1	General	45
8 2	Quality Assurance Program	45
8 3	Quality Assurance Committee	46
8 4	Quality of Care Studies	46
8 5	Independent Medical Review	47
8 6	Extraordinary Reporting	47
SECTION 9	GRIEVANCE/APPEALS PROCEDURES	47
9 1	Grievance System Requirements	47
9 2	Appeal Process	48
9 3	Grievance Process	51
9 4	Medicaid Fair Hearing System	51
SECTION 10	PAYMENT	52
10 1	Payment to Contractor	52
10 2	Capitation Rates	52
10 3	Payment in Full	53
10 4	Capitation Payments	53
10 5	Payment Discrepancies	53
SECTION 11	PROGRAM REPORTING REQUIREMENTS	53
11 1	General Requirements	53
11 2	834 Transactions	56
11 3	Disenrollment Summary Report	56
11 4	Encounter Data Report	57
11 5	Grievance/Appeals Report	57
11 6	Updated Provider Network Listing	57
11 7	Minority Business Enterprise Contract Reporting	58
11 8	Emergency Management Plan	58
11 9	Enrollee Satisfaction Reporting	58
11 10	Hospice Services	58
SECTION 12	FINANCIAL REPORTING	58
12 1	General Financial Reporting	58
12 2	Member Payment Liability Protection	58
12 3	Financial Reporting Template	59
12 4	Audited Financial Statements	59
12 5	Unaudited Quarterly Financial Statements	59
SECTION 13	DEFINITIONS	69

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LONG-TERM CARE COMMUNITY DIVERSION PILOT PROJECT

SECTION 1 General Contract Requirements

1.1Conflict

Correspondence and project memoranda do not constitute part of this contract.  Pending final determination of any dispute, the contractor must proceed diligently with the performance of the contract and in accordance with the department’s direction.

1.2Misuse of Symbols, Emblems, or Names in Reference to Medicaid

No person or contractor may use, in connection with any item constituting an advertisement, solicitation, circular, book, pamphlet or other communication, or a broadcast, telecast, or other production, alone or with other words, letters, symbols or emblems the words “Medicaid,” or “Department of Elder Affairs,” or “Agency for Health Care Administration,” except as required in the standard contract unless prior written approval is obtained from the department.  Specific written authorization from the department is required to reproduce, reprint, or distribute any department or Agency form, application, or publication, for a fee.  State and local governments are exempt from this prohibition.  A disclaimer that accompanies the inappropriate use of the program or the department or Agency’s terms does not provide a defense.  Each piece of mail or information constitutes a violation.

1.3Contractor Qualifications

The long-term care community diversion pilot project contractor must:

A.Have a certificate of authority from the Florida Department of Financial Services to operate as a health maintenance organization (HMO) pursuant to Chapter 641 Part I, F.S., and have a health care provider certificate from the Agency for Health Care Administration (Agency) pursuant to Section 641.49, F.S., for those counties in the service area in which the applicant will apply to provide services or;

B.Have a license issued pursuant to Chapter 400 or Chapter 429, F.S., and meet the provisions of an “other qualified provider” set forth in Section 430.703(7), F.S. and;
C.Have prior experience in providing home and community-based long-term care services and;
D.Have the capacity to integrate the delivery of acute and long-term care services to enrollees and;
E.Meet all the requirements to enroll as a Medicaid provider and;
F.Meet all other requirements in the remaining provisions of this contract and its attachments.

1.4           Contract Management

A.State Responsibilities
The Department of Elder Affairs (department) in consultation with the Agency for Health Care Administration (Agency) will oversee contract management responsibilities.  The department will have the right to approve, disapprove, or require modification of procedures developed by the contractor under the contract where necessary to assure compliance with department or Agency rules or the contract.

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B.Department Responsibilities
1.Develop, analyze, and revise policies and procedures for the project in consultation with the Agency.
2.Approve, in consultation with the Agency, the contractor’s readiness to deliver services under the contract.
3.Determine the clinical eligibility of persons applying for Medicaid long-term care assistance through the Comprehensive Assessment and Review for Long-Term Care Services (CARES) program.
4.Provide through the CARES program, information regarding long-term care options to persons applying for Medicaid long-term care assistance.
5.Provide policy and contract clarification, in consultation with the Agency.
6.Monitor with the Agency, the contractor’s compliance with the terms of the contract and impose appropriate corrective and remedial measures as warranted.
7.Receive all materials that must be submitted by the contractor and forward them to the appropriate entity except as otherwise stated in the contract.

C.Contractor Responsibilities

1.The contractor is responsible for the administration and management of all contractor functions, including all subcontracts, employees, agents and anyone acting for or on behalf of the contractor.  Any delegation of activities does not relieve the contractor of this responsibility.

2.If the contractor delegates administrative and management functions to a third party   administrator (TPA), the TPA must be licensed to do business as a TPA in Florida.  Such delegation to a TPA does not relieve the contractor of responsibility for the administration and management required under this contract.

3.The relationship between management personnel and the governing body must be set forth in writing, including each person’s authority, responsibilities, and function.

4.The contractor’s governing body shall set policy and has overall responsibility for the organization.  Pursuant to 42 CFR 438.210(b)(2), the contractor is responsible for ensuring consistent application of review criteria for authorization decisions and consulting with the requesting subcontractor when appropriate

5.The contractor shall comply with all Agency handbooks noticed in or incorporated by reference in rules relating to the provision of services set forth in Section 6, Service Provisions, except where the provisions of the contract alter the requirements set forth in the handbooks where applicable.  Pursuant to 42 CFR 438.210(a) and (a)(3)(i)-(iii), the contractor must furnish services up to the limits specified by the Medicaid program.  The contractor may exceed these limits.  However, service limitations shall not be more restrictive than the Medicaid fee-for-service program.

6.Pursuant to 42 CFR 438.236(b), the contractor shall adopt practice guidelines that meet the following requirements:
a)Are based on valid and reliable clinical evidence or a consensus of healthcare professionals in the particular field.
b) Consider the needs of the enrollees.
c)Are adopted in consultation with contracting health care professionals.

d)Are reviewed and updated periodically as appropriate.
The contractor shall disseminate the guidelines to all affected providers and, upon request to enrollees and potential enrollees.  The decisions for utilization management, enrollee education, coverage of services, and other areas to which the guidelines apply shall be consistent with the guidelines.

7.Pursuant to Section 430.705(2)(b)(3), F.S., the contractor, must have through performance or other documented means, the capacity for prompt payment of claims as specified under Section 641.3155, F.S.

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D.Administrative Polices and Procedures Section

1.Contractor will have in place polices and procedures relating to the following:
a)Emergency Management Plan
b)Educational Materials
c)Initial enrollment and Ongoing Eligibility
d)Transition Care Planning
e)Orientation
f)Disenrollment
g)Service Provisions
h)Network Adequacy
i)Sufficient staff available 24 hours per day
j)Credentialing and Re-Credentialing
k)Plan for recruiting and retaining minority health vendors
l)Integration of Care
m)Plan of Care
n)Out of network Use of Non-Emergency Services
o)Quality Assurance Program
p)Quality Assurance Committee
q)Extraordinary Reporting
r)Utilization Management
s)Grievance/Appeals
t)Enrollee Records
u)Claims
v)Advance Directives
w)Payment Discrepancies
x)Reinstatement
y)Subcontract
2.Fraud Prevention Polices and Procedures

a)The policies and procedures for fraud prevention shall provide for use of the HHS Office of the Inspector General List of Excluded Individuals / Entities Search (http://exclusions.oig.hhs.gov), or its equivalent, to identify excluded parties during the process of enrolling providers to ensure the contractor providers are not in a non-payment status or excluded from participation in federal health care programs under Section 1128 or Section 1128A of the Social Security Act.  The contractor must not employ or contract with excluded providers and must terminate providers if they become excluded.

b)The contractor must have written policies and procedures for selection and retention of providers. These policies and procedures must not discriminateagainst particular providers that serve high-risk populations or specialize in conditions that require costly treatments.

c)The contractor must develop and maintain written polices and procedures to implement the provision of the contract.

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3.           Credentialing and Re-Credentialing Policies and Procedures
The contractor’s credentialing and re-credentialing policies and procedures shall include the following:
A.Formal delegations and approvals of the credentialing process.
B.A designated credentialing committee.
C.Identification of providers who fall under its scope of authority.
D.A process, which provides for verification of the following core credential information and the subcontractor’s work history:
1.The subcontractor’s current valid license.
2.The subcontractor’s current valid occupational license, where applicable.
3.Medicaid provider number, if applicable.
4.Verification of the following for non-Medicaid providers:
(a)Evidence of the subcontractor’s professional liability claims history.

(b)Completion of a criminal history background check to determine whether subcontactor has any history of felony convictions, including adjudication withheld on a felony, plea of nolo contendere to a felony, or entry into a pretrial for a felony.

(c)Any sanctions imposed by Medicare or Medicaid in any state.
(d)Any disciplinary action taken against any business or professional license held in this or any other state or surrendered a license in this or any state.
(e)Any history of loss or limitation of privileges or disciplinary activity.
5.Verification that the contractor obtained information about the subcontractor on the HHS Office of the Inspector General’s exclusion website (http://exclusions.oig.hhs.gov).
6.Verification that all subcontractors and their employees with direct contact with enrollees have completed Abuse, Neglect, and Exploitation Training.
E.The process for periodic re-credentialing which shall include the following:
1.The procedure for re-credentialing shall be implemented at least every three (3) years.
2.The contractor shall verify the current licensure of the subcontractor on the HHS Office of the Inspector Generals’ websites on an annual basis.
F.The contractor shall develop and implement policies and procedures for approval of new providers, and imposition of sanctions, termination, suspension, or sanctioning of a subcontractor.
G.The contractor shall develop and implement a mechanism for identifying quality deficiencies that result in the contractor’s restriction, suspension, termination, or sanctioning of a subcontractor.
H.The contractor shall develop and implement an appellate process for sanctions, restrictions, suspensions and terminations imposed by the contractor against subcontractors.

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4. Health Information Systems

The contractor shall maintain a health information system that collects, analyzes, integrates, and reports data and can achieve the objectives of 42 CFR 438.242 and Health Insurance Portability and Accountability Act (HIPAA) requirements.

1.5Insolvency Protection

A.The contractor must establish and maintain a restricted insolvency protection account in a bank or savings and loan association located in the state of Florida with a balance of at least $100,000 into which monthly deposits equal to at least 5 percent of premiums received under the project are made until the balance equals 2 percent of the total contract amount. The account shall be established with such terms as to ensure that funds may only be withdrawn with the signature approval of designated department representatives. A sample form (Signature Verification Agreement) can be found in Exhibit A.

B.If the contractor’s authorized representatives do not change from subsequent contract years, an attestation statement indicating such must be submitted to the department.

C.In the event that a determination is made by the department that the contractor is insolvent as defined in Section 13, the department may draw upon the account solely with the authorized signatures of representatives of the department and funds may be disbursed to meet financial obligations incurred by the contractor under this contract.  The contractor shall provide a statement of account balance upon request by the department.

D.If the contract is terminated, expired, or not continued, the account balance shall be released by the department to the contractor upon receipt of proof of satisfaction of all outstanding obligations incurred under this contract.

E.In the event the contract is terminated or not renewed and the contractor is insolvent, the department may draw upon the insolvency protection account to pay any outstanding debts the contractor owes the Agency including, but not limited to, overpayments made to the contractor, and fines imposed under the contract or Section 641.52, F.S., for which a final order has been issued.  In addition, if the contract is terminated or not renewed and the contractor is unable to pay all of its outstanding debts to health care providers, the department, Agency, and the contractor agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the insolvency protection account.  A receiver must give outstanding debts owed to the Agency priority over other claims.

1.6Surplus Requirements

All contractors shall maintain a surplus of at least $1.5 million as determined by the department. Each applicant and each provider shall furnish to the department initial and annual unqualified audited financial statements prepared by a certified public accountant that expressly confirm that the applicant or provider satisfies this surplus requirement.

1.7Bonds

The contractor must secure and maintain during the life of the contract a blanket fidelity bond from a company doing business in the State of Florida on all personnel in its employment and its board of directors.  The bond must be issued in the amount of at least $250,000 per occurrence.

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Said bond must protect the department and Agency from any losses sustained through any fraudulent or dishonest act or acts committed by any employees of the provider and subcontractors, if any.  The contractor must submit proof of coverage within 60 calendar days after execution of the contract and prior to the delivery of services.  For fidelity bonds to be acceptable, a surety company must comply with the provisions of Chapter 624, F.S.  The contractor must submit proof of the fidelity bond annually during the contract renewal period.

1.8Insurance

A.The contractor must obtain and maintain, at all times, adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and director’s omission and error insurance.  All insurance coverage must comply with the provisions set forth in Section 690-191.069, Florida Administrative Code, except that the reporting, administrative, and approval requirements will be submitted to the department in addition to the Department of Financial Services.  All insurance policies must be written by insurers licensed to do business in the State of Florida and be in good standing with the Department of Financial Services, unless coverage is not procurable from authorized insurers, in which case the provisions of the Surplus Lines Law (Section 626.913 - 626.937, F.S.) shall apply.  The contractor must submit all policy declaration pages annually or whenever there is a change in insurer or policy provisions to the contract manager.  Each certificate of insurance must provide for notification to the department in the event of termination of the policy.

B.The contractor must secure and maintain during the life of the contract, worker’s compensation insurance for all of its employees connected with the work under the contract.  Such insurance must comply with the Florida Worker's Compensation Law, Chapter 440, F.S.  Policy declaration pages must be submitted to the department annually.

1.9Interest and Savings

A.Interest generated through investments made by the contractor of funds provided to the contractor pursuant to this contract will be the property of the contractor and will be used at the contractor’s discretion.

B.The contractor will retain any savings realized under the contract after all bills, charges, and fines are paid.

1.10Third Party Resources

A.The contractor will be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to enrollees under this contract.  The contractor has the same rights to recovery of the full value of services as the Agency.  (See Section 409.910, F.S.)  The following standards govern recovery.

B.If the contractor has determined that third party liability exists for part or all of the services provided directly by the contractor to an enrollee, the contractor must make reasonable efforts to recover from third party liable sources the value of services rendered.

C.If the contractor has determined that third party liability exists for part or all of the services provided to an enrollee by a subcontractor or referral provider, and the third party is reasonably expected to make payment within 120 calendar days, the contractor may pay the subcontractor or referral provider only the amount, if any, by which the subcontractor's allowable claim exceeds the amount of the anticipated third party payment; or, the contractor may assume full responsibility for third party collections for service provided through the subcontractor or referral provider.

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D.The contractor may not withhold payment for services provided to an enrollee if third party liability or the amount of liability cannot be determined, or if payment shall not be available within a reasonable time, beyond 120 calendar days from the date of receipt.

E.When both the Agency and the contractor have liens against the proceeds of a third party resource, the Agency shall prorate the amount due to Medicaid to satisfy such liens under Section 409.910, F.S., between the Agency and the contractor.  This prorated amount shall satisfy both liens in full.

F.All funds recovered from third parties shall be treated as income for the contractor.

1.11State Ownership

The department and Agency will have the right to use, disclose, or duplicate, all information and data developed, derived, documented, or furnished by the contractor resulting from the contract.  Nothing herein will entitle the department and Agency to disclose to third parties data or information, which would otherwise be protected from disclosure by state or federal law.

1.12Ownership and Management Disclosure

A.Federal and state laws require full disclosure of ownership, management and control of managed care organizations, including other qualified providers.  Disclosure must be made on forms prescribed by the department for the areas of ownership and control interest business transactions (42 CFR 455.105), public entity crimes (Section 287.133(3)(a), F.S.), and debarment and suspension (52 Fed. Reg., pages 20360-20369, and Chapter 4707 of the Balanced Budget Act of 1997).  The forms are available through the department and are to be submitted to the department with the initial application and then resubmitted on an annual basis.  The contractor must disclose any changes in management as soon as those occur.  In addition, the contractor must submit to the department full disclosure of ownership and control at least 60 calendar days before any change in the contractor's ownership or control occurs.

B.The following definitions apply to ownership disclosure:
1.A person with an ownership interest or control interest means a person or corporation that:
a)Owns, indirectly or directly, five (5) percent or more of the contractor's capital or stock, or receives five (5) percent or more of its profits;

b)Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the contractor or by its property or assets and that interest is equal to or exceeds five (5) percent of the total property or assets; or

c)Is an officer or director of the contractor if organized as a corporation, or is a partner in the contractor if organized as a partnership.

2.The percentage of direct ownership or control is calculated by multiplying the percent of interest that a person owns by the percent of the contractor's assets used to secure the obligation. Thus, if a person owns 10 percent of a note secured by 60 percent of the contractor's assets, the person owns six (6) percent of the contractor.

3.The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization.  Thus, if a person owns 10 percent of the stock in a corporation that owns 80 percent of the contractor’s stock, the person owns eight (8) percent of the contractor.

C.Changes in management are defined as any change in the management control of the contractor. Examples of such changes are those listed below or equivalent positions by another title.

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1.Changes in the Board of Directors or Officers of the contractor, Medical Director, Chief Executive Officer, Administrator, and Chief Financial Officer;
2.Changes in the management of the contractor where the contractor has decided to contract out the operation of the contractor to a management corporation.
The contractor must disclose such changes in management control and provide a copy of the contract agreement to the contract manager for approval at least 60 calendar days prior to the management contract start date.

D.In accordance with Section 409.912(32), F.S., the contractor must annually conduct a background check with the Florida Department of Law Enforcement on all persons with five (5) percent or more ownership interest in the contractor, or who have executive management responsibility for the managed care plan, or have the ability to exercise effective control of the contractor.  The contractor must submit information to the department for such persons who have a record of illegal conduct according to the background check.

1.In accordance with Section 409.907(8)(a), F.S., contractors must submit, prior to execution of a contract, complete sets of fingerprints of principals of the contractor to the department for the purpose of conducting a criminal history record check.

2.Principals of the contractor are defined in Section 409.907(8)(a), F.S.

E.The contractor must submit to the department, within five (5) working days, any information on any officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five (5) percent of the contractor who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in Section 435.03, F.S.

F.In accordance with Section 409.912(10), F.S., the department and Agency will not contract with an entity that has an officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five (5) percent of the contractor, who has committed any of the listed offenses as referenced in Section 435.03, F.S.   In order to avoid contract termination, the contractor must submit a corrective action plan, approved by the department, that ensures such person is divested of all interest and/or control and has no role in the operation and management of the contractor.

G.The contract is subject to the provisions of Chapter 112 and Section 430.03, F.S.  The contractor must disclose the name of any officer, director, or agent who is an employee of the State of Florida, or any of its agencies.  Further, the contractor must disclose the name of any state employee who owns, directly or indirectly, an interest of five (5) percent or more in the offeror's firm or any of its branches.  The contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder.  The contractor further covenants that in the performance of the contract no person having any such known interest shall be employed.  No official or employee of the department or Agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the contract must, prior to completion of this contract, voluntarily acquire any personal interest, direct or indirect, in this contract.

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1.13Independent Provider

The contractor and any subcontractors’ employees, agents, and officers in the performance of this contract, shall act in an independent capacity and not as officers and employees of the department, Agency, or the State of Florida.  It is further expressly agreed that this contract shall not be construed as a partnership or joint venture between the contractor or any subcontractor and the department, Agency, or the State of Florida.

1.14Damages from Federal Disallowances

In addition to any remedies available through the contract, in law or equity, the contractor must reimburse the Agency for any federal disallowances or sanctions imposed on the department or Agency as a result of the contractor's failure to abide by the terms of the contract.

1.15Offer of Gratuities

By signing this agreement, the contractor signifies that no recipient of or a delegate of Congress, nor any elected or appointed official or employee of the State of Florida, the General Accounting Office, Department of Health and Human Services, Centers for Medicare and Medicaid Services, or any other federal Department has or will benefit financially or materially from this procurement.  The department may terminate the contract if it is determined that gratuities of any kind were offered to or received by any officials or employees from the offeror, his agent, or employees.

1.16Attorneys’ Fees

In the event of a dispute, each party to the contract will be responsible for  attorney’s fees except as otherwise provided by law.

1.17Venue

For purposes of any legal action occurring as a result of or under the contract, between the contractor and the department or Agency, the place of proper venue will be Leon County, Florida.

1.18Legal Action Notification

The contractor must give the department by certified mail immediate written notification (no later than 30 calendar days after service of process) of any action or suit filed or of any claim made against the contractor by any subcontractor, vendor, or other party which results in litigation related to this contract for disputes or damages exceeding the amount of $50,000.  In addition, the contractor must immediately advise the department of the insolvency of a subcontractor or of the filing of a petition in bankruptcy by or against a subcontractor.

1.19Force Majeure

The department and Agency will not be liable for any excess cost to the contractor if the department’s or Agency's failure to perform the contract arises out of causes beyond the control and without the result of fault or negligence on the part of the department or Agency.  In all cases, the failure to perform must be beyond the control without the fault or negligence of the department or Agency. The contractor will not be liable for performance of the duties and responsibilities of the contract when its ability to perform is prevented by causes beyond its control. These acts must occur without the fault or negligence of the contractor. These include destruction to the facilities due to hurricanes, fires, war, riots, and other similar acts.  Annually by April 30, the contractor must submit to the department for approval an emergency management plan specifying what actions the contractor must conduct to ensure the ongoing provisions of health services in a natural disaster or man-made emergency.

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1.20Sanctions

A.In accordance with Section 4707 of the Balanced Budget Act of 1997, and Section 409.912(22), F.S, the following sanctions may be imposed against the contractor if it is determined that the contractor has violated any provision of this contract, or the applicable statutes or rules governing Medicaid HMOs:

1.Suspension of the contractor’s enrollment.

2.Suspension or revocation of payments to the plan for Medicaid recipients enrolled during the sanction period. If the contractor has violated the contract, the contractor may be ordered to reimburse the complainant for out-of-pocket medically necessary expenses incurred or order the contractor to pay non-network plan providers who provide medically necessary services.

3.Imposition of a fine for violation of the contract with the department and Agency, pursuant to Section 409.912(22), F.S.

4.Termination pursuant to paragraph IV B (3) of the standard contract, if the contractor fails to carry out substantive terms of its contract or fails to meet applicable requirements in sections 1932, 1903(m) and 1905(t) of the Social Security Act.  After the department, in consultation with the Agency, notifies the contractor that it intends to terminate the contract, the department, in consultation with the Agency, may give the contractor’s enrollees written notice of the state's intent to terminate the contract and allow the enrollees to disenroll immediately without cause.

B.Unless the duration of a sanction is specified, a sanction will remain in effect until the department is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

C.The Agency and/or department may impose intermediate sanctions in accordance with 42 CFR 438.702, including:
1.Civil monetary penalties in the amounts specified in Chapter 409.912(22), F.S.
2.Appointment of temporary management for the contractor. Rules for temporary management pursuant to 42 CFR 438.706 are as follows:
a)The State may impose temporary management only if it finds (through onsite survey, enrollee complaints, financial audits, or any other means) that:

(1)There is continued egregious behavior by the contractor, including but not limited to behavior that is described in 42 CFR 438.700, or that is contrary to any requirements of Sections 1903(m) and 1932 of the Social Security Act; or

(2)There is substantial risk to enrollees' health; or
(3)The sanction is necessary to ensure the health of the contractor’s enrollees:
(i)While improvements are made to remedy violations under 42 CFR 438.700; or
(ii)Until there is an orderly termination or reorganization of the contractor.

b)The State must impose temporary management (regardless of any other sanction that may be imposed) if it finds that a contractor has repeatedly failed to meet substantive requirements in section 1903(m) or section 1932 of the Social Security Act or 42 CFR 438.706.  The State must also grant enrollees the right to terminate enrollment without cause, as described in 42 CFR 438.702(a)(3), and must notify the affected enrollees of their right to terminate enrollment.

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c)The State may not delay imposition of temporary management to provide a hearing before imposing this sanction.
d)The State may not terminate temporary management until it determines that the contractor can ensure that the sanctioned behavior will not recur.
3.Granting enrollees the right to terminate enrollment without cause and notifying affected enrollees of their right to disenroll.
4.Suspension or limitation of all new enrollment, including default enrollment, after the effective date of the sanction.

5.Suspension of payment for beneficiaries enrolled after the effective date of the sanction and until CMS, the department, or the Agency is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

6.Denial of payments provided for under the contract for new enrollees when, and for so long as, payment for those enrollees is denied by CMS in accordance with 42 CFR 438.730.  Before imposing any intermediate sanctions, the state must give the contractor timely notice according to 42 CFR 438.710.

7.Withholding of three (3) percent of the next monthly capitation payment by the Agency pending receipt of the reports.

1.21Additional Applicable Laws and Regulations

In addition to the requirements of Section I.B. of the Standard Contract, the contractor agrees to comply with all applicable federal and state laws, rules and regulations including but not limited to:  Title 42 Code of Federal Regulations (CFR) Chapter IV, Subchapter C; Chapters 409 and 641, F.S.; 42 CFR 431, Subpart F, Chapter 409.907(3)(d), F.S., and Rule  59G-8.100 (24)(b), F.A.C. in regard to the contractor safeguarding information about beneficiaries; Title VII of the Civil Rights Act of 1964 (42 USC 2000e) in regard to employees or applicants for employment; Chapter 641, parts I and III, F.S., in regard to managed care; Medicare Medicaid Fraud and Abuse Act of 1978; the federal omnibus budget reconciliation acts; the Newborns’ and Mothers’ Health Protection Act of 1996; and the Balanced Budget Act of 1997.  The contractor is subject to any changes in federal and state law, rules, or regulations.

1.22Inspection and Audit of Financial Records

The state and DHHS may inspect and audit any financial records of the contractor or its providers.  Pursuant to section 1903(m)(4)(A) of the Social Security Act and State Medicaid Manual 2087.6(A-B), non-federally qualified contractors must report to the state, upon request, and to the Secretary and the Inspector General of DHHS, a description of certain transactions with parties of interest as defined in section 1318(b) of the Social Security Act.

1.23Reporting

The contractor is responsible for complying with all the reporting and monitoring requirements in accordance with the contract. The department will provide the contractor with the appropriate reporting formats, instructions, submission timetables, and technical assistance when required.  The department reserves the right to modify the reporting and monitoring requirements to which the contractor must adhere.  Failure of the contractor to submit the required reports accurately and within the time frames specified may result in sanction in accordance with Section 1.21.

ATTACHMENT I - Page 15

1.24Fiscal Intermediary

If the contractor utilizes a fiscal intermediary service organization as defined in Chapter 641.316, F.S., such organization must be licensed to do business as a fiscal intermediary service organization in the state of Florida.  Such delegation does not relieve the contractor of responsibility for the administration and management required under this contract.

1.25Subcontracts
The contractor is responsible for all work performed under this contract, but may, with the written approval of the department, enter into subcontracts for the performance of work required under this contract. All subcontracts and amendments thereto executed by the contractor must meet the requirements listed in this section. All model provider subcontracts must be approved, in writing, by the department in advance of implementation and execution of subcontracts. All subcontractors must be eligible for participation in the Medicaid program; however, the subcontractor is not required to participate in the Medicaid program as a provider.  Subcontracts are required with all major providers of services and there shall be no provisions prohibiting service providers from contracting with other long-term care diversion contractors. All direct service providers are required to attend and complete Abuse, Neglect & Exploitation Training. This training can be given by the department of Children and Families, the local area agency on aging, the department, and the contractor or be accommodated through licensing requirements.  The contractor's training materials shall be approved, in advance, by the department.

Pursuant to 42 CFR 438.12(a)(1) if a contractor declines to include individual or groups of providers in its network; it must give the affected providers written notice of the reason for its decision.  Pursuant to 42 CFR 438.12(b) this section may not be construed to require the contractor to contract with providers beyond the number necessary to meet the needs of its enrollees and the contract with department of Elder Affairs, preclude the contractor from using different reimbursement amounts for different practitioners in the same specialty; or preclude the contractor from establishing measures that are designed to maintain quality of services and control costs and is consistent with its responsibilities to the enrollee

In all contracts with health care professionals, the contractor must comply with the requirements specified in 42 CFR 438.214 which includes but is not limited to selection and retention of providers, credentialing and re-credentialing requirements, and nondiscrimination.

A.Identification of conditions and method of payment:
All subcontract and amendments must meet the following requirements:

1.The contractor agrees to make payment to all providers pursuant to 42 CFR 447.46, 42 CFR 447.45(d)(2), 42 CFR 447.45(d)(3), 42 CFR 447.45(d)(5) and 42 CFR 447.45(d)(6).  If third party liability exists, payment of claims must be determined in accordance with Section 1.11, Third Party Resources.

2.Provide for prompt submission of information needed to make payment.

3.Make full disclosure of the method and amount of compensation or other consideration to be received from the contractor. The provider must not charge for any service provided to the recipient at a rate in excess of the rates established by the contractor’s subcontract with the provider in accordance with Section 1128B(d)(1), Social Security Act (enacted by Section 4704 of the Balanced Budget Act of 1997).  The provider may not bill the recipient any amount greater than would be owed if the entity provided the services directly.

ATTACHMENT I - Page 16

4.Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.

5.Physician incentive plans must comply with 42 CFR 417.479.  The contractor shall make no specific payment directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee.  Incentive plans must not contain provisions that provide incentives, monetary or otherwise, for the withholding of medically necessary care.  The contractor must disclose information on provider incentive plans listed in 42 CFR 417.479(h)(1) and 42 CFR 417.479(i) at the times indicated in 42 CFR 417.479(d)-(g).  All such arrangements must be submitted to the department for approval, in writing, prior to use.  If any other type of withhold arrangement currently exists, it must be omitted from all subcontracts.

6.Specify whether the contractor will assume full responsibility for third party collections in accordance with Section 1.11, Third Party Resources.

B.Provisions for monitoring and inspections:

1.Provide that the department, Agency, and Department of Health and Human Services (DHHS) may evaluate through inspection or other means the quality, appropriateness and timeliness of services performed.

2.Provide for inspections of any records pertinent to the contract by the department, Agency, and DHHS.

3.Require that records be maintained for a period not less than five (5) years from the close of the contract and retained further if the records are under review or audit until the review or audit is complete.  (Prior approval for the disposition of records must be requested and approved by the provider if the subcontract is continuous.)

4.Provide for monitoring and oversight by the contractor of the subcontractor to provide assurance that all licensed subcontractors are credentialed in accordance with Section 1.5.D.3, Credentialing and Re-credentialing Policies and Procedures.

5.Provide for monitoring of services rendered to enrollees by the subcontractor.

C.Specification of functions of the subcontractor:
1.Identify the population covered by the subcontract and the counties served.

2.Specify the amount, duration and scope of services to be provided by the subcontractor, including a requirement that the subcontractor continue to provide services through the term of the capitation period for which the Agency has paid the contractor.

3.Provide for timely access to appointments and services.
4.Provide for submission of all reports and clinical information required by the contractor.
5.Provide for the participation in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by the contractor.
6.Facility and Home Health providers will provide notice to the contractor within 24 hours when an enrollee dies, leaves the facility, or moves to a new residence.

ATTACHMENT I - Page 17

D.Protective clauses:
1.Require safeguarding of information about enrollees in accordance with 42 CFR 438.224.
2.Require compliance with HIPAA privacy and security provisions.

3.Require an exculpatory clause, which survives subcontract termination including breach of subcontract due to insolvency, that assures the enrollees, department, Agency, or DHHS may not be held liable for any debts of the subcontractor in accordance with 42 CFR 447.15. In addition, the recipient is not liable to the subcontractor for any services for which the contractor is liable as specified in Section 641.3154, F.S.

4.Contain a clause indemnifying, defending and holding the department, Agency, DHHS, and the contractor’s enrollees harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees arising from the subcontract agreement.  This clause must survive the termination of the subcontract, including breach due to insolvency.  The department may waive this requirement for itself, but not the contractor’s enrollees, for damages in excess of the statutory cap on damages for public entities if the subcontractor is a public health entity with statutory immunity.  The department must approve all such waivers in writing.

5.Require that the subcontractor secure and maintain during the life of the subcontract worker’s compensation insurance for all of its employees connected with the work under this contract unless such employees are covered by the protection afforded by the contractor.  Such insurance must comply with the Florida’s Worker’s Compensation Law.

6.Pursuant to Section 641.315(9), F.S., contain no provision that prohibits a physician from providing inpatient services in a contracted hospital to an enrollee if such services are determined by the organization to be medically necessary and covered services under the organization’s contract with the contract holder.

7.Contain no provision restricting the subcontractor’s ability to communicate information to the subcontractor’s patient regarding medical care or treatment options for the patient when the subcontractor deems knowledge of such information by the patient to be in the best interest of the health of the patient.

8.Pursuant to Section 641.315(10), contain no provision requiring providers to contract for more than one long-term care product or otherwise be excluded.
9.Pursuant to Section 641.315(6), F.S., contain no provision that in any way prohibits or restricts the health care provider from entering into a commercial contract with any other contractor.
10.Specify that if the subcontractor delegates or subcontracts any functions of the contractor, that the subcontract or delegation include all the requirements of this section.
11.Make provisions for a waiver of those terms of the subcontract that, as they pertain to Medicaid recipients, are in conflict with the specifications of this contract.
12.Specify procedures and criteria for extension, renegotiation, and termination of the subcontract.
13.Specify that the contractor must give 60 days advance written notice to the subcontractor, and department, before canceling the contract with the contractor for any reason.

14.Provisions for nonpayment for goods and services rendered by the subcontractor to the contractor is not a valid reason for avoiding the 60 day advance notice of cancellation pursuant to Section 641.315(2)(a)(2), F.S.

15.Pursuant to Section 641.315(2)(b), F.S., specify that the contractor will provide 60 days advance written notice to the subcontractor and the department before canceling, without cause, the contract with the subcontractor.  However, in a case in which an enrollee’s health is subject to imminent danger or a physician’s ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency, notification must be provided to the department immediately.

ATTACHMENT I - Page 18

E.The contractor must not discriminate with respect to participation, reimbursement, or       indemnification as to any subcontractor who is acting within the scope of the provider’s license, or certification under applicable state law, solely on the basis of such license, or certification, in accordance with Section 4704 of the Balanced Budget Act of 1997.  This paragraph shall not be construed to prohibit a contractor from including subcontractors only to the extent necessary to meet the needs of the contractor’s enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.  If the contractor declines to include individual subcontractors or groups of subcontractors in its network, it must give the affected subcontractors written notice of thereason for its decision.

If the contractor wishes to terminate a subcontract with an Assisted Living Facility or a Nursing Facility in which any of its project enrollees are currently residing, written notice must be provided to the department at least ten (10) calendar days prior to notifying the subcontractor of its intent to terminate.  This requirement is waived if the facility’s license has been revoked or the department, in consultation with the Agency, waives the notice period.

The department may waive the use of the model subcontract and permit the contractor to enter into a letter of agreement with certain facilities, licensed under Chapter 400 and Chapter 429, F.S., and enrolled in the Medicare and Medicaid programs, when it is determined by the department to be in the best interest of the enrollee(s) to do so.  The letter of agreement shall contain timeframe provisions for the facility.  This exception does not apply for initial network implementation.

In accordance with 42 CFR 438.206(b)(4), if the network is unable to provide necessary services, covered under the contract to a particular enrollee, the contractor must adequately and timely cover these services out of the network for the enrollee, for as long as the contractor is unable to provide them within the network.

In accordance with 42 CFR 438.206(b)(5), out-of-network subcontractors are required to coordinate with the contractor with respect to payment to ensure that costs to the enrollee is no greater than it would be if the services were furnished within the network.

F.Network Expansion

The contractor may expand into new service areas approved by CMS, by providing the following information to the plan analyst:  letter of expansion request, copies of the first page and signature page of the executed subcontracts, applicable licenses, completed provider network template (electronic and hard copy), and for contractors licensed as a HMO, a copy of the health care provider certificate for the requested service area.

ATTACHMENT I - Page 19

1.26Subcontractor Termination

The contractor must make a good faith effort to give written notification of a contracted provider termination to each enrollee who has been seen by the terminated provider on a regular basis within 15 days after receipt or issuance of the termination notice.

1.27Termination

A.In conjunction with the Standard Contract, Part IV, section B, titled “Termination” upon termination, procedures to ensure services to consumers will not be interrupted or suspended by the termination are required (Termination Plan). Such termination plan must be approved by the department and Agency prior to notice of termination, and must provide for an efficient and timely transfer and/or relocation of all enrollees.

B. The party initiating the termination must render written notice of termination to the department by certified mail, return receipt requested, or in person.  The notice of termination required by Part IV, Section B of the Standard Contract must specify the nature of termination, the extent to which performance of work under the contract is terminated, the date on which such termination shall become effective, and the terms of the Termination Plan.  In accordance with section 1932(e)(4), Social Security Act, the department and Agency shall provide the contractor with an opportunity for a hearing prior to termination for cause.

C.In the event of a notice of termination and unless a written waiver is executed by the department or Agency, the contractor must:
1.Continue performance under the terms of the contract until the termination date.
2.Immediately cease enrollment of new enrollees under the contract.
3.Immediately perform the duties as specified in the approved Termination Plan.
4.Assign to the State those subcontracts as directed by the department’s contracting officer including all the rights, title and interest of the contractor for performance of those contracts.

5.At least 60 calendar days prior to the effective date of the termination, provide written notification to all enrollees of the date on which the contractor will no longer participate in the State’s Medicaid program and instructions on how to contact the department’s CARES office for information on their long-term care options.

6.Take such action as may be necessary, or as the department, in consultation with the Agency may direct, to protect property related to the contract, which is in the possession of the provider, and in which the department and Agency have or may acquire an interest.

7.Decline any prepaid payments for requests for payment submitted after the contract ends.  Any payments due under the terms of the contract may be withheld until the department receives from the contractor all documents as required by the written instructions of the department.

8.Continue to serve or arrange for provision of services to the enrollees pursuant to the contract on a fee-for-service basis for up to 45 days from the notification of termination date.

9.In the event the department has terminated this contract in only one or more counties of the state, complete the performance of this contract in all other areas in which the contractor’s duties have not been terminated.

ATTACHMENT I - Page 20

1.28Assignment

A.Except as provided below or with the prior written approval of the department, which approval will not be unreasonably withheld, the contract and the monies which may become due are not to be assigned, transferred, pledged or hypothecated in any way by the contractor, including by way of an asset or stock purchase of the contractor and will not be subject to execution, attachment or similar process by the contractor.

B.Exceptions for HMOs licensed under Chapter 641, F.S., are as follows:

1.As provided by Chapter 409.912(20), F.S., when a merger or acquisition of a contractor has been approved by the Office of Insurance Regulation pursuant to Chapter 628.4615, F.S., the Office of Insurance Regulation shall approve the assignment or transfer of the appropriate Medicaid HMO contract upon the request of the surviving entity of the merger or acquisition if the contractor and the surviving entity have been in good standing with the department and Agency for the most recent 12 month period, unless the department determines that the assignment or transfer would be detrimental to the Medicaid recipients or the Medicaid program.

2.To be in good standing, a contractor must not have failed accreditation or committed any material violation of the requirements of Chapter 641.52, F.S., and must meet the requirements in this contract.

3.For the purposes of this section, a merger or acquisition means a change in controlling interest of a contractor, including an asset or stock purchase.
C.Exceptions for Other Qualified Providers licensed under Chapter 400 or Chapter 429, F.S., are as follows:
In determining whether to approve an assignment, the department will consider whether the contractor and the surviving entity have been in good standing with the department and Agency for the most recent 12 month period and will not approve an assignment or transfer that would be detrimental to the project enrollees or the Medicaid program.

SECTION 2  Recipient Eligibility to Participate in the Project

2.1Eligibility Requirements

Recipients eligible for project enrollment must be:
A.65 years of age or older.
B.Has Medicare Parts A & B as reflected in the Florida Medicaid Management Information System (FMMIS) through the Medicaid Eligibility Verification System (MEVS).
C.Medicaid eligible with incomes up to the Institutional Care Program level (ICP).
D.Reside in the project service area.
E.Determined by CARES to be at risk of nursing home placement and meet one or more of the following clinical criteria:
1.Require some help with five or more activities of daily living (ADLs); or
2.Require some help with four ADLs plus requiring supervision or administration of medication; or
3.Require total help with two or more ADLs; or
4.Have a diagnosis of Alzheimer’s disease or another type of dementia and require assistance or supervision with three or more ADLs; or
5.Have a diagnosis of a degenerative or chronic condition requiring daily nursing services.

ATTACHMENT I - Page 21

F.Determined by CARES to be a person who, on the effective date of enrollment, can be safely served with home and community-based services.

2.2Eligibility

A.The Florida department of Children and Families (DCF) and the federal Social Security Administration determine a person’s financial and categorical Medicaid eligibility.  Financial eligibility for the project will be up to the Medicaid Institutional Care Program (ICP) income and asset level.

B.The department’s CARES program determines a person’s clinical eligibility for the project.

C.The contractor shall assist enrollees to ensure continuous eligibility in the program. This includes financial and clinical eligibility as part of the case management responsibilities and a systematic process for tracking the eligibility redetermination dates on a monthly basis.

D.Enrollees who lose eligibility and then regain eligibility within 60 days, are automatically reinstated to the contractor during the next enrollment cycle.  This possible 60 day period is considered a break in service. The enrollee’s enrollment eligibility in the plan will remain the same as if they never left the plan. The Medicaid fiscal agent will produce two reinstatement reports – one during the monthly enrollment cycle and another the first business day of the month by 12:00 p.m.

E.Enrollees who lose eligibility between the second to the last Saturday and the end of the month will be placed on the Supplemental HMO Disenrollment Report.  The Medicaid fiscal agent produces this report on the first business day of the month by 12:00 p.m.

2.3Persons Not Eligible for Enrollment

A.Persons residing outside the project service area.
B.Persons residing in a state hospital, intermediate care facility for persons with developmental disabilities, or a correctional institution.
C.Persons participating in or enrolled in another Medicaid waiver project.
D.Medicaid eligible recipients who are served by the Florida Assertive Community Treatment Team (FACT team).
E.Persons enrolled in any other Medicaid capitated long-term care program or in a Medicaid HMO or MediPass program.

2.4Optional State Supplementation (OSS)

A.The contractor shall inform and assist enrollees who qualify under Chapter 409.212, F.S., with an application for OSS services.  OSS is general revenue cash assistance program.  The purpose of the program is to supplement the enrollees’ income to help pay the cost in an assisted living facility.

B.The local Department of Children & Families Economic Self-Sufficiency office or Audit Payments Unit will supply the contractor with the forms and income qualifications.

ATTACHMENT I - Page 22

SECTION 3 Educational materials and Choice Counseling

3.1Educational Materials

A.The contractor may not market to prospective enrollees face-to-face.
B.The contractor may use mass marketing strategies, approved by the department, to communicate information regarding the project to prospective enrollees.
C.All materials including, but not limited to print and media for potential and current enrollees shall be approved by the department.

3.2Choice Counseling

A.CARES staff will provide prospective enrollees with information regarding their Medicaid long- term care options.  These options may include:  enrolling in the project, participating in another Medicaid home and community-based services waiver program, placement in a nursing home, or declining long-term care assistance.

B.CARES staff will also perform a choice counseling function for the project.  The choice counseling function includes providing the prospective enrollee with contractor prepared, and department approved, educational materials, and explaining the following:

1.The concept of managed care and the integrated delivery of acute and long-term care.
2.The advantages to the enrollees of the integration and coordination of acute and long-term care.
3.The qualifications for enrollment in the project.
4.That the enrollee has the right to choose any available contractor in the service area and may change contractors if the enrollee is not satisfied with his/her initial choice.
5.The benefits provided under the project.

6.Pursuant to 42 CFR 438.10(g)(3), the contractor shall provide information on the contractor’s physician incentive plans or on the contractor’s structure and operation to any Medicaid recipient, upon request.

3.3Prohibited Activities

A.In accordance with 42 CFR 438.104(b)(1)(iv), the entity does not seek to influence enrollment in conjunction with the sale or offering of any private insurance.
B.In accordance with 42 CFR 438.104(b)(1)(v), the entity does not, directly or indirectly, engage in door-to-door, telephone, or other cold-call marketing activities.

C.In accordance with 42 CFR 438.104(b)(2)(i), the entity does not make any assertion or statement (whether written or oral) that the beneficiary must enroll with the contractor in order to obtain benefits (Medicaid State Plan benefits) or in order to not lose benefits (Medicaid State Plan benefits).

D.In accordance with Section 409.912(21)(b), F.S., and 42 CFR 438.104(b)(2)(ii), entity does not make any inaccurate false or misleading claims that the entity is recommended or endorsed by any federal, state or county government, the Agency, CMS, department, or any other organization which has not certified its endorsement in writing to the contractor.

ATTACHMENT I - Page 23

SECTION 4 ENROLLMENT AND DISENROLLMENT

4.1 Enrollment Procedures

A.When a person is determined to be both financially and clinically eligible and chooses to enroll in the Long-Term Care Community Diversion Program, CARES staff will complete a CARES referral package.  CARES staff will forward the CARES referral package, with the date of enrollment, to the contractor.

B.Upon receipt, the contractor will log in and date stamp the CARES referral package.

C.The contractor will forward the enrollment information to the Medicaid fiscal agent in the HIPAA approved format.  This information must be transmitted to the fiscal agent by the monthly reporting deadline (usually the Wednesday preceding the next to last Saturday of the month) in order to be effective for the subsequent month.

D.The contractor is responsible to check monthly Medicaid eligibility through the Medicaid Eligibility Verification System (MEVS). This includes the following:
1.Recipient address is located in the same county as the contractor’s provider service area
2.Recipient program codes (should be MS, MMS, or MWA)
3.Residing in a nursing home
4.Current enrollment in a Medicaid HMO
5.Current enrollment in the MediPass Program
6.Has presence of Medicare Parts A & B

If a recipient does not have Medicare Parts A & B on MEVS, then the recipient is not eligible for the program. Once the presence of Medicare Parts A & B is on MEVS, then the recipient can be submitted for electronic enrollment.
E.The contractor shall not deny enrollment to reinstated enrollees.

F.The contractor accepts individuals eligible for enrollment in the order in which they are received from CARES without restriction (unless authorized by the CMS Regional Administrator), up to the limits set under the contract (if applicable).  The contractor will not discriminate against individuals eligible to enroll on the basis of race, color, or national origin, and will not use any policy or practice that has the effect of discriminating on any basis including but not limited to race, color, or national origin.

4.2 Effective Date of Enrollment

Enrollment is effective at 12:01 a.m. on the first day of the calendar month that the enrollee’s name appears on the report for payment issued by the Medicaid fiscal agent.  Enrollment is in whole months.  Retroactive disenrollment will be considered by the Agency, in consultation with the department for those enrollees who have moved out of the service area into an area where the contracted services are unavailable, deceased enrollees prior to the initial enrollment effective date, and potential enrollees who decided to remain in the skilled nursing facility for long term care prior to the initial enrollment effective date.

4.3 Transition Care Planning

A.Transition care services are those services necessary in order to safely maintain a person in the community both prior to and after the effective date of their enrollment in the project up until the time the Plan of Care is implemented. For recipients who are transferring from another home and community based service waiver program, the contractor shall ensure continuation of needed services during the transition phase.

B.CARES staff will notify the contractor, the lead agency, and when appropriate, hospital discharge planning staff regarding the need for a transition care plan. CARES staff will forward, to each of these entities, any information collected during the clinical eligibility determination process related to the person’s health status, functional status, caregiver, social support system, living environment and how current service needs are being met.

C.By the first date of enrollment, (1) the contractor must provide transition care services in collaboration with CARES staff and (2) assume responsibility for meeting the enrollee’s care needs.  The contractor must ensure that enrollment in the project does not interrupt or delay the delivery of services needed by the enrollee.

ATTACHMENT I - Page 24

4.4 Orientation

A.Prior to or upon enrollment the contractor must provide each new enrollee or their representative with a written notice of the effective date of enrollment, a plan ID card which includes the contractor’s name, address, the member services telephone number, an enrollee handbook, and a provider directory.

B.The contractor must complete face-to-face project orientation within five (5) business days of enrollment for those enrollees in a community setting (document any exceptions beyond this timeframe). The contractor must complete face-to-face project orientation within 7 business days of enrollment for those enrollees residing in a facility.

C.The enrollee handbook must be written so it can be read and understood by the enrollees or their representatives at or below an eighth grade reading level. The following items must be included:
1.Terms and conditions of enrollment including the reinstatement process.
2.An explanation of the role of the case manager.
3.Procedures for obtaining required and/or covered services, including second opinions in accordance with Section 641.51 (5)(c), F.S., and 42 CFR 438.206(b)(3).
4.The toll-free telephone number of the Agency for Health Care Administration Consumer Hotline (888) 419-3456.
5.The toll-free telephone number of the statewide Abuse Hotline (800) 96ABUSE or (800) 962 2873.
6.Instructions on how enrollees obtain access to the services included in their care plans.
7.The consequences of obtaining care from out-of-network providers.

8.Information regarding the enrollee’s right to disenroll at any time and instructions to initiate the disenrollment process.  Information must explain that if voluntary disenrollment is requested prior to the fiscal agent’s monthly processing deadline, disenrollment will be effective the first of the following month.

9.Information regarding the enrollee’s rights and responsibilities.
10.Grievance and appeals process.
11.Information regarding the confidentiality of enrollee records.
12.Notification to the enrollee that the following items are available to them upon request:
a)A detailed description of the contractor’s authorization and referral process for services.
b)A detailed description of the contractor’s process used to determine whether services are medically necessary.
c)A detailed description of the contractor’s quality assurance program.
d)A detailed description of the contractor’s credentialing process.

ATTACHMENT I - Page 25

e)The policies and procedures relating to the contractor’s prescription drug benefits program.
f)The policies and procedures relating to the confidentiality and disclosure of the enrollee’s medical records.
g)Information that enrollees may obtain from the contractor regarding quality performance indicators, including aggregate enrollee satisfaction data.
13.Information that interpretation services for all foreign languages and alternative communication systems are available, free of charge and how to access these services.
14.Information that post-stabilization services are provided without prior authorization and other post-stabilization care services rules set forth in 42 CFR 422.113(c).
15.Information that services will continue upon appeal of a suspended authorization and that the enrollee may have to pay in case of an adverse ruling.

16.Information regarding the health care advanced directives pursuant to Chapter 765, F.S.. Written information regarding advance directives provided by the contractor must reflect changes in state law as soon as possible, but no later than 90 days after the effective date of the change.

17.The contractor will provide enrollee information in accordance with 42 CFR 438.10(f). In accordance with 42 CFR 438.10(f)(2), the contractor must notify enrollees at least on an annual basis of their right to request and obtain information.

D.The provider directory must list the providers sorted by county and then by service, and contain the following:
1.Provider name
2.Service(s) provided
3.Provider location
4.Provider telephone number

E.The contractor shall assure that appropriate non-English language versions of all materials are developed and available to members and potential members.  The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for applicants or members whose primary language is not English.  Non-English versions of materials are required if, as provided annually by the Agency, the population speaking a non-English language in a county is greater than five (5) percent.

F.All materials including, but not limited to print and media for potential and current enrollees shall be approved by the department.

4.5 Plan of Care

A.The contractor is required to develop an individualized written plan of care, in a format approved by the department, for every new enrollee within five (5) business days of the effective date of enrollment for those enrollees in a community setting (document any exceptions beyond this timeframe). The contractor must develop an individualized written plan of care, in a format approved by the department within seven (7) business days of enrollment for those enrollees residing in a facility.

B.This does not relieve the contractor of it’s obligation as set forth in Section 4.3 of Attachment I to this contract.

C.Services included in the plan of care will be determined by the contractor in conjunction with the initial assessment information provided by the CARES office, in consultation with the enrollee or their representative and be necessary to address all health and social service needs of the enrollee identified through an assessment.

D.The plan of care must be based on a comprehensive assessment of the enrollee’s health status, physical and cognitive functioning, environment, social supports, and end-of-life decisions.  The plan of care must clearly identify barriers to the enrollee and caregivers, if applicable.  The case manager must discuss barriers and explore potential solutions with the enrollee, and caregivers when applicable.  The plan of care must detail all interventions designed to address specific barriers to independent functioning.  The plan may include services provided through the enrollee’s own informal network or by volunteers from community social service agencies or other organizations such as churches and synagogues.

ATTACHMENT I - Page 26

E.The Plan of Care summary given to the enrollee or the enrollee’s caregiver must include at minimum the following components as specified in 42CFR 441.351(f):
a.The enrollee’s name
b.The enrollee’s Medicaid ID number
c.Plan of Care effective date
d.Plan of care review date
e.Covered services provided including routine medical and HCBS services
f.Begin date and end date
g.Providers
h.Amount and frequency
i.Case manager’s signature
j.Enrollee or the enrollee’s authorized representative’s signature and date

F.In developing the plan of care, the contractor must:

1.Assess the immediacy of the new enrollee’s services needs and include a description of the project participant’s condition  (e.g., ADL and IADL limitations, incontinence, cognitive impairment, arthritis, high blood pressure), as identified through an appropriate comprehensive assessment and a medical history review.

2.Identify any existing care plans and service providers and assess the adequacy of current services.
3.Provide for continuous care to the new enrollee if the enrollee is receiving active treatment prior to the effective date of enrollment.

4.Pursuant to 42 CFR 438.208(c)(3) and (c)(4), the contractor must produce a plan of care that addresses the health, social service, and special health care needs of the enrollee identified through an assessment.  The plan of care must be:

a)Developed by the enrollee’s primary care provider with enrollee participation, and in consultation with any specialists caring for the enrollee.
b)Approved by the managed care provider in a timely manner, if the managed care provider requires an approval.
c)In accordance with any applicable state quality assurance and utilization review standards.

5.Ensure that the care plan contains, at a minimum, information about the enrollee’s medical condition, the type of services to be furnished, the amount, frequency and duration of each service, and the type of provider to furnish each service.

6.Ensure that treatment interventions address identified problems, needs, and conditions.  In consultation with the enrollee and, as appropriate, the enrollee’s representative or caregiver, the plan of care must specify the long-term care service interventions, and when such services are the responsibility of the contractor, the medical interventions for the enrollee.

ATTACHMENT I - Page 27

7.Ensure that review of the care plan is performed through face-to-face contact with the enrollee at least every ninety days to determine the appropriateness and adequacy of services and to ensure that the services furnished are consistent with the nature and severity of the enrollee’s needs.

8.Ensure that the care plan is reviewed sooner than the minimum required time frame if in the opinion of any person or person(s) involved in the care of the enrollee there is reason to believe significant changes have occurred in the enrollee’s condition or in the services the enrollee receives, or an enrollee or an enrollee’s representative requests another review due to the changes in the enrollee’s physical or mental condition.

9.Ensure the maintenance or creation of an enrollee’s informal network of caregivers and services providers.  Primary caregivers, family, neighbors and other volunteers will be integrated into an enrollee’s plan of care when it is determined through multi-disciplinary assessment and care planning that these services would improve the enrollee’s capability to live safely in the home setting and are agreed to by the enrollee.

10.Implement a systematic process for determining whether enrollees have advance directives, health care powers of attorney, do not resuscitate orders, or a legally appointed guardian if applicable.  This information will become part of the enrollee’s medical record and these orders and preferences will be integrated into the care coordination process.  The contractor shall include a copy of the enrollee’s health care powers of attorney or the legally appointed guardian documents in the enrollee’s file.  The contractor will discuss with the enrollee the importance of the need for advance directives and do not resuscitate orders and note the enrollee’s response in the case file.

G.A copy of the plan of care must be forwarded to the enrollee’s primary care physician.
H.A copy of the plan of care must be forwarded to the department’s CARES office within 30 days of development.

I.Revisions to the plan of care must be done in consultation with the enrollee, the caregiver, and when feasible, the primary care physician.  If the primary care physician is not under contract with the contractor to deliver services to the enrollee, an effort must be made by the case manager to obtain physicians input regarding plan of care revisions.  Changes in service provision resulting from a plan of care review must be implemented within five (5) business days of the review date.

J.The contractor will send a Form 2515 to the local CARES office and DCF informing them of any changes in an enrollee’s address.

4.6 Integration of Care

A.Project case managers are responsible for long-term care planning and at least annual assessments, for developing and carrying out strategies to coordinate and integrate the delivery of all acute and long-term care services to enrollees.

B.For those persons enrolled in the contractor’s Medicare Advantage plan (where applicable), the contractor must have protocols to ensure that all acute care services and long-term care services are coordinated.  The enrollee’s case manager must coordinate with the primary care physician, as well as the enrollee or other appropriate person, in the development of acute and long-term care plans.  The contractor must ensure that all subcontractors, delivering services covered by the contract, agree to cooperate with the goal of an integrated and coordinated service delivery system for the enrollee.

C.When contract enrollees elect to remain in the Medicare fee-for-service system, the contractor must establish protocols to ensure that services are coordinated to the maximum extent feasible. The case manager must actively pursue coordination with the enrollee’s primary care physician and other care providers.

D.In addition, the contractor will be responsible for the following activities to facilitate care coordination and continuity of care:

ATTACHMENT I - Page 28

1.The contractor must implement a systematic process for generating or receiving referrals and with the enrollee’s written consent, sharing clinical and treatment plan information, including management of medications.

2.The contractor must implement a systematic process for obtaining consent from enrollees or their representatives to share confidential medical and treatment planning information with providers.

3.The contractor must implement a systematic process for coordinating care with organizations which are not part of the contractor’s network of providers but are otherwise important to the health and well being of enrollees.

4.For enrollees in an assisted living or nursing facility, the contractor will ensure coordination with the medical, nursing, or administrative staff designated by the facility to ensure that the enrollees have timely and appropriate access to the contractor’s providers and to coordinate care between those providers and the facility’s providers.

5.The contractor must implement a systematic process for tracking the Medicaid eligibility redetermination dates on a monthly basis to ensure continuity of care without a break in eligibility.
E.Pursuant to 42 CFR 438.208(b), the contractor must implement procedures to coordinate health care service for all enrollees that:

1.Ensure each enrollee has an ongoing source of primary care appropriate to his/her needs and a person or entity formally designated as primarily responsible for coordinating the health care services furnished to the enrollee.

2.Coordinate the services the contractor furnishes to the enrollee with services the enrollee receives from any other managed care entity during the same period of enrollment.

3.Share with other managed care organizations serving the enrollee with special health care needs the results of its identification and assessment of the enrollee's needs to prevent duplication of those activities.

4.Ensure in the process of coordinating care, each enrollee's privacy is protected in accordance with the privacy requirements in 45 CFR Part 160 and 164 Subparts A and E, to the extent that they are applicable.

4.7  Disenrollment

A.Enrollees must be allowed to voluntarily disenroll at any time. If voluntary disenrollment is requested prior to the fiscal agent’s monthly processing deadline, disenrollment will be effective the first of the following month.  If voluntary disenrollment is requested after the fiscal agent’s monthly processing deadline, disenrollment will not take place until the first of the month subsequent to the next month.

B.The contractor must ensure that it does not restrict the enrollee's right to voluntarily disenroll in any way, and that it does not deter the enrollee’s contact with the State.  Disenrollment shall be in accordance with 42 CFR 438.56(b)(3) and (d)(3).

C.Immediately upon receiving a voluntary request for disenrollment, the contractor must inform the enrollee of disenrollment procedures.

D.The contractor must make disenrollment assistance available during business hours. This assistance must be available through a toll-free telephone number or face-to-face contact. The contractor’s written disenrollment procedure must list the staff responsible for this type of assistance.

E.The contractor must keep a daily log of all verbal and written disenrollment requests and the disposition of such requests.  The contractor must ensure that disenrollment request logs are maintained in an identifiable manner, and enrollees who wish to file a grievance are afforded appropriate notice and opportunity to do so.

ATTACHMENT I - Page 29

F.The contractor shall assure that appropriate non-English language versions of all disenrollment materials are developed and available to members.  The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for members whose primary language is not English.  Non-English language versions of disenrollment materials are required if, as provided annually by the Agency, the population speaking a particular non-English language in a county is greater than five (5) percent.

G.Involuntary disenrollments are limited to the following reasons:
1.Enrollee death.
2.Ineligibility for Medicaid.
3.Ineligibility for the project.
4.Moving outside the project’s service area.
5.Fraudulent use of the enrollee’s Medicaid ID card.
6.Incarceration.
7.Non-cooperation, subject to department approval.

H.After providing at least one verbal and at least one written warning of the full implications of failure to follow a recommended plan of care, the contractor may submit an involuntary disenrollment request to the department for an enrollee who continues not to comply.  The department may approve such a request provided that a written explanation of reason for disenrollment is given to the enrollee prior to the effective date and provided that the enrollee’s actions are not related to the enrollee’s medical or mental condition.  Enrollees must be given a reasonable opportunity to comply with the plan of care subsequent to each verbal and written warning before disenrollment is made effective except in instances where the enrollee’s actions threaten the health, safety, or well being of service providers or contractor’s staff or representatives.  Enrollees who are disenrolled through this section are not eligible for re-enrollment without the permission of the contractor.

I.The contractor may also submit an involuntary disenrollment request for an enrollee whose behavior is disruptive, unruly, abusive, or uncooperative to the extent that his or her enrollment with the contractor seriously impairs the contractor’s ability to furnish services to either the enrollee or other enrollees.  The contractor must provide at least one verbal and one written warning to the enrollee regarding the implications of his or her actions.  A written explanation of the reason for disenrollment must be given to the enrollee prior to submitting the disenrollment request.  The department will approve, such requests in writing, provided the contractor has documented the actions described above and the enrollee’s actions are not related to the enrollee’s medical or mental condition, involuntary disenrollment documents are maintained in an identifiable enrollee record, and enrollees who are disenrolled through this action are not eligible for re-enrollment without the permission of the contractor.  The contractor shall be prohibited from requesting a disenrollment based on a change in the enrollee’s health status pursuant 42 CFR 438.56(b)(2).  Involuntary disenrollments without the department’s consent will be considered an express or intentional violation of the contract.  Repeated occurrences will be considered a cause for termination as specified in Section 1.28.

J.Disenrollment request forms must be completed in their entirety whether completed by the contractor or the enrollee, , and submitted on DOEA Form LTCD-002, Exhibit G.

ATTACHMENT I - Page 30

K.All disenrollments, including those subject to prior approval, shall be completed through the submission of the HIPAA approved format to the Medicaid fiscal agent.

L.The contractor must provide disenrollment data via the HIPAA approved format on the first available transmission to the Medicaid fiscal agent after the date of receipt of the disenrollment request.  In no event will the contractor submit a disenrollment with an effective date later than 49 calendar days after the contractor’s receipt of a voluntary disenrollment request.

M.A copy of the disenrollment form will be sent to the CARES office within 48 hours of receipt and a copy will be placed in the contractor’s case management file.

4.8 Disputes of Appropriate Enrollments

Disputes relating to the appropriateness of enrollments authorized by CARES staff pursuant to section 2.1 of Attachment I to this contract, will be decided by the department in consultation with the Agency.  This provision excludes matters brought forth by enrollees.  The department must reduce its decision to writing and serve a copy on the contractor.  The decision of the department will be final and conclusive.

4.9 Medicaid Pending

A.Section 430.705(5), F.S., designates Medicaid Pending as individuals who apply for the Long-Term Care Community Diversion Pilot Project and are determined medically eligible by CARES, but have not been determined financially eligible for Medicaid by the Department of Children and Families (DCF).

B.Individuals will be offered the option to receive services under the Medicaid Pending initiative.
C.Contractors may elect to provide the Medicaid Pending option by completing and returning Attachment Number IV to the department.

D.CARES staff will refer individuals identified as Medicaid Pending, and who choose to receive Medicaid Pending services, to the chosen contractor.  Included with the referral will be the Freedom of Choice Form, 701B Assessment, Level of Care, 3008, and Informed Consent.

E.If individuals are determined financially eligible by DCF, the contractor will be reimbursed a capitated rate for services rendered retroactive to the first of the month following the CARES medical eligibility determination.

F.If the individual is not financially eligible for Medicaid as determined by DCF, the contractor may terminate services and seek reimbursement from the individual. The contractor may seek reimbursement from the individual in accordance with the Medicaid Coverage and Limitations Handbooks and the associated fee schedules.

G.The contractor will assist Medicaid Pending individuals in submitting the ACCESS Florida Application (on-line or hard copy)(www.myflorida.com/accessflorida) to DCF.  Additionally, the contractor must forward, at a minimum, the following documentation to DCF:  Financial Release (CF FS 2613, Notification of Level of Care (DOEA-CARES 603), and the Certification of Enrollment Status (HCBS)(CF-AA 2515).

H.Once the individual is determined financially eligible, the contractor must notify CARES and provide a copy of the Notice of Case Action or verification of Medicaid eligibility within two (2) business days of receipt.

I.The contractor will submit 834 enrollment transactions for the Medicaid Pending individuals to the Medicaid fiscal agent one week prior to the monthly submission date.  Additionally, the Florida Medicaid Management Information System (FMMIS) is designed to process the enrollment date retroactive up to a maximum of four (4) months prior to the first of the month following the CARES eligibility determination.  If circumstances require a determination of Medicaid eligibility by DCF for a Medicaid Pending individual that exceeds four months, the request for enrollment must be submitted via the manual enrollment process.

ATTACHMENT I - Page 31

SECTION 5  Enrollee Records

A.The contractor is responsible for a complete long-term care record for each enrollee.

B.The contractor must use procedures that promote the development of a centralized, comprehensive medical and long-term care record for enrollees.  The contractor must ensure, with written consent of the enrollee or their representative, all providers involved in the enrollee’s care have access to the enrollee’s record for the purpose of providing care.

C.The contractor must maintain an enrollee records system, which is consistent with professional standards and permits the prompt retrieval of information.  Each record must include timely and accurately documented information and must be readily available to all appropriate and authorized practitioners involved in the integration and coordination of care.

D.The contractor will ensure all subcontracted providers, including medical specialists and long-term care providers, properly document the care provided to enrollees including, diagnoses, medications, and treatment plans.

E.The contractor will ensure enrollee record information is accessible only to authorized persons in accordance with written consent or an executed authorization granted by the enrollee or the enrollee’s representative and with all applicable federal and state laws, rules and regulations.

F.The contractor must disclose enrollee records, including enrollee and caregiver identifying information, to the department and Agency. It is the department and Agency’s obligation to oversee the performance or to conduct assessment, investigation, or evaluation of this contract.  Not withstanding provisions to the contrary, release of material to the department and Agency will not be construed as public disclosure of confidential information.

G.All records must contain documentation that the member was provided written information concerning the member’s rights regarding advanced directives, and whether or not the member has executed an advance directive.  The contractor shall not, as a condition of treatment, require the member to execute or waive an advance directive in accordance with Section 765.110, F.S.  The contractor must comply with the requirements of 42 CFR 422.128 for maintaining written policies and procedures for advance directives.

SECTION 6  SERVICE PROVISIONS

General Provisions

A.The contractor must bear the underwriting risk of all services covered under this contract. The contractor shall establish and maintain a network in conformance with 42 CFR 438.206(b).

B.Services are to be provided in accordance with an individualized plan of care.  The plan of care is developed by the contractor in consultation with the enrollee and must include those services that are determined through assessment to be necessary to address the health and social service needs of the enrollee.

ATTACHMENT I - Page 32

C.The contractor must directly provide case management services as listed in Section 6.2.

D.The contractor may provide services beyond those required in this contract providing such services are safe, legal, medically prudent, and provided equally to any enrollee with similar needs without discrimination.  Such extra contractual services must be paid from program cost savings and may not be included in encounter data as reported under Section 11.4.

E.The contractor must not require any co-payment or cost sharing from the enrollees except where the Florida Department of Children and Families has assessed a patient responsibility amount for financial contributions by the enrollee toward nursing facility and assisted living services.

F.The contractor must not allow enrollees to be charged for missed appointments.

G.The contractor is responsible for Medicare co-insurance and deductibles for contractor covered services.  The contractor shall reimburse providers or enrollees for Medicare deductibles and co-insurance payments made by the providers or enrollees, according to Medicaid guidelines or the rate negotiated with the provider.

H.All services delivered by the contractor to enrollees, either directly or through a subcontract, must be guided by the following service delivery principles:
1.Services must be individualized as a result of a competent, comprehensive understanding of an enrollee’s multiple needs.
2.Services must be delivered in a timely fashion in the least restrictive, cost-effective, and appropriate setting.

3.The contractor must allow each enrollee to choose his or her service delivery provider.  The contractor assures that each enrollee will be given free choice of all qualified providers of each service included in his or her written plan of care.

4.Each contractor shall provide the department with documentation of compliance with access requirements no less frequently than the following:
a)At the time it enters into a contract with the department.
b)At any time there has been a significant change in the contractor’s operations that would affect adequate capacity and services, such as contractor services, benefits, or geographic service area.

5.Long-term care services must be based upon an enrollee’s plan of care and include goals, objectives, and specific treatment strategies.  Any limitations on amount, duration, and scope may be off set by alternative services to address the health and social services needs of an enrollee.

6.Services must be coordinated to address comprehensive needs and provide continuity of care.
7.Services must be delivered regardless of geographic location within the service area, level of functioning, cultural heritage, or degree of illness of the enrollee.

8.The project’s administration and service delivery system must ensure the participation of the enrollee in care planning and delivery, as appropriate, allow for the participation of the family, significant others, and caregivers.

9.The contractor shall provide interpreter services in person where practical, but otherwise by telephone, for applicants or enrollees whose primary language is not English.  Non-English versions of materials are required if, the population speaking a particular non-English language in a county is greater than five (5) percent, as determined annually by the Agency.

10.Services must be delivered by qualified providers as defined in Sections 6.4, 6.5, 6.6, and 6.7.  The contractor must have a credentialing system approved by an accreditation organization that has been approved by the Agency pursuant to Chapter 641.512, F.S.  The system must include procedures for credentialing long-term care providers.

ATTACHMENT I - Page 33

11.The contractor must be approved by an accreditation organization that has been approved by the Agency pursuant to Chapter 641.512, F.S.
12.All facilities providing services to enrollees must be accessible to persons with disabilities, be smoke-free, and have adequate space, supplies, good sanitation, and fire and safety procedures.

13.For contractor performance that is not in compliance with the contract, the department shall require a corrective action plan.  Failure to provide a corrective action plan within the time specified shall result in penalties or sanctions as specified by the contract or governing statutes and federal regulations.

6.2Long-Term Care Services

With the exception of nursing facility services, the long-term care services in this section are authorized under the Medicaid home and community-based waiver.  As required by Section 430.705(2)(b)2., F.S., the contractor shall have at least two (2) subcontractors for each service as listed below (with the exception of case management services, which are directly provided by the contractor):

A.Adult Companion Services:  Non-medical care, supervision and socialization provided to a functionally impaired adult.  Companions assist or supervise the enrollee with tasks such as meal preparation or laundry and shopping, but do not perform these activities as discrete services.  The provision of companion services does not entail hands-on nursing care.  This service includes light housekeeping tasks incidental to the care and supervision of the enrollee.

B.Adult Day Health Services:  Services provided pursuant to Chapter 429, Part III, F.S.  For example, services furnished in an outpatient setting, encompassing both the health and social services needed to ensure optimal functioning of an enrollee, including social services to help with personal and family problems, and planned group therapeutic activities. Adult day health services include nutritional meals.  Meals are included as a part of this service when the patient is at the center during meal times.  Adult day health care provides medical screening emphasizing prevention and continuity of care including routine blood pressure checks and diabetic maintenance checks.  Physical, occupational and speech therapies indicated in the enrollee's plan of care are furnished as components of this service.  Nursing services which include periodic evaluation, medical supervision and supervision of self-care services directed toward activities of daily living and personal hygiene are also a component of this service. The inclusion of physical, occupational and speech therapy services and nursing services as components of adult day health services does not require the contractor to contract with the adult day health provider to deliver these services when they are included in an enrollee’s plan of care. The contractor may contract with the adult day health provider for the delivery of these services or the contractor may contract with other providers qualified to deliver these services pursuant to the terms of this contract.

C.Assisted Living Services:  Personal care services, homemaker services, chore services, attendant care, companion services, medication oversight, and therapeutic social and recreational programming provided in a home-like environment in an assisted living facility licensed pursuant to Chapter 429 Part I, F.S., in conjunction with living in the facility.  This service does not include the cost of room and board furnished in conjunction with residing in the facility.  This service includes 24-hour on-site response staff to meet scheduled or unpredictable needs in a way that promotes maximum dignity and independence, and to provide supervision, safety and security.  Individualized care is furnished to persons who reside in their own living units (which may include dual occupied units when both occupants consent to the arrangement) which may or may not include kitchenette and/or living rooms and which contain bedrooms and toilet facilities.  The resident has a right to privacy.  Living units may be locked at the discretion of the resident, except when a physician or mental health professional has certified in writing that the resident is sufficiently cognitively impaired as to be a danger to self or others if given the opportunity to lock the door.  The facility must have a central dining room, living room or parlor, and common activity areas, which may also serve as living rooms or dining rooms.  The resident retains the right to assume risk, tempered only by a person's ability to assume responsibility for that risk.  Care must be furnished in a way that fosters the independence of each consumer to facilitate aging in place.  Routines of care provision and service delivery must be consumer-driven to the maximum extent possible, and treat each person with dignity and respect.  Assisted living services may also include:  physical therapy, occupational therapy, speech therapy, medication administration, and periodic nursing evaluations.  The contractor may arrange for other authorized service providers to deliver care to residents of assisted living facilities in the same manner as those services would be delivered to a person in their own home.  The contractor shall be responsible for placing enrollees in the appropriate Assisted Living Facility setting.   Note:  Assistive Care Services are covered under this contract and cannot be billed separately by the Assisted Living Facility.

ATTACHMENT I - Page 34

D.Case Management Services:  Services which facilitate enrollees gaining access to other needed medical, social, and educational services regardless of the funding source for the services, and which contribute to the coordination and integration of care delivery.  Case management services contribute to the coordination and integration of care delivery through the ongoing monitoring of services as prescribed in each enrollee’s plan of care.  The contractor will provide this service directly and the ratio of enrollees to case managers shall be appropriate to support the needs of the enrollees.

E.Chore Services:  Services needed to maintain the home as a clean, sanitary and safe living environment.  This service includes heavy household chores such as washing floors, windows and walls, tacking down loose rugs and tiles, and moving heavy items of furniture in order to provide safe entry and exit.

F.Consumable Medical Supply Services: The provision of disposable supplies used by the enrollee and care giver, which are essential to adequately care for the needs of the enrollee.  These supplies enable the enrollee to perform activities of daily living or stabilize or monitor a health condition.  Consumable medical supplies include adult disposable diapers, tubes of ointment, cotton balls and alcohol for use with injections, medicated bandages, gauze and tape, colostomy and catheter supplies, and other consumable supplies.  Not included are items covered under the Medicaid home health service, personal toiletries, and household items such as detergents, bleach, and paper towels, or prescription drugs.

G.Environmental Accessibility Adaptation Services:  Physical adaptations to the home required by the enrollee's plan of care which are necessary to ensure the health, welfare and safety of the enrollee or which enable the enrollee to function with greater independence in the home and without which the enrollee would require institutionalization.  Such adaptations may include the installation of ramps and grab-bars, widening of doorways, modification of bathroom facilities, or installation of specialized electric and plumbing systems to accommodate the medical equipment and supplies which are necessary for the welfare of the enrollee.  Excluded are those adaptations or improvements to the home that are of general utility and are not of direct medical or remedial benefit to the enrollee, such as carpeting, roof repair, or central air conditioning.  Adaptations which add to the total square footage of the home are not included in this benefit.  All services must be provided in accordance with applicable state and local building codes.

H.Escort Services:  Personal escort for enrollees to and from service providers.  An escort may provide language interpretation for people who have hearing or speech impairments or who speak a language different from that of the provider.  Escort providers assist enrollees in gaining access to services.  This service does not include transportation.

ATTACHMENT I - Page 35

I.Family Training Services:  Training and counseling services for the families of enrollees served under this contract.  For purposes of this service, "family" is defined as the individuals who live with or provide care to a person served by the contractor and may include a parent, spouse, children, relatives, foster family, or in-laws.  "Family" does not include persons who are employed to care for the enrollee.  Training includes instruction and updates about treatment regimens and use of equipment specified in the plan of care to safely maintain the enrollee at home.

J.Financial Assessment/Risk Reduction Services:  Assessment and guidance to the caregiver and enrollee with respect to financial activities.  This service provides instruction for and/or actual performance of routine, necessary, monetary tasks for financial management such as budgeting and bill paying.  In addition, this service also provides financial assessment to prevent exploitation by sorting through financial papers and insurance policies and organizing them in a usable manner.  This service provides coaching and counseling to enrollees to avoid financial abuse, to maintain and balance accounts that directly relate to the enrollees living arrangement at home, or to lessen the risk of nursing home placement due to inappropriate money management.

K.Home Delivered Meals:  Nutritionally sound meals to be delivered to the residence of an enrollee who has difficulty shopping for or preparing food without assistance.  Each meal is designed to provide 1/3 of the Recommended Dietary Allowance (RDA).  Home delivered meals may be hot, cold, frozen, dried, canned or a combination of hot, cold, frozen, dried, or canned with a satisfactory storage life.  These meals must comply with all federal and state requirements for procurement, preparation, transportation and storage.  Religious preferences in the selection and preparation of menu items shall be given consideration and accommodated, if available.

L.Homemaker Services: General household activities (meal preparation and routine household care) provided by a trained homemaker.

M.Nutritional Assessment/Risk Reduction Services:  An assessment, hands-on care, and guidance to caregivers and enrollees with respect to nutrition.  This service teaches caregivers and enrollees to follow dietary specifications that are essential to the enrollee’s health and physical functioning, to prepare and eat nutritionally appropriate meals and promote better health through improved nutrition.  This service may include instructions on shopping for quality food and on food preparation.

N.Personal Care Services:  Assistance with eating, bathing, dressing, personal hygiene, and other activities of daily living.  This service includes assistance with preparation of meals, but does not include the cost of the meals. This service may also include housekeeping chores such as bed making, dusting and vacuuming, which are incidental to the care furnished or which are essential to the health and welfare of the enrollee, rather than the enrollee's family.

O.Personal Emergency Response Systems (PERS):  The installation and service of an electronic device which enables enrollees at high risk of institutionalization to secure help in an emergency. The PERS is connected to the enrollee’s telephone jack or electrical receptacle and programmed to signal a response center once a "help" button is activated. The enrollee may also wear a portable "help" button to allow for mobility. PERS services are generally limited to those enrollees who live alone or who are alone for significant parts of the day and who would otherwise require extensive supervision.

ATTACHMENT I - Page 36

P.Respite Care Services:  Services provided to enrollees unable to care for themselves furnished on a short-term basis due to the absence or need for relief of persons normally providing the care.  Respite care does not substitute for the care usually provided by a registered nurse, a licensed practical nurse or a therapist.  Respite care is provided in the home/place of residence, licensed hospital, nursing facility, or assisted living facility.

Q.Occupational Therapy:  Treatment to restore, improve or maintain impaired functions aimed at increasing or maintaining the enrollee’s ability to perform tasks required for independent functioning when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

R.Physical Therapy:  Treatment to restore, improve or maintain impaired functions by using activities and chemicals with heat, light, electricity or sound, and by massage and active, resistive, or passive exercise when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

S.Speech Therapy:  The identification and treatment of neurological deficiencies related to feeding problems, congenital or trauma-related maxillofacial anomalies, autism, or neurological conditions that effect oral motor functions.  Therapy services include the evaluation and treatment of problems related to an oral motor dysfunction when determined through a multi-disciplinary assessment to improve an enrollee’s capability to live safely in the home setting.

T.Nursing Facility Services: Services furnished in a health care facility licensed under Chapter 395 or Chapter 400, F.S.

6.3Minimum Long-Term Care Service Provider Qualifications

The long-term care services authorized in this project must be provided in accordance with the following requirements.

A.Adult Companion Services:  Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part III, F.S., or organizations having a certificate of registration issued by the Agency for Health Care Administration pursuant to Section 400.509, F.S., or be a Community Care for the Elderly (CCE) provider as defined in Section 430.203, F.S., and registered in accordance with Section  400.509, F.S., or individuals contracted by a nurse registry pursuant to Sections 400.462(18) and 400.506, F.S.

B.Adult Day Health Services: Providers must be licensed by the Agency for Health Care Administration as an adult day care center pursuant to Chapter 429, Part III, F.S., or meet the adult day care center exemption requirements in Section 429.905, F.S.

C.Assisted Living Facility Services: Providers must be licensed pursuant to Chapter 429, Part I, F.S.

D.Case Management Services:  Case managers must be a registered nurse; or have a Bachelor’s Degree in Social Work, Sociology, Psychology, Gerontology or a related field; or have a Bachelor’s Degree in an unrelated field and at least two (2) years of related case management experience; or be a Licensed Practical Nurse (LPN) with four (4) years of geriatric experience. Case managers must attend and complete the following training annually:  four (4) hours of in-service training, Abuse, Neglect and Exploitation training, and Alzheimer’s disease and related disorders continuing education.

E.Chore Services:  Providers must be a lead agency as defined in Section 430.203(9), F.S.; or a home health agency licensed in accordance with Chapter 400, Part III, F.S.; or a pest control business licensed pursuant to Section 482.071, F.S.; or a contractor licensed to do home repair; or a person, employed by or under the supervision of the contractor, who is qualified by training or experience to provide chore services.

ATTACHMENT I - Page 37

F.Consumable Medical Supply Services:  Providers must be pharmacies permitted under Section 465.022, F.S.; or home medical equipment providers licensed pursuant to Chapter 400, Part VII, F.S.; or home health agencies licensed pursuant to Chapter 400, Part III, F.S.; or be a licensed vendor.

G.Environmental Accessibility Adaptation Services:  Providers must be properly licensed pursuant to state and local building requirements, and be confirmed by the provider to have knowledge and experience needed to satisfactorily perform the service.

H.Escort Services:  Providers must be a lead agency as defined in Section 430.203(9), F.S.; or home health agencies licensed pursuant to Chapter 400, Part III, F.S.; or an individual contracted by a nurse registry pursuant to Section  400.506, F.S.; or persons employed by the contractor and trained in the following areas: communication and assistance with hearing and visually impaired patients; emergency procedures; and enrollee confidentiality.

I.Family Training Services:  Providers must be a home health agency licensed pursuant to Chapter 400, Part III, F.S.; or a lead agency as defined in Section 430.203(9), F.S.; or a medical practitioner licensed under Chapter 464 or 491, F.S., providing training or counseling within the scope of their practice.

J.Financial Assessment/Risk Reduction Services:  Providers must be home health agencies licensed pursuant to Chapter 400, Part III, F.S.; or a lead agency as defined in Section 430.203(9), F.S.; or persons confirmed to be qualified to perform the service by experience and training, such as certified financial planners, bank employees, or individual bookkeepers; or qualified persons employed or contracted by the contractor.

K.Home Delivered Meal Providers:  Providers must be a lead agency as defined in Section 430.203(9), F.S., with a contract or referral agreement for the preparation of meals; employed by or under contract with the contractor and meet the food service standards as defined in Chapters 500 and 509, F.S.; Older American’s Act providers as defined in Chapter 58A-1, Florida Administrative Code (FAC).

L.Homemaker Service Providers:  Services must be provided by a home health agency licensed pursuant to Chapter 400, Part III, F.S.; or a lead agency as defined in Section 430.203(9), F.S.; or individuals contracted by a nurse registry pursuant to Sections 400.462(18) and 400.506, F.S.; or have a certificate of registration issued by the Agency pursuant to Section 400.509, F.S.

M.Nutritional Assessment Risk Reduction Services: Services must be provided by Registered Licensed Dietitians or other health professionals functioning in their legal scope of practice.  A dietetic technician (DTR) may, according to the American Dietetic Association, assist a dietitian and assume full responsibility under supervision of a Registered Licensed Dietitian for a wide range of duties including counseling enrollees on specific diets.  Nutritional education materials must be approved by a Registered Licensed Dietitian.  Providers may include lead agencies as defined in Section 430.203(9), F.S.

N.Nursing Facility Services: Providers must be licensed under Chapter 395 or Chapter 400, F.S.

O.Personal Care Providers:  Providers must be lead agencies as defined in Section 430.203(9), F.S.; Certified Nursing Assistants or home health aides contracted under Nurse Registries licensed pursuant to Section 400.506, F.S.; or home health agencies licensed pursuant to Chapter 400, Part III, F.S.

P.Respite Care Providers:  Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part III, F.S.; or have a certificate of registration issued by the Agency for Health Care Administration pursuant to Section 400.509, F.S.; or be a lead agency as defined in Section 430.203(9), F.S.; or be an Adult Day Care Center licensed pursuant to Chapter 429, Part III, F.S.; or be an Assisted Living Facility licensed pursuant to Chapter 429, Part I, F.S.; or be a Nursing Facility licensed pursuant to Chapter 400, Part I, F.S.; or be individuals contracted by a nurse registry pursuant to Section 400.506, F.S.; or be a hospice licensed pursuant to Chapter 400, Part IV, F.S.

Q.Occupational, Physical, and Speech Therapy Providers:  Providers must be home health agencies licensed pursuant to Chapter 400, Part III, F.S., or providers holding current registration, certification, or licenses pursuant to Chapters 455, 468, and 486, F.S.

R.Personal Emergency Response System Service Providers: Providers must meet the requirements as set forth in Section 489.505(15) or (16), F.S.

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6.4Acute-Care Services

The following services are covered for Medicaid recipients based on the Medicaid state plan approved by the federal Centers for Medicare and Medicaid Services.  These services are covered in the project to the extent that they are not covered by Medicare or are reimbursed by Medicaid pursuant to Medicaid’s Medicare cost-sharing policies.

A.Community Mental Health Services:  Community-based rehabilitative services, which are psychiatric in nature, recommended or provided by a psychiatrist or other physician.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Community Mental Health Coverage and Limitations Handbook except that the provider need not be a community mental health center.

B.Dental Services:  Medically necessary emergency dental care limited to emergency oral examination, necessary radiographs, extractions, incision and drainage of abscess and full or partial dentures.  Dentures are limited to one set of full or partial dentures a lifetime.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Dental Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 466, F.S.

C.Hearing Services:  Medically necessary hearing evaluations and diagnostic testing for hearing aid candidacy every three (3) years.  A hearing aid fitting and dispensing for each ear every three (3) years.  Three (3) hearing aid repairs a year outside the warranty period.  One cochlear implant for either ear, but not both, if medical criterion is met through prior authorization.  Prior authorization may be granted for cochlear implant repairs outside the warranty period.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Hearing Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 484, Part II, F.S.

D.Home Health Care Services:  Intermittent or part-time nursing services provided by a registered nurse or licensed practical nurse, or personal care services provided by a licensed home health aide, with accompanying necessary medical supplies, appliances, and durable medical equipment.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Home Health Coverage and Limitations Handbook.

E.Independent Laboratory and Portable X-ray Services:  Medically necessary and appropriate diagnostic laboratory procedures and portable x-rays ordered by a physician or other licensed practitioner of the healing arts as specified in the Independent Laboratory and Portable X-ray Services Coverage and Limitations Handbook.

F.Inpatient Hospital Services:  Medically necessary services, including ancillary services, furnished to inpatient enrollees, provided under the direction of a physician or dentist, in a hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Hospital Coverage and Limitations Handbook.

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G.Outpatient Hospital/Emergency Medical Services:  Outpatient preventive, diagnostic, therapeutic, or palliative care provided under the direction of a physician at a licensed hospital.  Such services include emergency room, dressings, splints, oxygen, physician ordered services and supplies necessary for the clinical treatment of a specific diagnosis or treatment as specified in the Medicaid Hospital Coverage and Limitations Handbook.

H.Physician Services:  Those services and procedures rendered by a licensed physician at a physician’s office, patient’s home, hospital, nursing facility or elsewhere when dictated by the need for preventive, diagnostic, therapeutic or palliative care, or for the treatment of a particular injury, illness, or disease as specified in the Medicaid Physicians Coverage and Limitations Handbook.

I.Prescribed Drug Services:  Prescribed drug services for dual eligible Medicaid beneficiaries are covered as per the Medicare Modernization Act (MMA).  However, Section 103(c) of the MMA added §1935(d)(2) to the Social Security Act to allow State Medicaid programs to continue to provide and receive Federal Financial Participation (FFP) for certain drugs not included in the Medicare Prescription Drug benefit (Part D). Drugs excluded from Part D coverage are listed in §1927(d)(2) of the Act.  Contractors shall provide certain drugs not included in Part D as described in the Medicaid Prescribed Drugs Services and Limitations Handbook.   The contractor’s pharmacy benefits management program must comply with all applicable federal and state laws.

J.Vision Services:  Medically necessary eye examinations.  Eyeglass repairs and adjustments.  Eyeglasses are limited to two pair every 365 days.  Such services must be provided in accordance with the policy and service provisions specified in the Medicaid Vision Services Coverage and Limitations Handbook, and must be provided by providers licensed under Chapter 484, Part I, or 463, F.S..

K.Hospice Services:  End of life services provided to enrollees electing hospice services.  Services will be provided in accordance with the policy and services provisions specified in the Hospice Services Coverage and Limitations Handbook.

6.5 Acute Care Provider Qualifications

For the acute care services that are covered under the contract and are also covered by Medicare, the provider qualifications will be those of the Medicare program.

For the acute care services covered under the contract that are not covered by Medicare, the contractor must meet the provider requirements of the Medicaid programs except that provider type limitations associated with certain services will not apply when other provider types can legally perform the service.

6.6 Optional Service~~s~~

Transportation Services may be rendered within Medicaid guidelines at the option of the contractor. These services are the arrangement and provision of an appropriate mode of transportation for enrollees to receive necessary medical services.  Types of transportation services include: ambulance, non-emergency medical vehicles, public and private transportation vehicles, and air ambulances as specified in the Medicaid Transportation Coverage and Limitations Handbook.

6.7 Expanded Services

The contractor may offer incentive programs for enrollees.  The contractor shall receive written approval from the department prior to the use of any special incentives for enrollees.  Any incentive program offered must be provided to all eligible individuals and will not be used to direct individuals to select a specific contractor.

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6.8 Availability/Accessibility of Services

The contractor must make available and accessible sufficient facilities, service locations, service sites, and personnel to provide the services. The contractor’s network of providers must be accessible to the enrollees in its service area. Services covered under this contract must be available to enrollees to the same extent that such services are available in the project service area to persons with comparable functional impairment and health conditions that are not served under this contract.

The contractor must establish appropriate scheduling guidelines for service delivery. These guidelines must be communicated in writing to providers in the contractor’s network. The contractor must develop a process for monitoring the scheduling of service delivery and the actual time enrollees must wait to receive the service. When the service delivery scheduling or waiting times are excessive, the contractor must take appropriate action to ensure adequate service delivery.

The contractor must arrange for a 24-hour on-call system for each enrollee. The system may vary by enrollee and should be reflected in the enrollee’s plan of care.  The system should provide for the availability of a qualified person with information regarding the enrollee’s plan of care.

6.9  Staffing Requirements

The contractor is responsible for the following staffing requirements:
A.A full time administrator designated to be responsible for the administration of the day-to-day business activities of the contract.
B.A licensed physician, with demonstrated experience in geriatric medicine, to serve as a medical director to oversee and be responsible for the proper provisions of covered services for the contract.
C.A person, qualified by training, to be responsible for the contract’s quality assurance and improvement systems.
D.A person designated to be responsible for the contractor’s orientation, outreach and educational activities who is qualified by training and experienced in working with frail elders.
E.A person designated to be responsible for the health information and/or the enrollee records system.
F.A person designated to be responsible for the processing and resolution of grievances/appeals.

G.Sufficient support staff to conduct daily business in an orderly manner, including having enrollee services staff directly available during business hours for enrollee services consultation, as determined through management and medical reviews.

H.The contractor must maintain sufficient staff available 24 hours per day to handle care inquiries.
I.A person designated to be responsible for the contractor’s utilization control.
J.A person designated to be responsible for case management and qualified case managers in sufficient numbers to ensure that the case management requirements are met.

K.A person, graduated from a four-year program, designated on a full-time basis, to be responsible for the data needs of the program, including but not limited to, enrollment and disenrollment transactions, HIPAA compliance transactions, report reconciliations, data collection, and reporting.

L.A plan for recruiting and retaining health care practitioners who are minority persons as defined in Section 288.703(3), F.S., as required by Section 641.217, F.S.

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6.10Emergency Care Requirements

In accordance with 42 CFR 438.114 and 42 CFR 422.113(c), the contractor must also cover post-stabilization services without authorization, regardless of whether the enrollee obtains the service within or outside the contractor’s network, for the following situations:

A.Post-stabilization care services that were pre-approved by the contractor, or were not pre-approved by the contractor because the contractor did not respond to the treating provider’s request for pre-approval within one (1) hour after being requested to approve such care, or could not be contacted for pre-approval.

B.Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized.  These are not emergency services, but are non-emergency services that the contractor could choose not to cover out-of-contractor except in the circumstances described above.

6.11Out of Network Use of Non-Emergency Services

Unless otherwise specified in this document, when an enrollee uses non-emergency services available under the project from a non-subcontracted provider, the contractor is not liable for the cost of such utilization unless the contractor referred the enrollee to the non-subcontracted provider or authorized such out-of-network utilization.  The contractor must provide timely approval or denial of authorization of out-of-network use through the assignment of a prior authorization number that refers to and documents the approval.  A contractor may not require paper authorization as a condition of an enrollee receiving treatment if the contractor has an automated authorization system.  Written follow-up documentation of the approval must be provided to the out-of-network provider within one business day from the request for approval.  The enrollee is liable for the cost of such unauthorized use of contract-covered services from non-subcontracted providers.  However, in accordance with the Balanced Budget Act of 1997, and pursuant to 42 CFR 422.100(b)(1)(iii), the plan must also cover post-stabilization services without authorization, regardless of whether the enrollee obtains the service within or outside the plan’s network, for the following situations:

A.Post-stabilization care services that were pre-approved by the plan; or were not pre-approved by the plan because the plan did not respond to the treating provider’s request for pre-approval within one hour after being requested to approve such care, or could not be contacted for pre-approval.

B.Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized.  These are not emergency services, but are non-emergency services that the plan chooses not to cover out-of-plan except in the circumstances described above.

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6.12Adult Protective Services

The Department of Elder Affairs and the Department of Children and Families (DCF) have defined processes for ensuring elderly victims of abuse, neglect or exploitation in need of home and community-based services are referred to the aging network, tracked, and served in a timely manner.  Requirements for serving elderly victims of abuse, neglect and exploitation can be found in Section 430.205 (5)(a), F.S.

A.DCF assigns a risk-level designation of “low,” “intermediate” or “high” for each referral.  If the individual needs immediate protection from further harm, which can be accomplished completely or in part with the provision of home and community-based services, the referral is designated "high” risk.  Individuals designated “high” risk must be served within 72 hours after being referred to the AAA or lead agency, as mandated by Florida statute.

1.Reports of abuse, neglect and exploitation begin with the DCF-administered Florida Abuse Hotline.  Victims aged 60 and older in need of home and community-based services are referred to the appropriate Area Agency on Aging (AAA) or Community Care for the Elderly (CCE) lead agency.

2.Reports received on individuals determined to be enrolled in the diversion program will be referred to the appropriate contractor.

B.Upon receipt of a referral, the AAA or CCE lead agency will contact the contractor via the telephone using the contact information provided.  Any changes to the names or phone numbers of the primary, secondary or 24-hour contacts must be sent to your contract manager at the Department of Elder Affairs.  Once the contractor is contacted and provides assurance that the enrollee’s needs will be met, the AAA or CCE lead agency will fax or hand-deliver to the contractor the DCF referral packet, which contains the following:

1.Adult Protective Services Referral Form,
2.Adult Safety Assessment of Safety Factors,
3.Capacity to Consent Form (if the referral has the capacity to consent) OR Provision of Voluntary Protective Services Form (required if consent is provided by the caregiver/guardian),
4.Court Order, if services were court ordered,

C.The contractor is responsible for contacting the AAA or CCE lead agency once the crisis is resolved.  All contact and discussions with AAA or CCE lead agency staff must be included in the contractor’s case manager’s notes.  In addition, a copy of the referral packet must be kept in the case file for each referral.

D.When contacted by the AAA or CCE lead agency in regard to a high-risk referral, the contractor will be required to provide assurance that the crisis will be addressed.  If the CCE lead agency or AAA attempts to contact the contractor during business hours and the contractor cannot be contacted or cannot provide assurance that the crisis will be addressed, the CCE lead agency is required to provide the crisis resolving services until such assurance is received.  If contacted by the AAA or lead agency after business hours (including evenings, weekends and holidays), assurance that the crisis will be addressed must be provided to the AAA or lead agency within 24 hours.  The cost of the crisis resolving services provided by the CCE lead agency while awaiting assurance outside of the allowable delay will be reimbursed by the contractor.

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SECTION 7 UTILIZATION MANAGEMENT

The contractor’s service authorization systems shall provide authorization numbers, effective dates for the authorization, and written confirmation to the contractor of denials, as appropriate.  Pursuant to 42 CFR 438.210(b)(3), any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a health care professional who has appropriate clinical expertise in treating the enrollee's condition or disease.  Pursuant to 42 CFR 438.210(c), the contractor must notify the requesting provider of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested.  The notice to the provider need not be in writing.  The contractor must notify the enrollee in writing of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested.  Pursuant to 42 CFR 438.210(e), the contractor must provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity, deny, limit, or discontinue medically necessary services to any enrollee.

Pursuant to 42 CFR 438.404(a), 42 CFR 438.404(c) and 42 CFR 438.210(b) and (c), the contractor must give the enrollee written notice of any "action" as defined in Section 13, Definitions, within the time frames for each type of action.  Pursuant to 42 CFR 438.404(b) and 42 CFR 438.210(c), the notice must explain:

1.The action the contractor has taken or intends to take.
2.The reasons for the action.
3.The enrollee’s or the provider's right to file a grievance/appeal.
4.The enrollee's right to request a Medicaid Fair Hearing.
5.Procedures for exercising enrollee rights to appeal or grieve.
6.Circumstances under which expedited resolution is available and how to request it.

7.Enrollee rights to request that benefits continue pending the resolution of the appeal, how to request that benefits be continued, and the circumstances under which the enrollee may be required to pay the costs of these services.

Pursuant to 42 CFR 438.404 (a) and (c), the notice must be in writing and must meet the language and format requirements of 42 CFR 438.10(c) and (d) to ensure ease of understanding.

The contractor must mail the notice within the following time frames:
1.For termination, suspension, or reduction of previously authorized Medicaid-covered services, within the time frames specified in 42 CFR 431.211, 431.213, and 42 CFR 431.214.
2.For denial of payment, at the time of any action affecting the claim.
3.For standard service authorization decisions that deny or limit services, within the time frame specified in 42 CFR 438.210(d)(1).
4.If the contractor extends the time frame in accordance with 42 CFR 438.210(d)(1), it must:
a)Give the enrollee written notice of the reason for the decision to extend the time frame and inform the enrollee of the right to file a grievance if he or she disagrees with that decision.
b)Issue and carry out its determination as expeditiously as the enrollee's health condition requires and no later than the date the extension expires.

5.For service authorization decisions not reached within the time frames specified in 42 CFR 438.210(d) (which constitutes a denial and is thus an adverse action), on the date that the time frames expire.

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6.For expedited service authorization decisions, within the time frames specified in 42 CFR 438.210(d).

SECTION 8Quality Assurance and Improvement Requirements

8.1General

The contractor’s quality assurance program must address the needs of enrollees, promote improved clinical outcomes and quality of life, identify and address service delivery issues, and monitor the quality and appropriateness of care furnished to enrollees with special health care needs. The quality assurance program required by this section must comply with applicable provisions of Section 409.912(27), F.S., and Section 641.51, F.S., and be incorporated into an existing quality improvement system.

8.2Quality Assurance Program

The contractor must formally adopt a quality assurance program for enrollees.  The quality assurance program must include written goals, policies, and procedures that ensure enhancement of quality of life for enrollees, emphasize quality patient outcomes, and to promote the coordination of acute and long-term care services.  The quality assurance program must have a system to identify and prioritize problem areas for resolution and a process to design and implement strategies to resolve identified problems.  The system must include: a process for changing the current quality assurance program as needed; a protocol that dictates the active involvement of the medical director, the quality assurance director, medical/clinical providers, and the director of the program; and a description of the mechanism for measuring the success of quality assurance strategies and for providing feedback to all providers involved in the program.  Specifically, the contractor must have a quality assurance program that includes the following:
A.A written description of the quality assurance program.
B.Written responsibilities of the governing body for monitoring, evaluating, and improving care.
C.A procedure for quality assurance program supervision.
D.Assurance of adequate resources to carry out the program’s specified activities effectively.
E.A protocol for provider participation in the quality assurance program.
F.A procedure for delegation of quality assurance responsibilities to designated personnel.
G.A procedure for credentialing and re-credentialing providers.
H.A procedure for informing enrollees about their rights and responsibilities.
I.Assurance of availability of and accessibility to services and care.
J.A procedure to ensure the accessibility and availability of medical and long-term care records, as well as proper record keeping, and a process for record review.
K.A procedure for utilization review.
L.A procedure for quality assurance program documentation.
M.A procedure for coordination of quality assurance activities with other management activities.
N.A continuity of care system.
O.An active quality assurance committee.

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8.3Quality Assurance Committee

The contractor must have a quality assurance committee that is either a separate mechanism for addressing the quality assurance concerns of eligible frail enrollees, or incorporated into an existing quality assurance committee.

The quality assurance committee must:

A.Oversee quality of life indicators such as, but not limited to, the degree of personal autonomy, provision of services and supports to assist people in exercising medical and social choices, self-direction of care and maximum use of natural support networks.

B.Review grievances and appeals identified through the contractor’s policies and procedures and through external oversight.
C.Review case records of all fair hearings and document internal complaint/grievance steps involved in the fair hearing, as well as other pertinent information for the enrollee.
D.Review quality assurance policies, standards, and written procedures to ensure that the needs of the enrollees are adequately addressed.
E.Review utilization of services with adverse or unexpected outcomes for enrollees.

F.Develop and periodically review written guidelines, procedures and protocols on areas of concern in the care of the frail elderly; for example: falls, incontinence, dementia, depression, congestive heart failure, inadequate family care, family caregiver stress, family conflict, out-of-home placements, alcohol problems, and problems of compliance in procedures of medical treatment.

G.Develop an ethics committee to review ethical questions such as end-of-life decisions and advance directives.
H. Develop a system of peer review by physicians and other service providers.

8.4Quality of Care Studies

The contractor must conduct quarterly reviews to monitor the quality of care for this program.  In accordance with Section 409.912(27)(b) F.S., the studies must:
A.Target specific conditions and health service delivery issues appropriate to enrollees for focused monitoring and evaluation.

B.Use clinical care standards or practice guidelines to objectively evaluate health services delivery issues and the care the contractor delivers or fails to deliver for acute and long-term care conditions.

C.Use quality indicators derived from the clinical care standards or practice guidelines to screen and monitor care and services delivered.

The reviews must include quarterly monitoring of long-term care records of enrollees who have received services during the previous quarter. The contractor’s selection of conditions and issues to study should be based on member profile data.  There should be a minimum of three quality of care studies. Review elements include management of diagnosis, appropriateness and timeliness of care, comprehensiveness of and compliance with the plan of care, and evidence of special screening for, and monitoring of, high-risk persons and conditions.

8.5Independent Medical Review

In accordance with 42 CFR 438.204(d), the Agency shall provide for an independent review of all Medicaid services provided or arranged by the contractor.  The contractor shall provide information necessary for the review based upon the requirements of the Agency or the Agency’s independent peer review contractor.  The information shall include quality outcomes concerning timeliness of, and access to, services covered under the contract.  The review shall be performed at least annually by an entity outside state government.  If the medical audit indicates that quality of care is unacceptable pursuant to contractual requirements, the Agency and the department may restrict the contractor’s enrollment activities pending attainment of acceptable quality of care.

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8.6Incident Reporting

The contractor shall implement a systematic process for Incident Reporting in accordance with Section Q. Incident Reporting of the Standard Agreement.

The contractor is required to maintain an incident log which shall be submitted to the department within 30 days of the file closure date via e-mail to DiversionReports@elderaffairs.org or via U.S. mail with password protection for HIPAA related information.

SECTION 9Grievance/Appeals Procedures

9.1Grievance System Requirements

The contractor must have a grievance system in place for enrollees that includes a grievance process, an appeal process, and access to the Medicaid fair hearing system.  The contractor must develop, implement and maintain a grievance system that complies with the requirements in s. 641.511, F.S., and with federal laws and regulations, including 42 CFR 431.200 and 438, Subpart F, “Grievance System.”  The system must include written policies and procedures that are approved by the department.  The contractor shall refer all enrollees and providers who are dissatisfied with the contractor or its action to the grievance/appeal coordinator for processing and documentation in accordance with this contract and the approved policies and procedures.  The nature of the complaint, using the definitions in this contract, determines which of the two processes the contractor must follow.  The grievance process is the procedure for addressing enrollee grievances, which are expressions of dissatisfaction about any matter other than an action, as “action” is defined in Section 13, Definitions.  The appeal process is the procedure for addressing enrollee appeals, which are requests for review of an action, as “action” is defined in Section 13, Definitions.

The contractor must give enrollees reasonable assistance in completing forms and other procedural steps, and must provide interpreter services and toll-free numbers with TTY/TDD and interpreter capability.  The contractor must acknowledge receipt of each grievance and appeal in writing.  The contractor must ensure that decision makers on grievances and appeals were not involved in previous levels of review or decision-making. The decision makers must be health care professionals with clinical expertise in treating the enrollee’s condition or disease when deciding any of the following:
1.An appeal of a denial based on lack of medical necessity.
2.A grievance regarding denial of expedited resolution of an appeal.
3.A grievance or appeal involving clinical issues.

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The contractor must provide information on grievance, appeal, and fair hearing, and its respective policies, procedures, and time frames, to all providers at the time they enter into a contract.  Procedural steps must be clearly specified in the member handbook for members and the provider manual for providers, including the address, telephone number, and office hours of the grievance coordinator.  The information must include:
1.Enrollee rights to Medicaid fair hearing, the method for obtaining a hearing, the rules that govern representation at the hearing, and the DCF address for pursuing a fair hearing, which is:
Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, Florida 32399-0700
2.Enrollee rights to file grievances and appeals, and the requirements and time frames for filing.
3.The availability of assistance in the filing process.
4.The toll-free numbers to file oral grievances and appeals.

5.Enrollee rights to appeal to the Agency and the Subscriber Assistance Program (SAP) if enrolled with contractors licensed under 641, F.S.   The contractor’s appeal or grievance process must be exhausted in accordance with s. 408.7056 and 641.511, F.S., with the following exception: a grievance or appeal taken to Medicaid fair hearing will not be considered by the SAP. The information must explain that a request for SAP review must be made by the enrollee within one year of receipt of the final decision letter from the contractor.  The information must explain how to initiate such a review and include the SAP’s address and telephone number as follows:

Agency for Health Care Administration
Bureau of Managed Health Care, Building 1, Room 339
2727 Mahan Drive, Tallahassee, Florida 32308
1-888-419-3456
6.Notice that the contractor must continue enrollee benefits if:
(a)The appeal is filed timely, meaning on or before the later of the following:
(1)Within ten (10) days of the date on the notice of action (or 15 days if the notice is sent via U.S. mail).
(2)The intended effective date of the contractor’s proposed action.
(b)The appeal involves the termination, suspension, or reduction of a previously authorized course of treatment;
(c)The services were ordered by an authorized contractor;
(d)The authorization period has not expired; and
(e)The enrollee requests extension of benefits.

The contractor must maintain records of grievances and appeals in accordance with the terms of this contract.

9.2 Appeal Process

An appeal is a request for review of an “action” as defined in Section 13, Definitions.  An enrollee may file an appeal, and a provider, acting on behalf of the enrollee and with the enrollee’s written consent, may file an appeal.  The appeal procedure must be the same for all enrollees.

A. Filing Requirements

1.The enrollee or provider may file an appeal within 30 days of the date of the notice of action. If the contractor does not issue a written notice of action, the enrollee or provider may file an appeal within one year of the action.

2.The enrollee or provider may file an appeal either orally or in writing and must follow an oral filing with a written~~,~~ signed appeal.  For oral filings, time frames for resolution begin on the date the contractor receives the oral filing.

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B.Contractor Duties
The contractor must:
1.Ensure enrollee oral inquiries seeking to appeal an action are treated as appeals and confirm those inquiries in writing, unless the enrollee or the provider requests expedited resolution.
2.Provide a reasonable opportunity to present evidence and allegations of fact or law, in person, as well as in writing.
3.Allow the enrollee and representative an opportunity before and during the appeals process to examine the enrollee’s case file, medical records, and any other documents and records.
4.Consider the enrollee, representative, or estate representative of a deceased enrollee as parties to the appeal.

5.Resolve each appeal and provide notice, as expeditiously as the enrollee’s health condition requires, within State-established time frames not to exceed 45 days from the day the contractor receives the appeal.

6.Continue the enrollee's benefits if:
a)The appeal is filed timely on or before the later of the following:
(1)Within ten (10) days of the date on the notice of action (or 15 days if the notice is sent via U.S. mail).
(2)The intended effective date of the contractor’s proposed action.
b)The appeal involves the termination, suspension~~,~~ or reduction of a previously authorized course of treatment;
c)The services were ordered by an authorized provider;
d)The authorization period has not expired; and
e)The enrollee requests extension of benefits.
7.Provide written notice of disposition that includes the results and date of appeal resolution, and for decisions not wholly in the enrollee’s favor, that includes:
a)Notice of the right to request a Medicaid fair hearing.
b)Information about how to request a Medicaid fair hearing, including the DCF address for pursuing a fair hearing, which is:
Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Bldg. 5, Room 203,
Tallahassee, Florida 32399-0700
c)Notice of the right to continue to receive benefits pending a hearing.
d)Information about how to request the continuation of benefits.
e)Notice that if the contractor’s action is upheld in a hearing, the enrollee may be liable for the cost of any continued benefits.

f)Notice that if the appeal is not resolved to the satisfaction of the enrollee, the enrollee has one year in which to request review of the contractor’s decision concerning the appeal by the Subscriber Assistance Program, as provided in Chapter 408.7056, F.S.  The notice must explain how to initiate such a review and must include the addresses and toll-free telephone numbers of the Agency and the Subscriber Assistance Program.

8.Provide the department with a copy of the written notice of disposition upon request.
9.Ensure punitive action is not taken against a provider who files an appeal on an enrollee’s behalf or supports an enrollee’s appeal.

10.The contractor may extend the resolution time frames by up to 14 calendar days if the enrollee requests the extension or the contractor documents there is a need for additional information and the delay is in the enrollee’s interest.  If the extension is not requested by the enrollee, the contractor must give the enrollee written notice of the reason for the delay.

ATTACHMENT I - Page 49

11.If the contractor continues or reinstates enrollee benefits while the appeal is pending, the benefits must be continued until one of following occurs:
a)The enrollee withdraws the appeal.

b)Ten days pass from the date of the contractor’s adverse contractor decision and the enrollee has not requested a Medicaid fair hearing with continuation of benefits until a Medicaid fair hearing decision is reached.  (or 15 days if the notice is sent via U.S. mail.)

c)A Medicaid fair hearing decision adverse to the enrollee is made.
d)The authorization expires or authorized service limits are met.

12.If the final resolution of the appeal is adverse to the enrollee, the contractor may recover the cost of the services furnished while the appeal was pending, to the extent that they were furnished solely because of the requirements of this section.

13.The contractor must authorize or provide the disputed services promptly, and as expeditiously as the enrollee's health condition requires, if the services were not furnished while the appeal was pending and the disposition reverses a decision to deny, limit, or delay services.

14.The contractor must pay for disputed services, in accordance with State policy and regulations, if the services were furnished while the appeal was pending and the disposition reverses a decision to deny, limit, or delay services.

C.Expedited Process

Each contractor must establish and maintain an expedited review process for appeals when the contractor determines or the provider indicates that taking the time for a standard resolution could seriously jeopardize the enrollee's life or health or ability to attain, maintain, or regain maximum function.

The enrollee or provider may file an expedited appeal either orally or in writing.  The contractor must:
1.Inform the enrollee of the limited time available for the enrollee to present evidence and allegations of fact or law, in person and in writing.

2.Resolve each expedited appeal and provide notice, as expeditiously as the enrollee’s health condition requires, within State-established time frames not to exceed 72 hours after the contractor receives the appeal.

3.Provide written notice of disposition.
4.Make reasonable efforts to also provide oral notice of disposition.
5.Ensure that punitive action is not taken against a subcontractor who requests an expedited resolution on the enrollee’s behalf or supports an enrollee’s request for expedited resolution.

6.The contractor may extend the resolution time frames by up to 14 calendar days if the enrollee requests the extension or the contractor documents that there is a need for additional information and that the delay is in the enrollee’s interest.  If the extension is not requested by the enrollee, the contractor must give the enrollee written notice of the reason for the delay.

If the contractor denies a request for expedited resolution of an appeal, the contractor must:
1.Transfer the appeal to the standard time frame of no longer than 45 days from the day the contractor receives the appeal with a possible 14-day extension.
2.Make reasonable efforts to provide prompt oral notice of the denial.

ATTACHMENT I - Page 50

3.Provide written notice of the denial within two (2) calendar days.
4.Fulfill all contractor duties listed above.

9.3Grievance Process

A grievance is an expression of dissatisfaction about any matter other than an action, as “action” is defined in Section 13, Definitions. A grievance may be filed by an enrollee or a provider acting on behalf of the enrollee and with the enrollee’s written consent.
A.Filing Requirements
1.The enrollee or provider may file a grievance within one (1) year after the date of occurrence that initiated the grievance.

2.The enrollee or provider may file a grievance either orally or in writing.  An oral request may be followed up with a written request, but the time frame for resolution begins the date the contractor receives the oral filing.

B.Contractor Duties
The contractor must:

1.Resolve each grievance, and provide notice, as expeditiously as the enrollee’s health condition requires, within State established time frames not to exceed 90 days from the day the contractor receives the grievance.

2.Provide written notice of this disposition including the results and date of grievance resolution.
3.Provide the department with a copy of the written notice of disposition upon request.
4.Ensure punitive action is not taken against a provider who files a grievance on an enrollee’s behalf or supports an enrollee’s grievance.

The contractor may extend the resolution time frames by up to 14 calendar days if the enrollee requests the extension or the contractor documents there is need for additional information and the delay is in the enrollee’s interest.  If the extension is not requested by the enrollee, the contractor must give the enrollee written notice of the reason for the delay.

9.4Medicaid Fair Hearing System

The Medicaid fair hearing policy and process is detailed in Rule 65-2.042, F.A.C.  The contractor’s grievance system policy and appeal and grievance processes shall state the enrollee has the right to request a Medicaid fair hearing at any time, in addition to, pursuing the contractor’s grievance process.  A provider acting on behalf of the enrollee and with the enrollee’s written consent may request a Medicaid fair hearing.  Parties to the Medicaid fair hearing include the contractor, as well as the enrollee and his or her representative or the representative of a deceased enrollee’s estate.

A.Request Requirements
1.The enrollee or provider may request a Medicaid fair hearing within 90 days of the date of the notice of action.

2.The enrollee or provider may request a Medicaid fair hearing by contacting DCF at the Office of Public Assistance Appeals Hearings, 1317 Winewood Boulevard, Building 5, Room 203, Tallahassee, Florida 32399-0700.

B.Contractor Duties
The contractor must:

ATTACHMENT I - Page 51

1.Continue the enrollee's benefits while Medicaid fair hearing is pending if:
a)The Medicaid fair hearing is filed timely on or before the later of the following:
(1) Within 10 days of the date on the notice of action (Add five (5) days if the notice is sent via U.S. mail).
(2) The intended effective date of the plan’s proposed action.
b)The Medicaid fair hearing involves the termination, suspension, or reduction of a previously authorized course of treatment;
c)The services were ordered by an authorized provider;
d)The authorization period has not expired; and
e)The enrollee requests extension of benefits.
2.Ensure punitive action is not taken against a provider who requests a Medicaid fair hearing on the enrollee’s behalf or supports an enrollee’s request for a Medicaid fair hearing.
C.If the contractor continues or reinstates enrollee benefits while the Medicaid fair hearing is pending, the benefits must be continued until one of following occurs:
1.The enrollee withdraws the request for Medicaid fair hearing.

2.Ten days pass from the date of the contractor’s adverse contractor decision and the enrollee has not requested a Medicaid fair hearing with continuation of benefits until a Medicaid fair hearing decision is reached.  (Add five (5) days if the notice is sent via U.S. mail.)

3.A Medicaid fair hearing decision adverse to the enrollee is made.
4.The authorization expires or authorized service limits are met.

The contractor must authorize or provide the disputed services promptly, and as expeditiously as the enrollee's health condition requires, if the services were not furnished while the Medicaid fair hearing was pending and the Medicaid fair hearing officer reverses a decision to deny, limit, or delay services.

The contractor must pay for disputed services, in accordance with State policy and regulations, if the services were furnished while the Medicaid fair hearing was pending and the Medicaid fair hearing officer reverses a decision to deny, limit, or delay services.

SECTION 10Payment
10.1Payment to Contractor
The Agency, through the Medicaid fiscal agent, will make a payment to the contractor on a monthly basis for the contractor’s satisfactory performance of its duties and responsibilities as set forth in this contract and its attachments.
10.2Capitation Rates

A.The capitation rate paid to the contractor is indicated in Exhibit I. The Agency and department, working in conjunction with a licensed actuary, shall review and, if necessary, recalculate the capitation rate.  Legislatively mandated changes in Medicaid services will also be considered in reviewing the capitation rate. If as a result of the review, the capitation rate is recalculated, notice shall be provided to the contractor. The contractor shall have 30 days from the date of the notice to provide written comments to the department on the proposed recalculated capitation rate.

B.The contractor, department, and the Agency acknowledge that the capitation rate paid under this contract as specified in Exhibit I of this contract is subject to approval by the federal government.

C.In accordance with 42 CFR 438.6(c)(1)(i), capitation rates are to be developed and certified as actuarially sound, appropriate for the populations to be covered, and the services to be furnished under the contract.

ATTACHMENT I - Page 52

10.3Payment in Full
The contractor must accept the capitation payment received each month as payment in full for all services provided to enrollees covered under this contract and the administrative costs incurred by the contractor in providing or arranging for such services.

10.4Capitation Payments

A.Adjustments to funds previously paid and to be paid may be required.  Funds previously paid will be adjusted when capitation payment(s) are determined to have been in error, or an error is made in enrolling an ineligible person.  In such events, the contractor agrees to refund any overpayment and the Agency agrees to pay any underpayment.

B.The Agency agrees to reflect changes in the Medicaid fee-for-service program.  The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid fee-for-service expenditure changes have been established through the appropriations process and subsequently identified in the Agency’s operating budget.  Legislatively mandated changes will take effect on the dates specified in the legislation.

10.5Payment Discrepancies

A.If after an enrollment and disenrollment submission, a discrepancy is discovered either by the contractor, the Agency, or the department, the contractor has five (5) business days to submit correct detailed information on the Reconciliation Form (Exhibit F) to the department.

B.After receipt of the fiscal agent remittance vouchers, the contractor has ten (10) business days to submit correct detailed information on the Reconciliation Form (Exhibit F) to the department.
C.Failure to respond within the above time periods may result in a loss and/or forfeiture of any money due the contractor.

SECTION 11ProgramReporting Requirements

11.1 General Requirements

The contractor is responsible for complying with all reporting requirements established by the department and Agency.  The contractor will be responsible for assuring the accuracy and completeness of all required reports as well as the timely submission of each report.  The contractor will be furnished with the appropriate reporting formats, instructions, submission timetables and technical assistance as required.  The contractor shall review all monthly reports, as well as remittance vouchers, received from the fiscal agent for accuracy and will notify the department and Agency if discrepancies are found.  The discrepancies shall be reported as specified in Attachment I, Section 10.5.

A.Level of Analysis: The following levels of analysis will be used, as indicated, for the required reports:
1.Individual Level - One report is required for each enrollee, e.g., one grievance record for each grievance, one record per long-term care service.

ATTACHMENT I - Page 53

2.Location Level - One report required for each nine-digit Medicaid provider number the contractor has under contract.
3.Contractor Level - One report is required for each seven-digit Medicaid provider number the contractor has under contract.
Example: ABC Health Plan, Medicaid Provider Number 1234567, operates three locations: ABC of Palm Beach (123456701), ABC of Indian River (123456702), and ABC of Martin (123456703).  A contractor level report would be summarized over all plans with the seven-digit Medicaid Provider number (1234567).  A location level report would have one report for each nine-digit provider number (123456701, 123456702, and 123456703).

The following table summarizes the required data reporting for the project:

Report Name	Level of Analysis	Reporting Frequency	Submission Method	Reporting Location
834 Transactions	Location	Monthly, by 4:00 PM on the Wednesday preceding the second to last Saturday.	Secured Internet website supplied by the fiscal agent; file upload and download on secured website	Fiscal Agent
Supplemental 834 Transaction	Location	Monthly, by 4:00 PM on the Wednesday prior to 834 transactions	Secured Internet website supplied by the fiscal agent; file upload and download on secured website	Fiscal Agent
Disenrollment Summary Report	Location	Monthly within 5 calendar days after the beginning of the reporting month
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department
ATTACHMENT I - Page 54

Report Name	Level of Analysis	Reporting Frequency	Submission Method	Reporting Location
Encounter Data Report	Individual	Quarterly, within 3 months of the end of reporting calendar quarter
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department
Grievance/Appeals Report	Individual	Quarterly within 5 calendar days of end or reporting calendar quarter
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department
Updated Provider Network and Staff Listing	Location	Quarterly, within 5 calendar days of end of reporting calendar quarter
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department
Minority Business Enterprise Contract Reporting	Contractor	April 15, July 5, October 15, January 15
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department
Financial Statements	Contractor	Quarterly, within 45 days of end of reporting quarter	Agency Supplied Template on Compact Disc, Diskette or Hard Copy	Department
Audited Financial Statement	Contractor	Annually, within 120 days of end of contractor’s fiscal year	Electronic Mail, Compact Disc Diskette or Hard Copy	Department
Emergency Management Plan	Contractor	Annually, April 30	Electronic Mail, Compact Disc, Diskette or Hard Copy	Department
Enrollee Satisfaction Survey	Contractor	Annually, May 15
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department

ATTACHMENT I - Page 55

Report Name	Level of Analysis	Reporting Frequency	Submission Method	Reporting Location
Insolvency Fund Statements	Contractor	Monthly Statements	Electronic Mail or Hard Copy	Department
Reconciliation Report	Individual	Within five (5) days of receipt of fiscal agent reports and ten (10) days of receipt of remittance vouchers
Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information)
Department

11.2 834 Transactions

A.These reports are to be submitted monthly to the Florida Medicaid fiscal agent.  These reports shall be transmitted to the Medicaid fiscal agent using the communications protocol through the secured Internet site supplied by the fiscal agent. The contractor is required to submit the report for every person who is to be enrolled or disenrolled during the reporting period.

B.The fiscal agent is authorized to process the enrollment input data as an electronic transaction in which payment is generated for each enrollee according to the established capitation rate.  On specified dates each month the contractor will receive the remittance invoice accompanied by a payment warrant, in hard copy or contract format.  The amount of payment is determined by the number of enrollees enrolled in each capitation category and any adjustments that may apply.

C.Contractors must comply with all the federal requirements of administrative simplification, as documented in the National Electronic Data Interchange Transaction Set Implementation Guide for the Benefit Enrollment and Maintenance ASC X12N 834 Transaction, as well as the ACS/AHCA ANSI ASC X12N 834 Companion Guide.

D.The monthly transmission shall be sent to the fiscal agent the Wednesday preceding the second to the last Saturday of each month.   The enrollment transactions will include all enrollments submitted from the CARES office and disenrollment requested by enrollees or their representative.  These enrollments and disenrollments will be effective the first of the next month.

E.The supplemental transmission shall be sent to the fiscal agent the Wednesday prior to the monthly transaction.  The supplemental transactions will include Medicaid pending, referrals from the CARES office received after the monthly cutoff date, and enrollments that did not process the previous month.

11.3 Disenrollment Summary Report
This report provides a uniform means of reporting each contractor's monthly disenrollments.  The report is required to assess the reasons for each disenrollment and to ensure that disenrollments are in compliance with contract guidelines.
This report must be provided as a Microsoft Excel spreadsheet in the format specified in Exhibit B of this contract.  Disenrollments shall be numbered, and information shall be listed in alphabetized ascending order by enrollee last name, then by enrollee first name.  Information shall pertain only to disenrollments that are effective for the month being reported. A report will be required if there are no disenrollments filed during the given month. For example, the November 2002 report of disenrollments would include information on an enrollee that expired on October 28, 2002.  October 28, 2002, would be provided as the Disenrollment Reason Occurrence Date for that enrollee in the Disenrollment Summary Report.

ATTACHMENT I - Page 56

11.4 Encounter Data Report

The contractor shall provide encounter level service utilization data as specified in Exhibit C of this contract.  The services reported represent the comprehensive array of services that might be necessary to maintain a member at home while avoiding nursing home placement, including acute and long-terms care services.

The contractor may resubmit files with more current data during the subsequent reporting quarter to replace the data previously submitted.  If files are resubmitted, the previously submitted data will be discarded, and the more recent data will be utilized.

11.5 Grievance/Appeals Report

This report provides a uniform means of reporting each contractor’s quarterly grievances/appeals, and is needed in order to track the number of grievances/appeals, as well as the reason and disposition of grievances/appeals. Grievance/appeals reporting provides a method by which to assess the contractor’s ability to manage formal grievances/appeals through its internal grievance/appeals process.
The Grievance/Appeals Report must be provided as a Microsoft Excel spreadsheet in the format specified in Exhibit D of this contract. The Grievance/Appeals Report shall be submitted by the contractor to report all grievances, appeals or updates to previously reported grievances, appeals, or to report whether there have been any new grievances/appeals during the reporting quarter.

11.6 Updated Provider Network and Staff Listing

This updated listing provides current information on the contractor’s provider network and staffing to ensure that adequate resources are available to enrollees at all times.
The Provider Network and Staff Listing shall be provided electronically in a format specified by the department. The network listing shall be submitted to the department via Electronic Mail (with password protection for HIPAA related information) to DiversionReports@elderaffairs.org or mail via a compact disk or diskette (with password protection for HIPAA related information). The Provider Network Listing shall be updated to include information on providers who joined the contractor’s provider network, or who were terminated from the contractor’s provider network during the reporting quarter. The terminated providers shall be indicated by a strikethrough and a termination date.  The first page and signature page of the subcontract will be submitted for each new provider added to the network.
If the contractor has not added or terminated a subcontract to its provider network within the reporting quarter, a statement to that effect shall be provided to the department in lieu of an updated Provider Network and Staff Listing.

ATTACHMENT I - Page 57

11.7 Minority Business Enterprise Contract Reporting

This report will be submitted in accordance with the Standard Contract Section J.3, Equity in Contracting.  This format is specified in Exhibit E.

11.8 Emergency Management Plan

The contractor must submit an emergency management plan to the department for approval specifying what actions the contractor must conduct to ensure the ongoing provisions of health services in a natural disaster or man-made emergency.  This plan shall also address service delivery post disaster or emergency, i.e. shelf-stable meals for those affected enrollees whose care plan includes home delivered meals.  This plan is due annually April 30.

11.9  Enrollee Satisfaction Reporting
The contractor shall conduct the enrollee satisfaction survey by March 1st of each year.  A copy of the survey shall be sent to the Department for approval by November 1st of the state fiscal year. The contractors shall report the survey results to the department by May 15th of each year.  This survey shall be conducted in English or in an alternative language, if the population speaking a particular non-English language in a county is greater than five (5) percent.  The sampling for the survey shall be a statistically significant sample for members having received long term care services during the period reflected in the report.
The enrollee satisfaction survey results submitted to the department shall include an attestation statement signed by an authorized representative that addresses the validity, reliability, and unbiasedness of the survey.  The attestation must describe how the validity and reliability was statistically or otherwise established.  The attestation of unbiasedness must include the measures the provider took to ensure the independence of the survey and the trust of the respondent.

11.10   Hospice Services

Hospice Services shall be submitted monthly on the Hospice Enrollment Report (Exhibit L), indicating new enrollees receiving hospice services.

SECTION 12Financial Reporting

12.1  General
The reporting requirements outlined in this section are designed in accordance with the Agency’s Medicaid prepaid plan contract financial reporting requirements.

12.2  Member Payment Liability Protection
The contractor shall not hold members liable for the following in accordance with Section 1932 (b)(6), Social Security Act (enacted by Section 4704 of the Balanced Budget Act of 1997):
A.For debts of the contractor, in the event of the contractor’s insolvency.

B.For payment of covered services provided by the contractor if the contractor has not received payment from the Agency for the services, or if the health care provider, under contract or other arrangement with the contractor, fails to receive payment from the Agency or the contractor.

C.For payments to the health care providers that furnished covered services under a contract, or other arrangement with the contractor, that are in excess of the amount that normally would be paid by the member if the service had been received directly from the contractor.

ATTACHMENT I - Page 58

12.3  Financial Reporting Template

The contractor will be supplied with a template for financial reporting that can be used with Excel spreadsheet applications.  The spreadsheets are to be completed and the diskette or compact disk mailed to the department.

A.Master financial sheet - This is the balance sheet, profit and loss statement and changes in financial position that reflects four (4) quarters plus the contractor’s fiscal year totals.  Variances have been placed within the quarters to track fluctuations on a line-item basis.  Ratios have been created to monitor or detect material weaknesses in the contractor.

B.Enrollment sheet - Consists of quarterly summaries of enrollment detailed by county penetration. Indicators have been placed to reflect potential over or under enrolling practices.
C.Profit and Loss sheets - Contains three (3) sheets to track individual performance by commercial, Medicare, and Medicaid product lines.
D.Aggregate write-in sheets - These four (4) sheets track any information recorded on the balance sheet or profit and loss statements, which needs further explanation.
E.Certification page - Showing the contractor’s name, address, telephone number, and other elements.
12.4  Audited Financial Statements
The contractor must submit annual audited financial statements prepared by a certified public accountant that expressly confirm that the contractor satisfies the surplus requirements as per Section 430.705(b)(5) and summarizes the contractor’s financial activities for the contract period.  In addition, the contractor must annually send a statement, signed by the president of the organization, attesting that no assets of the contractor have been pledged to secure personal loans.  The financial statements must be submitted to the department no later than four calendar months after the end of the contractor’s fiscal year and must be prepared by an independent certified public accountant on the accrual basis of accounting in accordance with generally accepted accounting principles as established by the American Institute of Certified Public Accountants (AICPA).  Audits performed to meet the requirements of OMB Circular 128 satisfy this requirement.  For government owned and operated facilities operating on a cash method of accounting, data based on such a method of accounting will be acceptable.  The certified public accountant (CPA) preparing the financial statements must sign statements as the preparer and in a separate letter state the scope of his work and opinion in conformity with generally accepted auditing standards and AICPA statements on auditing standards.  The annual audited report will be for the contractor unless prior approval is obtained from the department for some other alternative.
If the period covered by this contract is less than six months, the contractor may request of the department’s contract manager, in writing, an exemption from the requirements of this section for this contract period.  The department’s contract manager will grant the exception provided that all other performance measures are satisfactory and the contractor provides a complete set of financial statements accompanied by an attestation of accuracy signed by a corporate officer.

12.5  Unaudited Quarterly Financial Statements

The contractor must submit the following unaudited quarterly financial statements:  Balance Sheet, Statement of Revenues, Expenses, and Net Worth, and Statement of Changes in Financial Position and Net Worth.

ATTACHMENT I - Page 59

A.These statements must be filed, on a diskette using the supplied spreadsheet template and are due 45 days after the end of each quarter in a contractor’s fiscal year. Quarterly financial reports are to be specific to the operation of the contractor rather than to a parent or umbrella organization.

B.The reporting date, and the name of the provider, must be plainly written or stamped on the certification page, along with the Chief Executive Officer’s (CEO) signature.

C.Do not leave blanks.  If no entry is to be made, write ANONE, @ not applicable (N/A) or "-0-" in the space provided.  Any item that cannot be readily classified under one of the printed items should be entered as an aggregated item and adequately described.

D.If additional supporting statements or schedules are added in connection with providing information on the financial statement, the additions should be properly keyed to the item being answered (Example - "Current Assets, #4").

E.One copy of the financial template is required to be filed with the diskette.

F.Minimum requirements needed to run the financial report program include:  IBM compatible computer with an 80286 processor or higher, 3.5@ disk drive; hard disk drive, graphics display monitor EGA or VGA, 4 Mb of memory, mouse, MS-DOS 3.1 or later and Microsoft Windows 3.1 or later, Excel 5.0.

1.Balance Sheet
(a)Balance Sheet Asset Definitions:

1)Current Assets - These assets are relatively liquid and usually held for less than one year.  Restricted assets for grants, contracts and reserves are not included.  Five general types of assets are usually included in the current asset classification.

i.Cash - Money in any form, cash awaiting deposit, balances on deposit in checking accounts and certificates of deposit.  Funds with availability for current use that are restricted by contract, state reserve requirements or other formal arrangements are reported as Other Assets.  Loan funds held in escrow are reported as Other Assets.

ii.Secondary Cash Resources - Various investments that are readily marketable, held for less than one year or intended for sale within a twelve-month period.  Any funds with availability for current use but restricted by contract, state requirement or other formal arrangements are excluded.

iii.Short-Term Receivables - Open accounts receivable and notes receivable with short-term maturities of less than one year.
iv.Short-Term Prepayments - Expenses, such as insurance, taxes, rent, paid for in advance of use in operations. These items are usually referred to as prepaid expenses.

v.Other - Includes inventories that are consumable supplies, such as x-ray, laboratory and other operating supplies.  The category includes items that will be consumed by the contractor during the current period in ordinary course of operation and items that are held for resale such as pharmacy inventories.

2)Other Assets - Assets including insolvency requirements, contracts, grants and reserves.
3)Property and Equipment - Fixed assets including land, building improvements, furniture and equipment.

ATTACHMENT I - Page 60

(b)Balance Sheet Asset Lines:
1)Cash - Cash in the bank or on hand, available for current use and does not include restricted cash.
2)Short-Term Investments - Readily saleable investments acquired with temporarily unneeded cash and do not include restricted securities.

3)Premiums Receivable - Net-Gross amounts collectible from groups or enrollees who receive services from the contractor, less the amount accrued for premiums determined to be uncollectible for the period.  This should not include fee-for-service.

4)Interest Receivable - Interest earned on investments but not received.

5)Other Receivables - Net-Gross amounts collectible from sources other than enrollees or groups, less the amount accrued for receivables determined to be uncollectible during the period.  Example: fee-for-service.  This should not include restricted receivables.

6)Prepaid Expenses - Future expenses paid in advance such as unexpired insurance.
7)Aggregate Write-ins For Current Assets - Enter the total of the write-ins listed on the aggregate write-in sheet for current assets.
8)Total Current Assets - Total of the above categories.
9)Restricted Assets - Assets restricted for statutory insolvency requirements.
10)Restricted Funds - Assets held for contract (i.e., Medicaid) grants, reserves including cash, securities, receivables, and other.
11)Loan Escrow - Funds for which loan notes have been signed by the provider but not drawn down. Funds may be held by the provider or an escrow agent.
12)Long-Term Investments - Investments held for a period longer than twelve months.
13)Intangible Assets and Goodwill Net - Assets of no physical substance. These may include patents, copyrights, licenses, and franchises. Provide gross amount less amortization.
14)Aggregate Write-ins for Other Assets - Enter the total of the write-ins listed on lines 1501 through 1597.
15)Total Other Assets - Total of the above categories.
16)Land - Real estate owned by the contractor.
17)Buildings & Improvements - Buildings owned by the contractor and improvements made to provider-owned buildings.
18)Construction in Progress - Buildings or improvements in progress or under construction. These items will be capitalized upon completion or utilization.
19)Furniture and Equipment - Includes medical equipment, office equipment and furniture owned by the contractor.
20)Aggregate Write-ins for Other Equipment - Enter the total of the write-ins listed on the aggregate write-in for property and equipment.

ATTACHMENT I - Page 61

21)Total Property and Equipment-Net - Total of Property and Equipment categories, less Accumulated Depreciation.  The cumulative amount of depreciation on property and equipment.  Depreciation is an accounting practice recognizing the consumption of the value of a fixed asset during the asset's useful life.  Depreciation expenses are charged to the expense categories representing the cost center to which the fixed asset is assigned.

22)Total Assets - Total of Current Assets, Other Assets and Net Property and Equipment.
23)Details of Write-ins Aggregated for Current Assets - Show non-restricted current assets, including inventories, not included in the other Current Assets categories.
24)Details of Write-ins Aggregated for Other Assets - Show non-current assets not included in the Other Assets categories.
25)Details of Write-ins Aggregated for Other Equipment - Include automobiles, fixtures, and other fixed assets not reported in other Property and Equipment categories.

(c)Balance Sheet Liabilities and Net Worth Definitions:
1)Current Liabilities - Obligations whose liquidation is reasonably expected to occur within one year. Three main classes or liabilities fall within this definition.
2)Obligations for goods and services that were acquired for use in the operating cycle - These include claims for hospital and physician services and accounts payable.
3)Other debts that may be expected to require payment within the operating cycle or one year - This includes short-term notes and the currently maturing portion of long-term obligations.

4)Revenues received and recorded prior to being earned - These advances are often described as "deferred revenues."  The obligation to furnish the services or to refund the payment is recognized as a liability.  These include unearned premiums.

5)Other Liabilities - Liabilities of a long-term nature; liquidation of liabilities is not expected in the current year.
6)Net Worth - Includes ownership or donated capital, restricted funds, reserves, and earnings or losses.

(d)Balance Sheet Liabilities and Net Worth Lines:
1)Accounts Payable - Amounts due to creditors for the acquisition of goods and services (trade and vendors rather than health care providers) on a credit basis.
2) Claims Payable (Reported) - Claims reported and booked as payables.
3)Accrued Inpatient Claims (Not reported) - Hospital and institutional care claims incurred but not reported and/or booked as payables.

4)Accrued Physician Claims (Not reported) - Claims incurred but not reported and/or booked as payables for physicians and ancillary (such as lab and x-ray) services by providers under an arrangement with the prepaid health plan.  These may include capitation payments to medical groups or fees to IPAs.

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5)Accrued Referral Claims (Not reported) - Claims incurred but not reported and/or booked as payables for consultants and referrals to providers outside a contractor arrangement.  These claims are usually paid on a fee-for-service basis.

6)Accrued Other Medical (Not Reported) - Other incurred medical expenses but not reported and/or booked as payables including emergency room, out-of-area services, and payroll.
7)Accrued Medical Incentive Pool - Accruals for withholds from IPA’s or capitated medical groups and other such arrangements in which the provider may return incentive funds to contractors.
8)Unearned Premiums - Income received or booked in advance of the period to which it applies. A liability exists to render service in the future.
9)Loans and Notes Payable - The principal amount on loans due within one year.
10)Aggregate Write-Ins for Current Liabilities - Enter the total of the write-ins listed on the aggregate write-ins for current liabilities.
11)Total Current Liabilities - Total of Current Liability Categories.
12)Loans and Notes - Loans and notes signed by the contractor not including current portion payable. Include federal loans.
13)Statutory Liability - Reserve required as a liability by statute (e.g., government purchaser requirements).
14)Aggregate Write-ins for Other Liabilities - Enter the total of the write-ins listed on the aggregate write-ins for other liabilities.
15)Total Other Liabilities - Total of Other Liability Categories.
16)Total Liabilities - Lines 4 and 8.
17)Donated Capital - Capital donated to nonprofit organization. Do not include loans. Describe the nature of donation as well as any restrictions on this capital in the notes to financial statements.
18)Capital - Par Value of stock. Stated amount of owner’s direct equity in provider.
19)Paid in Surplus - Amount over stated value of Line 10. Reflects actual amount in excess of par or stated value.
20)Unassigned Surplus - Unassigned Retained Earnings. Cumulative earnings or deficit from operations, net of reserves and restricted funds.
21)Aggregate Write-ins for Other Net Worth Items - Enter the total of the write-ins listed on the aggregate write-ins for net worth.
22)Total Net Worth - Total of Lines 9 to 13.
23)Total Liabilities and Net Worth - Total of Lines 9 and 15.
24)Details of Write-ins Aggregated for Current Liabilities - Show current liabilities not included in other Current Liabilities categories; include accrued payroll and taxes.
25)Details of Write-ins Aggregated for Other Liabilities - Show other liabilities of a long-term nature.

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25)Details of Write-ins Aggregated for Other Net Worth Items - May include statutory reserves, subordinated debt, and accrued interest on subordinated debt.

2.Statement of Revenues, Expenses, and Net Worth
(a)Revenue
Components are broken down to show the sources of income and revenue dependency on public or private enrollment bases.  Coordination of Benefits (C.O.B.) and Insurance Recoveries are also shown.  Expenses:  Medical, Services, Administration and Marketing components are shown.  The report includes a contra item for year-end adjustments to the full expenses reported and for withholds or incentives claimed.  Report full-accrued revenues and expenses as defined below for the period.  Full expenses, whether or not the contractor ultimately bears financial responsibility, should be shown.  For example, the full hospital and institutional expenses are shown in "Inpatient" line.  Offsets to these expenses such as C.O.B. and Insurance Recoveries are shown as revenue.  Similarly, full physician service expenses are shown with a year end adjustment for withholds or other offsets returned to the provider as a contra category. Project staff should footnote differences in reporting if they are unable to report in lines similar to these revenue/expense accounts.
(b)Statement of Revenues, Expenses, and Net Worth Lines

1)Premium - Revenue recognized on a prepaid basis from enrollees and groups for provision of a specified range of health services over a defined period of time, normally one month.  Also included are premiums from Medicare Wrap-Around subscribers for health benefits which supplement Medicare coverage.  If advance payments are made to the contractor for more than one reporting period, the portion of the payment that has not yet been earned must be treated as a liability.

2)Fee-for-Service - Revenue recognized by the contracting entity for provision of health services to non-enrollees by contractor providers and to enrollees through provision of health services excluded from their prepaid benefit packages.

3)Co-payments - Revenue recognized by the contracting entity from enrollees on a utilization related basis for certain health services included in the HMO benefit package.
4)Title XVIII Medicare - Revenue as a result of an arrangement between a provider and the Centers for Medicare and Medicaid Services for services to a Medicare beneficiary.
5)Title XIX Medicaid - Revenue as a result of an arrangement between a contractor and a Medicaid state agency for services to a Medicaid beneficiary.
6)Interest - Interest earned from all sources, including the federal loan in escrow and reserve accounts.
7)C.O.B. and Insurance Recoveries - Income from Coordination of Benefits and insurance recoveries.
8)Reinsurance Recoveries - Income from the settlement of stop-loss (reinsurance) claims.
9)Other Revenue - Revenue from sources not covered in the previous revenue accounts, such as recovery of bad debts or gain on sales of capital assets.
10)Total Revenue - Total of the above revenue accounts.

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11)Medical and Hospital - Expenses for health service delivery including the following components:

i.  Physician Services - Expenses for physician services provided under contractual arrangement to the contractor including the following:  salaries, including fringe benefits, paid to physicians for delivery of medical services; capitated payments paid by the contractor to physicians for delivery of medical services to contractor subscribers; and fees paid by the contractor to physicians on a fee-for-service basis for delivery of medical services to contractor subscribers.  This includes capitated referrals.  Do not include expenses for medical personnel time devoted to administrative tasks.

ii.  Other Professional Services - Compensation, including fringe benefits, paid by the contractor to non-physician providers engaged in the delivery of services and to personnel engaged in activities in direct support of the provision of medical services.  This includes dentists, psychologists, optometrists, podiatrists, extenders, nurses, clinical personnel such as ambulance drivers, technicians, para professionals, janitors, quality assurance analysts, administrative supervisors, secretaries to medical personnel, and medical record clerks.

iii. Outside Referrals - Expenses for services from providers not under provider arrangement such as consultations.

iv.  Emergency Room, Out-of-Area, Other - Expenses for other non-contracted health delivery services incurred by contractor enrollees for which the contractor is responsible on a fee-for-service basis.  These include emergency room costs and out-of-area emergency physician and hospital costs.

v.   Occupancy, Depreciation and Amortization - Expenses associated with medical services including the amount of depreciation and amortization expense which is directly associated with the delivery of medical services.  The costs of occupancy to the contractor which are directly associated with the delivery of medical services.  Included in occupancy are costs of using a facility, fire and theft insurance, utilities, maintenance, and lease.

vi. Inpatient - Inpatient hospital costs of routine and ancillary services for enrollees while confined to an acute care hospital. Does not include out-of-area hospitalization.

vii.   Routine hospital service- includes regular room and board (including intensive care units, coronary care units, and other special inpatient hospital units), dietary and nursing services, medical surgical supplies, medical social services, and the use of certain equipment and facilities for which the contractor does not customarily make a separate charge.

viii.    Ancillary services- may also include laboratory, radiology, drugs, delivery room and physical therapy services.  Ancillary services may also include other special items and services for which charges are customarily made in addition to routine service charge.  Charges for non-contractor physician services provided in a hospital are included in this line item only if included as an undefined portion of charges by a hospital to the contractor.  Include the cost of utilizing skilled nursing and intermediate care facilities.  Skilled nursing facilities are primarily engaged in providing skilled nursing care and related services for patients who require medical or nursing care or rehabilitation service.  Intermediate care facilities are for enrollees who do not require the degree of care and treatment which a hospital or nursing care facility provides, but do require care and services above the level of room and board.

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ix. Reinsurance Expenses - Expenses for Reinsurance or "Stop-loss" insurance.

x.    Other Medical - Costs directly associated with the delivery of medical services under contractor arrangement which are not appropriately assigned to the medical expense categories defined above, e.g., costs of medical supplies, medical administration expense (except compensation), malpractice insurance, etc.

xi.   Incentive Pool Adjustment - A contra category for adjusting the full medical expenses reported.  For example, physician withholds or hospital volume discounts returned by or to the provider should be included here.  Adjustments should be made only on the annual report.

xii. Total Medical and Hospital - Total of the above categories.

(c)Administration - Costs associated with the overall management and operation of the contractor including the following components:

1)Compensation - All expenses for administrative services including compensation and fringe benefits for personnel time devoted to or in direct support of administration.  Include expenses for management contracts.  Do not include marketing expenses.  However, when a management company pays rent, insurance, and other non-salary or non-commission payments, these amounts should not be reported as compensation.

2)Interest Expenses - Interest on loans paid during period.

3)Occupancy, Depreciation and Amortization - Expenses associated with administrative services including the costs of occupancy to the contractor entity which are directly associated with contractor administration.  Included in occupancy are costs of using a facility, fire and theft insurance, utilities, maintenance, and lease.  Do not include expenses for marketing in this category.

4)The amount of depreciation and amortization expense which is directly associated with administrative services.  Depreciation expense is the incremental consumption of the value of a fixed asset during the asset's useful life.

5)Amortization Expense - the cost of certain assets are spread over their estimated service lives, e.g., leasehold improvements.

6)Marketing - Expenses directly related to marketing activities including advertising, printing, marketing representative compensation and fringe benefits, commissions, broker fees, travel, occupancy, and other expenses allocated to the marketing activity.

7)Other - Costs which are not appropriately assigned to the health plan administration categories defined above.  Included are costs to update enrollee records, servicing of enrollee inquiries and complaints, claims adjudication and payment, legal, audit, data processing, accounting, insurance, bad debts, and all taxes except federal income taxes.  Do not include marketing expenses.

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8)Total Administration - Total of the above categories.
9)Total Expenses - Total of Medical and Hospital and Administration Expenses.
10)Income (Loss) - Excess or deficiency of total revenues over total expenses.
11)Extraordinary Item - A nonrecurring gain or loss that meets the following criteria:
i. The event must be unusual. It should be highly abnormal and unrelated to, or only incidentally related to, the ordinary activities of the entity.
ii. The event must occur infrequently. It should be of a type that would not reasonably be expected to recur in the foreseeable future.

iii. The following gains and losses are specifically not extraordinary:  write-down or write-off of accounts receivable, inventory, or intangible assets; gains or losses from changes in the value of foreign currency; gains or losses on disposal of a segment of a business; gains or losses from the disposal of fixed assets; effects of a strike; and adjustments of accruals on long-term contracts.

12)Provision for taxes - State and federal taxes for the period (for-profit organizations only).
13)Net Income (Loss) - Excess or deficiency of total revenues over total expenses less state and federal taxes for the period.
3.Statement of Changes in Financial Position and Net Worth
This report reflects the concept of funds as working capital, rather than the more limited cash concept.  Use brackets to show negative balances.  Inclusion of statutory reserves as a component of working capital is dependent in each situation on the use of the reserve as defined by the regulatory authority.  The applicable test is whether the reserve is available for use in current operations.  This report shows funds generated and applied to operations.  Sources and applications of funds indicate funds generated (or lost) from operations, as well as other sources and applications.  Net worth indicates changes in components of net worth over the past year.  Sources of funds used in operations including the following:

(a)Statement of Changes in Financial Position and Net Worth Lines
1)Net Income (Loss) - Report the figure calculated for this line.
2)Add items not affecting working capital in the current period - depreciation, amortization and deferred taxes are expenses not affecting working capital. These expenses are added back.
3)Depreciation and Amortization
4)Deferred Taxes - These are accrued taxes expensed for the period which are held for payment to the government during a later period.
5)Show other expenses not affecting working capital.
6)Other Additions to Working Capital: Additions are generally from borrowing or from liquidating non-current assets and include the following:
i.Proceeds from borrowing - Additions from borrowing which increase current asset accounts.
ii.Show other additions to working capital.
iii.Total Sources of Funds - Total of the above categories.

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7)Applications - Uses of Working Capital, usually additions to non-current assets or reductions in long term liabilities, including the following:
i.Additions to Property and Equipment - Increase in property and equipment from last period.
ii.Reductions in Long-Term Debt - Decrease in long-term liabilities from last period.
iii.Show other uses of Working Capital.
iv.Total Applications of Funds - Total of the above categories.
8)Increase (Decrease) in Working Capital - Excess or deficiency of Sources over Applications of Funds.
9)Net Worth Beginning of Period
10)Increase (Decrease) in Donated Capital
11)Increase (Decrease) in Capital - (Current year less previous year)
12)Increase (Decrease) in Reserves and Restricted Funds - (Current year less previous year)
13)Increase (Decrease) in Unassigned Surplus - (Current year less previous year)
14)Net Worth End of Period

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SECTION 13 DEFINITIONS
The following terms as used in this contract, shall be construed and/or interpreted as follows, unless the context otherwise expressly requires a different construction and/or interpretation.
Action - 42 CFR 438.400 - 1. The denial or limited authorization of a requested service, including the type or level of service.  2. The reduction, suspension, or termination of a previously authorized service.  3. The denial, in whole or in part, of payment for a service.  4. The failure to provide services in a timely manner, as defined by the state.  5.  The failure of the plan to act within the timeframes provided in 42 CFR 438.408(b).  6. For a resident of a rural area with only one managed care entity, the denial of a Medicaid enrollee's request to exercise his or her right, under 42 CFR 438.52(b)(2)(ii), to obtain services outside the network

ADL - Activities of Daily Living; include, dressing, grooming, bathing, eating, transferring in and out of bed or a chair, walking, climbing stairs, toileting, bladder/bowel control, and the wearing and changing of incontinent briefs.
Advance Directives- refers to oral and written instructions authorizing another to act as one’s agent or attorney regarding future medical care. (Examples: Living Will and Durable Power of Attorney)
Adverse Determination - Adverse determination means any instance in which coverage for the requested service is denied, reduced, or terminated.  The contractor’s decision to deny, reduce or terminate coverage must be based on the review of whether an admission, availability of care, continued stay, or other service required in accordance with this contract meets the contractor’s requirements for medical necessity, appropriateness, health care setting, level of care, or effectiveness.
Agency - State of Florida, Agency for Health Care Administration.
Ancillary Services - Services provided at a hospital include, but are not limited to, radiology, pathology, neurology, and anesthesiology as specified in the Hospital Coverage and Limitations Handbook.
Appeal - 42 CFR 438.400 - A request for review of action.
Area Agency on Aging - an agency designated by the department to develop and administer a plan for a comprehensive and coordinated system of services for older persons.
Assessment –an individualized comprehensive appraisal of an individual’s medical, developmental, mental, social, financial, and environmental status conducted by a qualified individual for the purpose of determining the need for long term care services.
Benefits - a schedule of medical or social services to be delivered to enrollees covered under this contract.
CMS– Centers for Medicare and Medicaid Services.
Capitation Rate - the monthly fee paid by the Agency to the contractor for each enrollee enrolled under the contract for the provision of services during the payment period.
Care Plan - See Plan of Care.
CARES - Comprehensive Assessment and Review for Long Term Care Services.  A nursing home pre-admission assessment program, which provides a comprehensive, on-site assessment of individuals seeking admission to a nursing home under a state assisted program.  The program explores all available options to nursing home placement and recommends, and may facilitate alternative placements for individuals who are determined able to remain in the community.
CFR - Code of Federal Regulations.

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Cold-call marketing - Any unsolicited personal contact by the contractor or subcontractors with a potential enrollee for the purpose of marketing.
Complaints– See Grievance
Contractor - the organizational entity serving as the primary contractor and with whom this agreement is executed.  The term contractor shall include all employees, subcontractors, agents, volunteers, and anyone acting on behalf of, in the interest of, or for a contractor.
Covered Services - see Benefits.
Department - Department of Elder Affairs.
DCF- Department of Children and Families
DHHS - United States Department of Health and Human Services.
Disenrollment - the discontinuance of an enrollee's membership in the contractor’s plan.
Durable Medical Equipment - medical equipment that can withstand repeated use; is primarily and customarily used to serve a medical purpose; is generally not useful in the absence of illness or injury; and is appropriate for use in the recipient's home.
Emergency Medical Condition– according to 42 CFR 438.114(a) means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following:
(1) Placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy.
    (2) Serious impairment to bodily functions.
    (3) Serious dysfunction of any bodily organ or part.
Emergency Services - according to 42 CFR 438.114(a) means covered inpatient and outpatient services that are as follows:
    (1) Furnished by a provider that is qualified to furnish these services under this title.
    (2) Needed to evaluate or stabilize an emergency medical condition.
Enrollee - according to 42 CFR 438.10(a) means a Medicaid recipient who is currently enrolled in a MCO as defined in 42 CFR 438.10(a). See “Member.”
Enrollment - the process by which an eligible Medicaid recipient becomes an enrollee in the Long Term Care Community Diversion Pilot Project.
Existing diversion provider - an entity that is approved by the department on or before June 30, 2007, to provide services to consumers through any Long-Term Care Community Diversion Pilot Project authorized under Chapter 430.701- 430.709, F.S..

Extraordinary Reporting – reporting of awareness or discovery of conditions that may materially affect the contractor’s ability to perform services under this contract.
Facility - any premises (a) owned, leased, used or operated directly or indirectly by or for the contractor or its affiliates for purposes related to this contract; or (b) maintained by a sub-contractor to provide services on behalf of the contractor.
Fair Hearing - the opportunity to present one’s case to a reviewing authority in accordance with the terms and conditions in 42 CFR Part 431, State Organization and General Administration, Subpart E, and 59G-1.030, Florida Administrative Code.
Fiscal Agent - any corporation or other legal entity that has contracted with the Agency to receive, process and adjudicate claims under the Medicaid program.

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FMMIS- Florida Medicaid Management Information System, Medicaid fiscal agent utilizes this system for all Medicaid related data and information.
Furnished - means supplied, given, prescribed, ordered, provided, or directed to be provided in any manner.
Grievance  - means an expression of dissatisfaction about any matter other than an action, as "action" is defined in this section.  The term is also used to refer to the overall system that includes grievances and appeals handled at the contractor level and access to the Medicaid fair hearing process.  (Possible subjects for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a contractor or employee, or failure to respect the enrollee's rights.)  (42 CFR 438.2)
Grievance Procedure - the procedure for addressing enrollees' grievances.  A grievance is an enrollee’s expression of dissatisfaction with any aspect of their care other than the appeal of actions (which is an appeal).
Grievance System - the system for reviewing and resolving enrollee grievances or appeals.  Components must include a grievance process, an appeal process, and access to the Medicaid fair hearing system.
Grievant - an enrollee, subcontractor, or other service provider that files a grievance with the contractor.
Health Care Professional - means a physician or any of the following:  a podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech-language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist, and certified nurse midwife), licensed certified social worker, registered respiratory therapist, and certified respiratory therapy technician.
HMO - Health Maintenance Organization as certified pursuant to Chapter 64l, F.S..
Hospital - a facility licensed in accordance with the provisions of Chapter 395, F.S., or the applicable laws of the state in which the service is furnished.
IADL - Instrumental Activities of Daily Living; include making and answering telephone calls, shopping, transportation ability, preparing meals, laundry, light housekeeping, heavy chores, taking medication, and managing money.
ICP - The Medicaid Institutional Care Program.
Ineligible Recipient - a Medicaid recipient that does not qualify for enrollment in the Long Term Care Community Diversion Program.
Insolvency/Insolvent - A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceed its assets.
Lead Agency - means an entity designated by an area agency on aging and given the authority and responsibility to coordinate services for functionally impaired elderly persons.
Long-Term Care Record - a record that includes information regarding the medical and long-term care services an enrollee is receiving including the plan of care and documentation of case management activities including efforts to coordinate and integrate the delivery of all services to the enrollee.
Marketing - any activity conducted by or on behalf of the contractor where information regarding the services offered by the contractor is disseminated in order to encourage eligible enrollees to enroll or accept any application for enrollment in the Long Term Care Community Diversion Program developed under this contract.

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Medicaid - the medical assistance program authorized by Title XIX of the federal Social Security Act, 42 U.S.C. s.1396 et seq., and regulations there under, as administered in this state by the Agency under Chapter 409.901 et seq., F.S.
Medicaid HMO– an HMO as defined in the Medicaid State Plan.
Medically Necessary or Medical Necessity - services provided in accordance with 42 CFR  438.210(a)(4) and as defined in Section 59G-1.010(166), F.A.C., to include that medical or allied care, goods, or services furnished or ordered must:
A. Meet the following conditions:
1.Be necessary to protect life, to prevent significant illness or significant disability, or to alleviate severe pain;
2.Be individualized, specific, and consistent with symptoms or confirmed diagnosis of the illness or injury under treatment, and not in excess of the patient’s needs;
3.Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not experimental or investigational;
4.Be reflective of the level of service that can be safely furnished, and for which no equally effective and more conservative or less costly treatment is available, statewide; and
5.Be furnished in a manner not primarily intended for the convenience of the recipient, the recipient’s caretaker, or the contractor.

B.  “Medically necessary” or “medical necessity” for inpatient hospital services requires that those services furnished in a hospital on an inpatient basis could not, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

C.The fact that a contractor has prescribed, recommended, or approved medical or allied goods, or services does not, in itself, make such care, goods or services medically necessary or a medical necessity or a covered service.

Medicare - the medical assistance program authorized by Title XVIII of the federal Social Security Act, 42 U.S.C. s. 1395 et seq., and regulations there under.
Nursing Facility - an institutional care facility licensed under Chapter 395, F.S., or Chapter 400, F.S., that furnishes medical or allied inpatient care and services to individuals needing such services.
Other Qualified Provider– a contracted provider who meets the qualifications of Chapter 430.703(7), F.S..
Outpatient - a patient of an organized medical facility or distinct part of that facility who is expected by the facility to receive and who does receive professional services for less than a 24-hour period regardless of the hour of admission, whether or not a bed is used, or whether or not the patient remains in the facility past midnight.
Peer Review - an evaluation of the professional practices of a provider by peers of the provider in order to assess the necessity, appropriateness, and quality of care furnished as such care is compared to that customarily furnished by the provider's peers and to recognized health care standards.
Plan of Care - A plan which describes the service needs of each recipient, showing the projected duration, desired frequency, type of provider furnishing each service, and scope of the services to be provided.
Potential Enrollee - according to 42 CFR 438.10(a) means a Medicaid recipient who is subject to mandatory enrollment or may voluntarily elect to enroll in a given managed care program, but is not yet an enrollee of a specific managed care program.

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Prepaid Health Plan or Plan - the prepaid health care plan developed by the contractor in performance of its duties and responsibilities under this contract; or a contractual arrangement between the Agency and a comprehensive health care contractor for the provision of Medicaid care, goods, or services on a prepaid basis to Medicaid recipients.
Primary Care Physician - a Medicaid-participating or prepaid health plan-affiliated physician practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, or other specialty approved by the Agency, who furnishes primary care and patient management services to an enrollee.
Prior Authorization - the act of authorizing specific services before they are rendered.
Project - Long Term Care Community Diversion Program.
Protocols - written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem, or implementing a plan of medical, social, nursing, psycho social, developmental and educational services.
Provider - a person or entity who is responsible for or directly provides any medical or social services authorized by this contract.
Provider Handbook - a document that provides information to a Medicaid provider regarding enrollee eligibility, claims submission and processing, provider participation, covered care, goods, or services and limitations, procedure codes and fees, and other matters related to Medicaid program participation.
Quality Assurance - the process of assuring that the delivery of health care is appropriate, timely, accessible, available, and medically necessary.
Recipient - any individual whom the Department of Children and Families determines is eligible, pursuant to federal and state law, to receive medical or allied care, goods, or services for which the Agency may make payments under the Medicaid program and is enrolled in the Medicaid program.
Risk - the potential for loss that is assumed by an entity and that may arise because the cost of providing care, goods, or services may exceed the capitation or other payment made by the Agency to the plan under terms of the contract.
Service Area - the designated geographical area within which the contractor is authorized by contract to furnish covered services to enrollees and within which the enrollees reside.
State - State of Florida.
Subcontract - an agreement entered into by a contractor for the provision of benefits to enrollees or to perform any administrative function or service for the contractor specifically related to securing or fulfilling the contractor’s obligations under this contract.  Subcontracts include, but are not limited to the following:  agreements with all providers of medical or ancillary services, unless directly employed by the contractor; management or administrative agreements; third party billing or other indirect administrative/fiscal services, including provision of mailing lists or direct mail services; and any contract which benefits any person with a control interest in the contractor’s organization.
Subcontractor - any person to which the contractor has contracted or delegated some of its functions, services or its obligations under this contract.
Surplus - Net worth, i.e., total assets minus total liabilities. Surplus has the same meaning as in Chapter 641.19(19), F.S..

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Third Party Resources - an individual, entity, or program, excluding Medicaid, that is, may be, could be, should be, or has been liable for all or part of the cost of medical services related to any medical assistance covered by Medicaid.  An example is an individual’s auto insurance company, which typically provides payment of some medical expenses related to automobile accidents and injuries.
Transportation - an appropriate means of conveyance furnished to an enrollee to obtain services authorized under this contract.
Transition Care Services– services necessary in order to safely maintain a person in the community both prior to and after the effective date of their enrollment in the project until the initial Plan of Care is implemented.
Transition Period - the period of time from the effective date of enrollment until the initial Plan of Care is effective.
Urgent Grievance - an adverse determination when the standard timeframe of the grievance procedure would seriously jeopardize the life or health of an enrollee, or the enrollee’s ability to regain maximum function.
Violation - each determination by the department and/or Agency that a contractor failed to act as specified in the contract or in applicable statutes or rules governing Medicaid prepaid health plans.  Each day that an ongoing violation continues may be considered for the purposes of this contract to be a separate violation.  In addition, each instance of failing to furnish necessary and/or required services or items to enrollees is considered for purposes of this contract to be a separate violation.

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EXHIBIT A

MULTIPLE SIGNATURE VERIFICATION AGREEMENT

Account Number: ________________

In consideration of the mutual promises and undertakings expressed herein, this Agreement is entered into between _____________ Bank (“Bank”) and ____________ Contractor (“Contractor”), effective as of the ______ day of _____________, 2007.

1.Contractor is opening a restricted insolvency protection account referenced by number above (“the Account”), pursuant to the conditions contained in the Long-Term Care Nursing Home Diversion Contract no. 2006-2007-01 entered between Contractor and the State of Florida, Department of Elder Affairs, (“Department”) dated (Date contract is signed).

2.Pursuant to its agreement with Department, Contractor desires, and Bank agrees to provide, a “hold” on the account so that withdrawals may be made only by properly authorized written request, and upon manual examination of the requests, which service shall be subject to the terms and restrictions set forth below.

3.Bank will only honor written requests for withdrawals that bear a total of two signatures of persons designated by the Department. Department will provide to Bank examples of the signatures of the authorized representatives.

4.Contractor will present the written, properly executed requests for withdrawal of interest funds to _________________, at Bank, located at ____________________________________._________, Florida, _______, between the hours of 8:00 am and 4:00 pm, EST, during banking business days.  The request will contain the Account number, the amount of the funds to be withdrawn, a description of the payee who shall receive the funds, and the signatures of the two authorized representatives, designated in paragraph 3.

5.Bank agrees to verify the signatures; draft the Account for the amount of the requested withdrawal, and prepare a Bank Official Check in the withdrawn amount, in accordance with the terms of the request.  Bank agrees to undertake the above and make the Check available to Contractor no later than the close of the banking day following the banking day in which the request was presented to Bank in accordance with Paragraph 4, above.

6.Bank shall return to Contractor any request that does not meet the above-described requirements.  Bank shall have the sole discretion to determine whether the requirements have been met.

7.Pursuant to its agreement with Department, Contractor agrees that in the event that the Department, in consultation with the Agency determines Contractor to be insolvent and notifies Bank of its determination, Department may make withdrawals on the account solely with the two authorized signatures of representatives of the Department, without authorized signatures from Contractor.  Bank shall not be responsible or liable for determining insolvency.  Bank shall not be required to permit withdrawals upon the sole order of Department until written notification is received from Department at the address described in Paragraph 4, and Bank has had a reasonable time to act thereon but in no event later than two (2) business days.

8.Except to the extent that Bank is negligent in performing its duties under this Agreement, Contractor shall indemnify and hold Bank harmless against any claim, loss, liability, damage, cost or expense (including reasonable attorneys’ fees incurred by Bank) arising out of or in any way relating to Bank’s compliance with the terms of this Agreement.

9.This Agreement shall supplement the Bank Deposit Agreement, any corporate or other resolution of Contractor relating to the Account, and any other agreements or terms affecting the Account.  All legal rights and obligations of Contractor and Bank under such other documents and pursuant to any applicable laws and banking regulations shall remain in effect, except as expressly modified by this Agreement.

10.This Agreement shall be executed by all currently authorized signors on the Account, and it shall continue

ATTACHMENT - Page 75

in effect notwithstanding any subsequent change of authorized signors, and without any requirement that it be re-executed or amended.

11.This Agreement may be terminated at any time by Bank or Contractor, provided Contractor provides Bank written approval from Department, and provided that the indemnification provision of paragraph 7 above shall continue in effect after any such termination with respect to any withdrawals or requests handled by Bank prior to such termination.  This Agreement shall be binding upon and shall inure to the benefit of any successors and assigns of Contractor, Department, and Bank.

The undersigned parties have executed this Agreement through their duly authorized representatives as of the date shown above.

BANK	CONTRACTOR
By:	By:
Title:	Title:

CONTRACTOR’S CERTIFICATION OF AUTHORITY

The undersigned hereby certifies that:  (1) (s)he is the Secretary of __________ Contractor; and (2) the foregoing Agreement is consistent with any corporate or other resolution(s) of Contractor previously or contemporaneously provided to Bank.

By: ___________________
Title: __________________

Date of Certification:

AUTHORIZED SIGNATURES

DEPARTMENT OF ELDER AFFAIRS

____________________________ Primary Signature	________________________________ Alternate Signature
Print Name:	Print Name:
Title:	Title:

Print Name:Print Name:

Title: _______________________________Title: _______________________________

ATTACHMENT - Page 76

       EXHIBIT B
Long-Term Care Community Diversion Pilot Project
Disenrollment Summary Report

(Plan Name) (Reporting Month) Were any disenrollments filed during this reporting month? YES  NO 
DISENROLLMENT
	Last Name	First Name	Medicaid ID#	County Name	Provider Number	Disenrollment Reason Code*	Disenrollment Reason Occurrence Date
1
2
3
4
5
* Disenrollment Reason Codes:
		EXP = Death	NET = Left Provider Network				VOL = Voluntary for Reason Other than Above
		ELG = Lost Medicaid Eligibility	CTY = Moved Outside of Service Area				FRD = Fraudulent Use of Medicaid or Plan ID Card
INV = Involuntary for Reason Other than Above

SUMMARY
		Total Disenrollments:	__________________

ATTACHMENT - Page 77

EXHIBIT C

Encounter Data Reporting Format

Service Utilization Reporting

The plan shall provide recipient-specific service utilization data in the electronic format as specified below.  The services reported represent the comprehensive array of services that might be necessary to maintain a member at home while avoiding nursing home placement, including acute and long-term care services.

These reports must be provided as ASCII, fixed length text files, with two files, per recipient, per month. There will be one file for long-term care services and one file for acute care services. For example, if a recipient were enrolled for an entire quarter, you would have three separate records in each of two separate files that are submitted once for the entire quarter. These two files, the LTC Services file and the Acute Care Services file, must be submitted once every quarter to your DOEA/AHCA contract manager. You will have up to three months after the last month in a specific quarter to submit the quarterly report.  Contractors must also resubmit acute care services and long-term care services updated encounter data for the previous quarter along with the current quarter.

If no units of service are provided in a category or if the category is not applicable to you, fill that field with the specified number of spaces (using the spacebar) that match that particular field length. Right justify all fields unless noted otherwise.  For amount paid, include the sum of Medicaid and Medicare crossover claims (deductibles and co-pays for Medicare claims).*  If you have questions about the definitions of these services please reference the appropriate Medicaid coverage and limitations handbook for Medicaid state plan services. Note: Please do not use commas between fields and round currency to the nearest dollar amount.

The contractors shall use the data validation software provided by the department to generate data validation reports for long-term care and acute care services.  All “red flag” items on the data validation reports must be corrected or certified by the contractor.  The contractor shall submit one password protected zipped file that includes the long-term and acute care services data files, validation report files, and if applicable, certification files.  The contractor shall adhere to the file-naming format located below.

FILE 1: Long-Term Care Services
Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/Numeric
SSN	Social Security Number (left justify)	000000000	9	1	9	Numeric
MEDICAID	Medicaid ID Number	0000000000	10	10	19	Numeric
ENROLL	Initial Date of Program Enrollment	MMYYYY	6	20	25	Numeric
DISENROL	Date of Disenrollment, if Applicable	MMYYYY	6	26	31	Numeric
REINST	Reinstate date	MMYYYY	6	32	37	Numeric
ALF	ALF Resident Indicator	1=Yes; 2=No	1	38	38	Numeric
MONTH	Report Month	MMYYYY	6	39	44	Numeric
ADMINS	Administrative Costs	Amount Paid	6	45	50	Numeric
Long-term care SERVICES	DESCRIPTION	UNIT OF SERVICE/ COST
ADCOMP	Adult Companion Services	15 Minute Unit	4	51	54	Numeric
ADCOMPS	Adult Companion Services	Amount Paid	6	55	60	Numeric
ADAYHLTH	Adult Day Health Services	15 Minute Unit	4	61	64	Numeric

* Medicare crossovers are amounts that are billed to Medicaid for those Medicaid enrollees who are also eligible for Medicare.

ATTACHMENT - Page 78

ADAYHL$	Adult Day Health Services	Amount Paid	6	65	70	Numeric
ALFSVS	Assisted Living Services	Days	2	71	72	Numeric
ALFSVS$$	Assisted Living Services	Amount Paid	6	73	78	Numeric
ATTCARE	Attendant Care Services	15 Minute Unit	4	79	82	Numeric
ATTCARE$	Attendant Care Services	Amount Paid	6	83	88	Numeric
CASEAID	Case Aide	15 Minute Unit	4	89	92	Numeric
CASEAID$	Case Aide	Amount Paid	6	93	98	Numeric
CASEMGMT	Case Management (Internal)	15 Minute Unit	4	99	102	Numeric
CASEMGT$	Case Management (Internal)	Amount Paid	6	103	108	Numeric
CHORE	Chore Services	15 Minute Unit	2	109	110	Numeric
CHORE$	Chore Services	Amount Paid	6	111	116	Numeric
COM_MH	Community Mental Health	Visit	2	117	118	Numeric
COM_MH$	Community Mental Health	Amount Paid	6	119	124	Numeric
CNMS_$$	Consumable Medical Supplies	Amount Paid	6	125	130	Numeric
COUNSEL	Counseling	15 Minute Unit	4	131	134	Numeric
COUNSEL$		Amount Paid	6	135	140	Numeric
DME_$$	Durable Medical Equipment	Amount Paid	6	141	146	Numeric
ENVIRAA	Environmental Accessibility Adaptations	Job	2	147	148	Numeric
ENVIRRAA$	Environmental Accessibility Adaptations	Amount Paid	6	149	154	Numeric
ESCORT	Escort Services	15 Minute Unit	4	155	158	Numeric
ESCORT$	Escort Services	Amount Paid	6	159	164	Numeric
FAMT_I	Family Training Services (Individual)	15 Minute Unit	2	165	166	Numeric
FAMT_I$	Family Training Services (Individual)	Amount Paid	6	167	172	Numeric
FAMT_G	Family Training Services (Group)	15 Minute Unit	2	173	174	Numeric
FAMT_G$	Family Training Services (Group)	Amount Paid	6	175	180	Numeric
FINARRS	Financial Assessment/Risk Reduction Services	15 Minute Unit	4	181	184	Numeric
FINARR$	Financial Assessment/Risk Reduction Services	Amount Paid	6	185	190	Numeric
FINM_RRS	Financial Maintenance/Risk Reduction Services	15 Minute Unit	4	191	194	Numeric
FINM_RR$	Financial Maintenance/Risk Reduction Services	Amount Paid	6	195	200	Numeric
HDMEAL	Home Delivered Meals	Meal	2	201	202	Numeric
HDMEAL$	Home Delivered Meals	Amount Paid	6	203	208	Numeric
HOMESRVS	Homemaker Services	15 Minute Unit	4	209	212	Numeric
HOMESRVC$	Homemaker Services	Amount Paid	6	213	218	Numeric
MH_CM	Mental Health Case Management	15 Minute Unit	4	219	222	Numeric
MH_CM$	Mental Health Case Management	Amount Paid	6	223	228	Numeric
SNF	Nursing Facility Services- Long-term	Days	2	229	230	Numeric
SNF $$	Nursing Facility Services-Long-term	Amount Paid	6	231	236	Numeric
NUTR_RRS	Nutritional Assessment/Risk Reduction Services	15 Minute Unit	4	237	240	Numeric
NUTR_RR$	Nutritional Assessment/Risk Reduction Services	Amount Paid	6	241	246	Numeric
OT	Occupational Therapy	15 Minute Unit	4	247	250	Numeric
OT$	Occupational Therapy		6	251	256
PCS	Personal Care Services	15 Minute Unit	4	257	260	Numeric
PC$	Personal Care Services	Amount Paid	6	261	266
PERS_I	Personal Emergency Response System Installation	Job	2	267	268	Numeric
PERS_I$	Personal Emergency Response System Installation	Amount Paid	6	269	274	Numeric
PERS_M	Personal Emergency Response System – Maintenance	Day	2	275	276	Numeric
PERS_M$	Personal Emergency Response System-Maintenance	Amount Paid	6	277	282	Numeric
PEST_I	Pest Control – Initial Visit	Job	2	283	284	Numeric
PEST_I$	Pest Control-Initial Visit	Amount Paid	6	285	290	Numeric
PEST_M	Pest Control – Maintenance	Month	1	291	291	Numeric

ATTACHMENT - Page 79

PEST_M$	Pest Control- Maintenance	Amount Paid	6	292	297	Numeric
PT	Physical Therapy	15 Minute Unit	4	298	301	Numeric
PT$	Physical Therapy	Amount Paid	6	302	307	Numeric
RISKREDU	Physical Risk Assessment and Reduction	15 Minute Unit	4	308	311	Numeric
RISKRED$	Physical Risk Assessment and Reduction	Amount Paid	6	312	317	Numeric
PRIVNURS	Private Duty Nursing Services	15 Minute Unit	4	318	321	Numeric
PRIVNUR$	Private Duty Nursing Services	Amount Paid	6	322	327	Numeric
PT_R	Registered Physical Therapist	Visit	2	328	329	Numeric
PT_R$	Registered Physical Therapist	Amount Paid	6	330	335	Numeric
RSPTH	Respiratory Therapy	15 Minute Unit	4	336	339	Numeric
RSPTH$	Respiratory Therapy	Amount Paid	6	340	345	Numeric
RESP_HM	Respite Care – In Home	15 Minute Unit	4	346	349	Numeric
RESP_HM$	Respite Care- In Home	Amount Paid	6	350	355	Numeric
RESP_FAC	Respite Care – Facility-Based	Days	2	356	357	Numeric
RESP_FA$	Respite Care- Facility-Based	Amount Paid	6	358	363	Numeric
NURSE	Skilled Nursing	Visit	4	364	367	Numeric
NURSE$	Skilled Nursing	Amount Paid	6	368	373	Numeric
SPTH	Speech Therapy	15 Minute Unit	4	374	377	Numeric
SPTH$	Speech Therapy	Amount Paid	6	378	383	Numeric
TRANSPOR	Transportation Services (not included in Escort or Adult Day Health services)	Trips	3	384	386	Numeric
TRANSPOR$	Transportation Services (not included in Escort or Adult Day Health services)	Amount Paid	6	387	392	Numeric
OTH_UNIT	Other LTC Service not listed (unit)	Unit/ Visit	6	393	398	Numeric
DESCR_1	Description of other LTC service		35	399	433	Text
OTH_$$	Other LTC service not listed (amount)	Amount Paid	6	434	439	Numeric
DESCR_2	Description of other LTC service		35	440	474	Text

File 2: Acute Care Services

Code	Field Name	Description	Unit of Measurement	Field Length	Start Col.	End Col.	Text/Numeric
	ACUTE SERVICES	DESCRIPTION	UNITS OF SERVICE/ COST
	SSN	Social Security Number (left justify)	000000000	9	1	9	Numeric
	MEDICAID	Medicaid ID Number	0000000000	10	10	19	Numeric
	MONTH	Report Month	MMYYYY	6	20	25	Numeric
	CLINIC	Clinic Services	Visit	2	26	27	Numeric
	CLINIC$$	Clinic Services Costs	Amount Paid	6	28	33	Numeric
	DENTAL	Dental Services	Visit	6	34	39	Numeric
	DENTAL$$	Dental Services Costs	Amount Paid	6	40	45	Numeric
	DIALYSIS	Dialysis Center	Visit	2	46	47	Numeric
	DIALYS$$	Dialysis Center Costs	Amount Paid	6	48	53	Numeric
	ER	Emergency Room Services	Visit	2	54	55	Numeric
	ER_$$	Emergency Room Services Costs	Amount Paid	6	56	61	Numeric
	FQHC	FQHC Services	Visit	2	62	63	Numeric
	FQHC_$$	FQHC Services Costs	Amount Paid	6	64	69	Numeric
	HEAR	Hearing Services including hearing aids	Amount Paid	6	70	75	Numeric
	INPTSVS	Inpatient Hospital Services	Day	3	76	78	Numeric
	INPTSV$$	Inpatient Hospital Services Costs	Amount Paid	6	79	84	Numeric
	LAB	Independent Laboratory or Portable X-ray Services	Amount Paid	6	85	90	Numeric
	ARNP	Nurse Practitioner Services	Visit	2	91	92	Numeric
	ARNP_$$	Nurse Practitioner Services Costs	Amount Paid	6	93	98	Numeric
	RX_$$	Pharmaceuticals	Amount Paid	6	99	104	Numeric

ATTACHMENT - Page 80

PA	Physical Assistant	Visit	2	105	106	Numeric
PA_$$	Physical Assistant Costs	Amount Paid	6	107	112	Numeric
MD	Physician Services	Visit	2	113	114	Numeric
MD_$$	Physician Services Costs	Amount Paid	6	115	120	Numeric
OUTPT	Outpatient Hospital Services	Encounter	3	121	123	Numeric
OUTPT_$$	Outpatient Hospital Services Costs	Amount Paid	6	124	129	Numeric
PODIATRY	Podiatry	Visit	2	130	131	Numeric
PODIAT$$	Podiatry Costs	Amount Paid	6	132	137	Numeric
RURAL	Rural Health Services	Visit	2	138	139	Numeric
RURAL$$	Rural Health Services Costs	Amount Paid	6	140	145	Numeric
SNFREHA	Skilled nursing facility services- rehabilitation	Days	2	146	147	Numeric
SNFREHA$	Skilled nursing facility services- rehabilitation**	Amount Paid	6	148	153	Numeric
EYE_$$	Visual Services including eyeglasses	Amount Paid	6	154	159	Numeric
OTH_UNIT	Other Acute Service not listed (unit)	Unit/ Visit	6	160	165	Numeric
OTH_$$	Other Acute service not listed (amount)	Amount Paid	6	166	171	Numeric
DESCR_1	Description of other Acute service		35	172	206	Text
DESCR_2	Description of other Acute service		35	207	241	Text

**Medicare Crossovers

Encounter Data File Naming Format
Replace *** with the contractor’s prearranged 3-character file code, MON with the beginning month of the reporting quarter and YY with the reporting year.

	Long-Term Care Services	Acute Care Services
Data File	*** MON YY LTC.txt	*** MON YY ACS.txt
Validation Report	*** MON YY LTC DV.pdf	*** MON YY ACS DV.pdf
Certification File (if applicable)	*** MON YY LTC CERT.doc	*** MON YY ACS CERT.doc
ZIP file	*** MON YY.zip

ATTACHMENT - Page 81

EXHIBIT D

Report of Grievances/Appeals

(Plan Name)
Were any new grievances filed during this reporting quarter? YES 	NO 

	Enrollee's Last Name	Enrollee's First Name	Enrollee's Medicaid ID#	Enrollee's Social Security #	Grievance Type *	Grievance Date	Expedited Request? (Y or N)	Disposition Type **	Disposition Date	Resolved? (Y or N)
1
2
3
4
5
 (Reporting Quarter)

Were any new appeals filed during this reporting quarter?  YES        NO 
	Enrollee's Last Name	Enrollee's First Name	Enrollee's Medicaid ID#	Enrollee's Social Security #	Appeals Type *	Appeals Date	Expedited Request? (Y or N)	Disposition Type **	Disposition Date	Resolved? (Y or N)
1
2
3
4
5

* Grievance/Appeals Type		** Disposition Type
1 = Quality of Care	7 = Enrollment/Disenrollment	1 = Reassigned Case Manager	7 = Disenrolled Self
2 = Access to Care	8 = Termination of Contract	2 = Service Added to Plan of Care	8 = Disenrolled by plan
3 = Not Medically Necessary svcs	9 = Unauthorized out of plan	3 = Service Increased	9 = In QA Review
4 = Excluded Benefit	10 = Unauthorized in-plan svcs	4 = Changed to Another Provider	10 = In Grievance/Appeal Process
5 = Billing Dispute	11 = Benefits available in plan	5 = Reinstated in Plan	11 = Lost Contact with Enrollee
6 = Contract Interpretation	12 = Other	6 = Billing Issue Resolved	12 = Other

ATTACHMENT - Page 82

EXHIBIT E
Minority Business Enterprise Contract Reporting
Vendor Name ___________

Quarterly Vendor
Expenditure Activity

Reporting Timeframe	Due Date
Quarter 1 (January thru March)	April 15
Quarter 2 (April thru June)	July 05
Quarter 3 (July thru September)	October 15
Quarter 4 (October thru December)	January 15

Subcontractor Name	Subcontractor Address	Subcontractor Telephone #	Subcontractor Federal Identification # or Social Security #	Total Amount Expended With Subcontractor (Current Reporting Quarters Only)	Total Amount Expended With Subcontractor (Prior Reporting Quarters)

Completed By:
Telephone #:
Completion Date:

ATTACHMENT - Page 83

EXHIBIT F
Long-Term Care Community Diversion Pilot Project
Reconciliation Report
For (Contractor name)  (Month/Year)

	Last Name	First Name	Medicaid ID Number	Provider Number	Error Code	Comments
1
2
3
4
5
6
7
8
9
10

Error Codes	Error Summary Description	Error Codes	Error Summary Description
01	Action Code Invalid	14	Recipient Ineligible
02	HMO Number Invalid	15	Recipient Already enrolled
03	HMO Number Not Found	16	Invalid Recipient AID Cat
04	Recipient ID Not Found	17	Capitation Group Not Covered
05	Recipient ID Not on File	18	Transaction Date Invalid
06	Recipient Date of Birth Invalid	19	Transaction Date Incorrect
07	Recipient Date of Birth Unmatched	20	Outpatient Dollars Invalid
08	Recipient Has Major Medical	21	Inpatient Units Invalid
09	HMO Not A Medicaid Provider	22	Invalid Fiscal Year
10	Recipient Amount Not Met	23	Bad Capitation Update
11	Recipient Not Enrolled	24	Cancelled by Choice Counselor
12	Recipient Enrolled In Other HMO	25	Recipient In a Nursing Home
13	Enrollment Error

ATTACHMENT - Page 84

EXHIBIT G
DEPARTMENT OF ELDER AFFAIRS
LONG-TERM CARE DIVERSION PILOT PROJECT
REQUEST FOR DISENROLLMENT

CURRENT PROVIDER NAME:  _________________________        COUNTY: _____________________________

PROVIDER ADDRESS: ___________________________

TELEPHONE NUMBER:(           )                                         FAX:(           )

PARTICIPANT NAME: ________________________________________

MEDICAID #: __________________________ SS#:  ____________________________DOB:_________________________________

PARTICIPANT ADDRESS:______________________________________________________________________________________

  COUNTY:_____________________________________

TELEPHONE NUMBER: (           )                                                      EFFECTIVE DATE: ____________________________________________

COMMENTS: ________________________________________________________________________________________________

Does enrollee wish to file a grievance?[  ] Yes[  ] No
VOLUNTARY (Check All That Apply):
□Dissatisfied with services □Dissatisfied with plan □Moving to out-of-network nursing home	□Moving to out-of-network ALF □No longer wish to participate in diversion program □Request new provider

Signature of Participant or Authorized Representative	Date

If representative, please print name	Please state relationship to participant
FOR DIVERSION PROVIDER USE ONLY
INVOLUNTARY (Check All That Apply):
□Death (Date: ____________________) □Not eligible for program □Moving out of the service area □Fraudulent use of Medicaid ID card	□Incarceration □Non-cooperation, subject to Department approval □Other

Case Manager Signature	Date CARES Office Notified

Program Administrator Signature	CARES Fax Number
□REQUEST FOR TRANSFER TO NEW PROVIDER NAME OF NEW PROVIDER: COUNTY:
ATTACHMENT - Page 85

EXHIBIT H

Provider Name
Street Address
City, FL ZIP

Phone:	Plan Contact:
FAX :	Email:

List Date x/xx/xx
Covered Services	Provider Name	Name of Provider Contact	Phone Number	Street Address	City	State	Zip Code	County Served	Comments
Adult Companion Services
Adult Companion Services
Adult Day Health Services
Adult Day Health Services
Assisted Living Services
Assisted Living Services
Case Management Services
Chore Services
Chore Services
Consumable Medical Supply Services
Consumable Medical Supply Services
Dental
Dental
Environmental Accessibility Adaptation Services
Environmental Accessibility Adaptation Services
Escort Services
Escort Services
Family Training Services
Family Training Services
Financial Assessment/Risk Reduction Services
Financial Assessment/Risk Reduction Services
Hearing
Hearing
Home Delivered Meals
Home Delivered Meals

ATTACHMENT - Page 86

Homemaker Services
Homemaker Services
Nursing Facility Services
Nursing Facility Services
Nutritional Assessment/Risk Reduction Services
Nutritional Assessment/Risk Reduction Services
Occupational Therapy
Occupational Therapy
Personal Care Services
Personal Care Services
Personal Emergency Response Systems (PERS):
Personal Emergency Response Systems (PERS):
Physical Therapy
Physical Therapy
Respite Care Services
Respite Care Services
Speech Therapy
Speech Therapy
Vision
Vision
Optional Services
Transportation Services
Expanded Services

Staff Positions	Staff Name	Phone Number	Email	Fax Number
Contract Manager / Plan Administrator
Case Management Supervisor
Case Manager
Data Processing
Grievance Coordinator
Medical Director
Medical Records Coordinator
Member Services
Quality Assurance Coordinator
Training Coordinator
Utilization Review

ATTACHMENT - Page 87

EXHIBIT  I

Capitation Rates

Provider ID	Provider Name	County Name	9/1/07 – 8/31/2008 Diversion Capitation Rate
015077100	WellCare	Orange	$1,364.51
015077101	WellCare	Osceola	$1,364.51
015077102	WellCare	Seminole	$1,364.51
015077103	WellCare	Duval	$1,425.92

The following table lists the initial rates for prospective expansions.

PSA	Counties	2007-2008 Diversion Capitation Rate
1	Escambia, Okaloosa, Santa Rosa, and Walton	$1534.02
2	Bay, Calhoun, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Madison, Taylor, Wakulla, and Washington	$1534.02
3	Alachua, Bradford, Citrus, Columbia, Dixie, Gilchrist, Hamilton, Hernando, Lafayette, Lake, Levy, Marion, Putnam, Sumter, Suwannee, and Union	$1564.84
4	Baker, Clay, Duval, Flagler, Nassau, St. Johns, and Volusia	$1425.92
5	Pasco and Pinellas	$1590.39
6	Hardee, Highlands, Hillsborough, Manatee, and Polk	$1563.27
7	Brevard, Orange, Osceola and Seminole	$1364.51
8	Charlotte, Collier, DeSoto, Glades, Hendry, Lee, and Sarasota	$1549.66
9	Indian River, Martin, Okeechobee, Palm Beach and St. Lucie	$1531.56
10	Broward	$1579.69
11	Miami-Dade and Monroe	$1591.75

ATTACHMENT - Page 88

EXHIBIT  J

SWORN STATEMENT PURSUANT TO CHAPTER 287.133(3)(a),
FLORIDA STATUTES, ON PUBLIC ENTITY CRIMES

THIS FORM MUST BE SIGNED AND SWORN TO IN THE PRESENCE OF A NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED TO ADMINISTER OATHS.

1.This sworn statement is submitted to the Florida Department of Elder Affairs by Todd S. Farha, President & CEO  for WellCare of Florida, Inc. dba WelllCare Senior Partnership whose business address is 8735 Henderson Road, Ren 3 Tampa, FL 33634 and, if applicable, its Federal Employer Identification Number (FEIN) is  ___________________If the entity has no FEIN, include the Social Security Number of the individual signing this sworn statement: _____________________________________

2.I understand that a "public entity crime" as defined in Paragraph 287.133(1)(g), Florida Statutes, means a violation of any state or federal law by a person with respect to and directly related to the transaction of business with any public entity or with an agency or political subdivision of any other state or of the United States, including, but not limited to, any bid or contract for goods or services to be provided to any public entity or an agency or political subdivision of any other state or of the United States and involving antitrust, fraud, theft, bribery, collusion, racketeering, conspiracy, or material representation.

3.I understand that "convicted" or "conviction" as defined in Paragraph 287.133(1)(b), Florida Statutes, means a finding of guilt or a conviction of a public entity crime, with or without an adjudication of guilt, in any federal or state trial court of record relating to charges brought by indictment or information after July 1, 1989, as a result of a jury verdict, non-jury trial, or entry of a plea of guilty or nolo contendere.

4.I understand that an "affiliate" as defined in Paragraph 287.133(1)(a), Florida Statutes, means:

a.A predecessor or successor of a person convicted of a public entity crime; or

b.An entity under the control of any natural person who is active in the management of the entity and who has been convicted of a public entity crime.  The term "affiliate" includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in the management of the affiliate.  The ownership by one person of shares constituting a controlling interest in another person, or a pooling of equipment or income among persons when not for fair market value under an arm's length agreement, shall be a prima facie case that one person controls another person.  A person who knowingly enters into a joint venture with a person who has been convicted of a public entity crime in Florida during the preceding 36 months shall be considered an affiliate.

5.I understand that a "person" as defined in Paragraph 287.133(1)(e), Florida Statutes, means any natural person or entity organized under the laws of any state or of the United States with the legal power to enter into a binding contract and which bids or applies to bid on contracts for the provision of goods or services let by a public entity, or which otherwise transacts or applies to transact business with a public entity.  The term "person" includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in management of an entity.

6.Based on information and belief, the statement which I have marked below is true in relation to the entity submitting this sworn statement. (Indicate which statement applies.)

      x      Neither the entity submitting this sworn statement, nor any of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, nor any affiliate of the entity has been charged with and convicted of a public entity crime subsequent to July 1, 1989.

            The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, or an affiliate of the entity has been charged with and convicted of a public entity subsequent to July 1, 1989.

            The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, or an affiliate of the entity has been charged with and convicted of a public entity subsequent to July 1, 1989.  However, there has been a subsequent proceeding before a Hearing Officer of the State of Florida, Division of Administrative Hearings and the Final Order entered by the Hearing Officer determined that it was not in the public interest to place the entry submitting this sworn statement on the convicted vendor list.  (Attach a copy of the final order.)

I UNDERSTAND THAT THE SUBMISSION OF THIS FORM TO THE CONTRACTING OFFICER FOR THE PUBLIC ENTITY IDENTIFIED IN PARAGRAPH 1 (ONE) ABOVE IS FOR THAT PUBLIC ENTITY ONLY AND, THAT THIS FORM IS VALID THROUGH DECEMBER 31 OF THE CALENDAR YEAR IN WHICH IT IS FILED.  I ALSO UNDERSTAND THAT I AM REQUIRED TO INFORM THE PUBLIC ENTITY PRIOR TO ENTERING INTO A CONTRACT IN EXCESS OF THE THRESHOLD PROVIDED IN CHAPTER 287.017, FLORIDA STATUTES FOR CATEGORY TWO OF ANY CHANGE IN THE INFORMATION CONTAINED IN THIS FORM.

   /s/ Todd Farha
(signature)

8/23/07
(date)

STATE OF Florida

COUNTY OF Hillsborough

PERSONALLY APPEARED BEFORE ME, the undersigned authority, Todd Farha who, after first being sworn by me, affixed his/her signature in the
(name of individual signing)

space provided above on this 23 day of August,  2007.

ATTACHMENT - Page 89

INSTRUCTIONS	CONTRACT#2006-2007-01
CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION CONTRACTS/SUBCONTRACTS	EXHIBIT K

1.Each recipient or vendor whose contract equals or exceeds $100,000 in federal monies must sign this debarment certification prior to contract execution.  Independent auditors who audit federal programs regardless of the dollar amount are required to sign a debarment certification form.  Neither the Department of Elder Affairs nor its contract recipients or vendors can contract with subrecipients if they are debarred or suspended by the federal government.

2.This certification is a material representation of fact upon which reliance is placed when this contract is entered into.  If it is later determined that the signed knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

3.The recipient or vendor shall provide immediate written notice to the contract manager at any time the recipient or vendor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.The terms “debarred,” “suspended,” “ineligible,” “person,” “principal,” and “voluntarily excluded,” as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549 and 45 CFR (Code of Federal Regulations), Part 76.  You may contact the contract manager for assistance in obtaining a copy of those regulations.

5.The recipient or vendor further agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract unless authorized by the Federal Government.

6.The recipient or vendor further agrees by submitting this certification that it will require each subrecipient of this contract whose payment will equal or exceed $100,000 in federal monies, to submit a signed copy of this certification with each contract.

7.The Department of Elder Affairs and its contract recipients or vendor may rely upon a certification of a recipient/subrecipients that is not debarred, suspended, ineligible, or voluntarily exclude from contracting/subcontracting unless it knows that the certification is erroneous.

8.If the recipient or vendor is an Area Agency on Aging (AAA), the AAA may rely upon a certification of a recipient/subrecipient or vendor entity that is not debarred, suspended, ineligible, or voluntarily excluded from contracting/subcontracting unless the AAA knows that the certification is erroneous.

9.The signed certifications of all subrecipients or vendors shall be kept on file with recipient.

DOEA FORM 112A
(Revised May 2002)

ATTACHMENT - Page 90

INSTRUCTIONS
CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION CONTRACTS/SUBCONTRACTS

This certification is required by the regulation implementing Executive Order 12549, Debarment and Suspension, signed February; 18, 1986.  The guidelines were published in the May 29, 1987 Federal Register (52 Fed. Reg., pages 20360-20369).

(1)The prospective recipient or vendor certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in contracting with the Department of Elder Affairs by any federal department or agency.

(2)Where the prospective recipient or vendor is unable to certify to any of the statements in this certification, such prospective recipient or vendor shall attach an explanation to this certification.

Signature   /s/   Todd S. Farha

Date: 8/23/07

   Todd Farha, President & CEO
Name and Title of Authorized Individual
(Print or type)

WellCare of Florida, Inc.
Name of Organization
DOEA FORM 112B
(Revised May 2002)

ATTACHMENT - Page 91

EXHIBIT L

HOSPICE ENROLLMENT REPORT

Number of new enrollees electing hospice by month

Contractor _______________________________

Month of _____________________

	County	Number of new enrollees	For Profit	Not for Profit
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25

Submitted by:____________________________

Submit to your contract manager by the 15 days after the reporting month.

ATTACHMENT - Page 92

ATTACHMENT II

CERTIFICATION REGARDING LOBBYING
 CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND
COOPERATIVE AGREEMENT

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any state or federal agency, a member of congress, an officer or employee of congress, an employee of a member of congress, or an officer or employee of the state legislator, in connection with the awarding of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2)If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3)The undersigned shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into.  Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code.  Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Signature   /s/   Todd S. Farha

Date: 8/23/07

   Todd Farha
Nameof Authorized Individual
(Print or type)

XQ744
Application or Contract Number

WellCare of Florida, Inc. P.O Box 26011, Tampa, FL 33623
Name of Organization
DOEA FORM 112B
(Revised May 2002)

ATTACHMENT II -Page 1

ATTACHMENT  III
CERTIFICATION REGARDING DATA INTEGRITY COMPLIANCE
FOR CONTRACTS, GRANTS, LOANS AND
COOPERATIVE AGREEMENTS

The undersigned, an authorized representative of the recipient named in the contract or agreement to which this form is an attachment, hereby certifies that:

(1)The recipient and any sub-recipients of services under this contract have financial management systems capable of providing certain information, including: (1) accurate, current, and complete disclosure of the financial results of each grant-funded project or program in accordance with the prescribed reporting requirements; (2) the source and application of funds for all contract supported activities; and (3) the comparison of outlays with budgeted amounts for each award.  The inability to process information in accordance with these requirements could result in a return of grant funds that have not been accounted for properly.

(2)Management Information Systems used by the recipient, sub-recipient(s), or any outside entity on which the recipient is dependent for data that is to be reported, transmitted or calculated, have been assessed and verified to be capable of processing data accurately, including year-date dependent data. For those systems identified to be non-compliant, recipient(s) will take immediate action to assure data integrity.

(3)If this contract includes the provision of hardware, software, firmware, microcode or imbedded chip technology, the undersigned warrants that these products are capable of processing year-to-date dependent data accurately. All versions of these products offered by the recipient (represented by the undersigned) and purchased by the State will be verified for accuracy and integrity of data prior to transfer.

In the event of any decrease in functionality related to time and date related codes and internal subroutines that impede the hardware or software programs from operating properly, the recipient agrees to immediately make required corrections to restore hardware and software programs to the same level of functionality as warranted herein, at no charge to the State, and without interruption to the ongoing business of the state, time being of the essence.

(4)The recipient and any sub-recipient(s) of services under this contract warrant their policies and procedures include a disaster plan to provide for service delivery to continue in case of an emergency including emergencies arising from data integrity compliance issues.

The recipient shall require that the language of this certification be included in all subcontracts, subgrants, and other agreements and that all sub-contractors shall certify compliance accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into.  Submission of this certification is a prerequisite for making or entering into this transaction imposed by OMB Circulars A-102 and A-110.

WellCare of Florida, Inc. bda WellCare Senior Partnership, 8735 Henderson Road Tampa, FL 33634
Name and Address of Recipient
/s/ Todd S. Farha	President & CEO	8/23/07
Signature	Title	Date
Todd S. Farha
Name of Authorized Signor

ATTACHMENT III -Page 1

ATTACHMENT  IV

AGREEMENT TO PROVIDE SERVICES TO INDIVIDUALS IDENTIFIED AS MEDICAID PENDING
_______	No, contractor does not elect to provide services to individuals designated as Medicaid Pending.
_______	Yes, contractor elects to provide services to individuals designated as Medicaid Pending.

By checking YES above, contractor agrees to provide services to individuals referred to them by CARES who have been designated as Medicaid Pending in accordance with Section 430.705(5), Florida Statutes.  The contractor will meet all conditions of this contract and the following:

a.The contractor is responsible for compliance with all pertinent insurance laws and regulations prior to providing services to Medicaid Pending individuals.

b.CARES staff will refer individuals, identified as Medicaid pending and who choose to receive Medicaid Pending services, to the chosen contractor.  Included with the referral will be the Freedom of Choice form, 701 B Assessment, 3008, Informed Consent, and the Level of Care.

c.The contractor may assist Medicaid pending individuals through the Medicaid financial eligibility process by submitting the ACCESS Florida Application (online or hardcopy) to the Department of Children and Families and when contacted by DCF, forward at a minimum the following documentation: Financial Release (CF ES 2613), CARES’ level of care decision (Form 603) and the Certification of Enrollment Status (HCBS) (CF-AA 2515).  Applications may be completed and submitted online at the following website:  www.myflorida.com/accesssflorida

d.Once the individual is determined financially eligible, the contractor must notify CARES and provide a copy of the Notice of Case Action within two business days of receipt.

e.The contractors will be responsible for submitting 834 enrollment transactions to the Medicaid fiscal agent one week prior to the regular submission date for only the Medicaid pending individuals.  The enrollment date will be retroactive to the first of the month following the CARES eligibility determination, not to exceed four (4) months.

f.Services must be in place on the first of the month following the CARES eligibility determination.

g.The contractor will be paid the capitation rate for services rendered retroactive to the first of the month following the CARES eligibility determination, not to exceed four (4) months.  The contractor shall make available, on request from the department, proof of services, which meet the timeframes listed above.

h.Payment will be made once full financial eligibility has been determined.

i.In the event the individual is determined not to be financially eligible by the Department of Children & Families, the contractor must notify CARES and can seek reimbursement from the individual in accordance with the Medicaid Coverage and Limitations Handbooks and the associated fee schedules.

Signature /s/  Todd S. Farha

Date 8/23/2007

Todd S. Farha, President & CEO
Name and Title of Authorized Individual (Print or type)

ATTACHMENT IV -Page 1